                                                                  EXECUTION COPY



                           REVOLVING CREDIT AGREEMENT

                         Dated as of December 23, 1993



                                     Among



                             MERISEL AMERICAS, INC.
                                      and
                              MERISEL EUROPE, INC.
                                 as Borrowers,
                                 ------------



                                      and



                                 MERISEL, INC.
                                 as Guarantor,
                                 ------------



                           THE LENDERS PARTIES HERETO
                                  as Lenders,
                                  ----------



                               CITICORP USA, INC.
                                   as Agent,
                                   --------



                           NATIONSBANK OF TEXAS, N.A.
                                  as Co-Agent,
                                  -----------


                                      and


                                 CITIBANK, N.A.
                              as Designated Issuer
                              --------------------

                             MERISEL AMERICAS, INC.
                                      AND
                              MERISEL EUROPE, INC.

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----

                                   ARTICLE I
                       DEFINITIONS AND ACCOUNTING TERMS
     SECTION 1.01.  Certain Defined Terms..................................   2
     SECTION 1.02.  Computation of Time Periods............................  21
     SECTION 1.03.  Accounting Terms.......................................  21

                                  ARTICLE II
               AMOUNTS AND TERMS OF THE ADVANCES AND ACCEPTANCES
     SECTION 2.01.  The Revolving Facility Advances........................  21
     SECTION 2.02.  The Swing Line Advances................................  24
     SECTION 2.03.  Repayment..............................................  28
     SECTION 2.04.  Interest on Revolving Facility Advances
                    and Swing Line Advances................................  28
     SECTION 2.05.  Interest Rate Determination............................  29
     SECTION 2.06.  Bankers' Acceptances...................................  30
     SECTION 2.07.  The Bid Advances.......................................  36
     SECTION 2.08.  Prepayments............................................  40
     SECTION 2.09.  Reduction of Commitments...............................  41
     SECTION 2.10.  Increased Capital......................................  42
     SECTION 2.11.  Increased Costs........................................  42
     SECTION 2.12.  Illegality.............................................  42
     SECTION 2.13.  Removal of a Lender....................................  43
     SECTION 2.14.  Use of Proceeds........................................  44

                                  ARTICLE III
                  AMOUNTS AND TERMS OF THE LETTERS OF CREDIT
     SECTION 3.01.  The Letters of Credit..................................  44
     SECTION 3.02.  Issuing the Letters of Credit..........................  45
     SECTION 3.03.  Participation in Existing Letters of Credit............  46
     SECTION 3.04.  Reimbursement Obligations..............................  48
     SECTION 3.05.  Indemnification; Nature of Designated Issuer's Duties..  49
     SECTION 3.06.  Increased Costs........................................  51

                                  ARTICLE IV
                          TERMS OF PAYMENTS AND FEES
     SECTION 4.01.  Payments and Computations..............................  52
     SECTION 4.02.  Evidence of Debt.......................................  55
     SECTION 4.03.  Taxes..................................................  55
     SECTION 4.04.  Sharing of Payments, Etc...............................  57
     SECTION 4.05.  Fees...................................................  57

                                                                            Page
                                                                            ----
                                   ARTICLE V
                             CONDITIONS OF LENDING
     SECTION 5.01.  Initial Conditions Precedent...........................  59
     SECTION 5.02.  Conditions Precedent to Each Borrowing, Each Acceptance
                    and Discounting of Drafts and Each Issuance............  61

                                  ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES
     SECTION 6.01.  Representations and Warranties.........................  63
     SECTION 6.02.  Incorporation of Senior Note Purchase
                    Agreement Representations and Warranties...............  69

                                  ARTICLE VII
                 COVENANTS OF THE BORROWERS AND MERISEL PARENT
     SECTION 7.01.  Affirmative Covenants..................................  69
     SECTION 7.02.  Negative Covenants.....................................  78
     SECTION 7.03.  Incorporation of Certain Covenants.....................  85

                                 ARTICLE VIII
                               EVENTS OF DEFAULT
     SECTION 8.01.  Events of Default......................................  86

                                  ARTICLE IX
                         JOINT OBLIGATIONS AND MERISEL
                                PARENT GUARANTY
     SECTION 9.01.  Nature of Obligations of the Borrowers.................  91
     SECTION 9.02.  Merisel Parent Guaranty of the Borrowers' Obligations..  93
     SECTION 9.03.  Certain Undertakings of Lenders
                    Concerning Merisel Parent Guaranty.....................  96

                                   ARTICLE X
                                   THE AGENT
     SECTION 10.01.  Powers................................................  98
     SECTION 10.02.  Agent in its Capacity as a Lender.....................  98
     SECTION 10.03.  Independent Credit Analysis...........................  99
     SECTION 10.04.  General Immunity......................................  99
     SECTION 10.05.  Right to Indemnity.................................... 100
     SECTION 10.06.  Agent's Resignation................................... 100

                                  ARTICLE XI
                                 MISCELLANEOUS
     SECTION 11.01.  Amendments, Etc....................................... 101
     SECTION 11.02.  No Waiver; Remedies................................... 102
     SECTION 11.03.  Costs and Expenses.................................... 102
     SECTION 11.04.  Right of Set-off...................................... 103
     SECTION 11.05.  Binding Effect; Governing Law......................... 103
     SECTION 11.06.  Independence of Covenants............................. 104
     SECTION 11.07.  Severability.......................................... 104
     SECTION 11.08.  Entire Agreement...................................... 104
     SECTION 11.09.  Notices............................................... 104
     SECTION 11.10.  Change in Accounting Principles....................... 104

                                                                            Page
                                                                            ----
     SECTION 11.11.  Assignments and Participations........................ 105
     SECTION 11.12.  Execution in Counterparts............................. 109
     SECTION 11.13.  WAIVER OF JURY TRIAL.................................. 109
     SECTION 11.14.  Judgment.............................................. 110
     SECTION 11.15.  Submission to Jurisdiction............................ 110
     SECTION 11.16.  Indemnification....................................... 111
     SECTION 11.17.  Survival of Warranties and Certain Agreements......... 111
     SECTION 11.18.  Headings.............................................. 112

                                    EXHIBITS


     EXHIBIT A-1    Form of Revolving Facility Advance Note
     EXHIBIT A-2    Form of Swing Line Note
     EXHIBIT A-3    Form of Bid Note
     EXHIBIT B      Form of Notice of Revolving Facility Borrowing
     EXHIBIT C      Form of Notice of Swing Line Borrowing
     EXHIBIT D      Form of Notice of Bid Borrowing
     EXHIBIT E      Form of Transmittal Letter and Power of Attorney (to
                    complete Drafts)
     EXHIBIT F      Form of Power of Attorney (Drafts)
     EXHIBIT G      Form of Request for Acceptance Borrowing
     EXHIBIT H      Form of Power of Attorney (Letters of Credit)
     EXHIBIT I      Form of Letter of Credit Application
     EXHIBIT J      Form of Letter of Credit
     EXHIBIT K      Form of Compliance Certificate
     EXHIBIT L-1    Form of Opinion of Riordan & McKinzie, special counsel for the Borrowers and Merisel Parent
     EXHIBIT L-2    Form of Opinion of McCarthy Tetrault, special counsel for
                    Merisel Canada
     EXHIBIT M      Form of Merisel Canada Guaranty
     EXHIBIT N      Form of Assignment and Acceptance
     EXHIBIT O      Form of Designation Agreement
     EXHIBIT P      Form of Financial Condition/Solvency Certificate
     EXHIBIT Q      Form of Consent Letter

                                   SCHEDULES

     SCHEDULE I     Subsidiaries and Jurisdictions of Incorporation (Section
                    6.01(k)
     SCHEDULE II    Pending Litigation (Section 6.01(g))
     SCHEDULE III   Existing Letters of Credit (Section 6.01(p))
     SCHEDULE IV    Certain Liabilities (Section 6.01(e))

                           REVOLVING CREDIT AGREEMENT
                         Dated as of December 23, 1993



     This REVOLVING CREDIT AGREEMENT (as it may be amended, restated or otherwise modified from time to time, this "Agreement") is dated as of December 23, 1993 and is entered into by and among MERISEL AMERICAS, INC., a Delaware corporation ("Merisel Americas"), and MERISEL EUROPE, INC., a Delaware corporation ("Merisel Europe") (Merisel Americas and Merisel Europe each sometimes also being referred to individually as a "Borrower" and collectively as the "Borrowers"), MERISEL, INC., a Delaware corporation ("Merisel Parent"), as guarantor, THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (the "Financial Institutions"), CITICORP USA, INC. ("CUSA") as agent for the Lenders (as defined below), and CITIBANK, N.A. as Designated Issuer (as defined below).


                                    RECITALS

     WHEREAS, Merisel Parent, certain banks and CUSA, as agent, are parties to that certain Revolving Credit Agreement dated as of June 30, 1992 (as amended to the date hereof, the "Existing Credit Agreement"), the proceeds of which have been used to meet the working capital and general corporate purposes of Merisel Parent and its Subsidiaries (including entities which are the direct and indirect Subsidiaries of the Borrowers after giving effect to the restructuring described below);

     WHEREAS, Merisel Parent and its related group companies have undertaken a corporate restructuring, as part of which Merisel Parent has become a holding company and contributed substantially all of its operating assets to the Borrowers;

     WHEREAS, in connection with and to facilitate that restructuring, Merisel Parent and the Borrowers desire to replace the Existing Credit Agreement and to have the Borrowers assume the obligations of Merisel Parent with respect to any undrawn letters of credit issued under the Existing Credit Agreement and to use indebtedness incurred under this Agreement to refund and/or refinance indebtedness under the Existing Credit Agreement and to meet the further working capital and general corporate purposes of the Borrowers and their respective Subsidiaries;

     WHEREAS, (i) it is a condition precedent to the effectiveness of this Agreement that, as set forth in Article IX in particular of this Agreement, each Borrower be a co-obligor of the obligations hereunder of the other Borrower and
(ii) in addition, both Merisel Parent and Merisel Canada (which is presently a guarantor of obligations under the Existing Credit

Agreement and is a direct Subsidiary of Merisel Americas after the restructuring) desire to guaranty the Obligations; and

     WHEREAS, the parties hereto intend that indebtedness and obligations incurred under this Agreement shall constitute "Designated Senior Debt" under the Subordinated Notes (as defined below) and shall be at least pari passu in
                                                                ---- -----
right of payment with indebtedness evidenced by the Senior Notes (as defined below).

     NOW, THEREFORE, in consideration for the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrowers, Merisel Parent, the Financial Institutions, CUSA and the Designated Issuer agree as follows;


                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01.  Certain Defined Terms.  As used in this Agreement, the
                    ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Acceptance Borrowing" means a borrowing consisting of the acceptance and
      --------------------
discounting of Drafts on the same day by the Accepting Lenders.

     "Acceptance Usage" means, as of any date of determination, the sum of (i)
      ----------------
the aggregate face amount of outstanding unmatured Drafts plus (ii) the
                                                          ----
aggregate amount of all matured Drafts not theretofore paid by the Borrowers pursuant to Section 2.06. For purposes of this definition, any Draft which has been prepaid in full shall not be deemed to be outstanding.

     "Accepting Lenders" means, with respect to Drafts, the Lenders (except
      -----------------
CUSA) and the Designated Issuer acting on behalf of CUSA.

     "Advance" means a Revolving Facility Advance, a Swing Line Advance or a Bid
      -------
Advance.

     "Adverse Development" has the meaning specified in Section 7.01(m)(i).
      -------------------

     "Affiliate" means, as applied to any Person, any other Person controlling,
      ---------
controlled by or under common control with such Person.

     "Agent" means CUSA, in its capacity as agent hereunder and under the other
      -----
Loan Documents until a successor is appointed under Section 10.06, and thereafter shall mean such successor.

     "Applicable Lending Office" means, with respect to each Lender, such
      -------------------------
Lender's Domestic Lending Office in the case of a Base Rate Advance, Quoted Rate Advance or Draft and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

     "Applicable Margin" means, for any period set forth below, the percentage
      -----------------
set forth under such period in the table below:

                     Level I  Level II  Level III
                     Period    Period    Period
                     -------  --------  ---------

Eurodollar Margin      .7500     .8750     1.2500
Commitment Fee         .2500     .3750     0.5000
Commission             .7500     .8750     1.2500
Standby Fee            .7500     .8750     1.2500

     "Application" has the meaning specified in Section 3.02.
      -----------

     "Assignment and Acceptance" means an assignment and acceptance in
      -------------------------
substantially the form of Exhibit N hereto, entered into by a Lender and an assignee and accepted by the Agent pursuant to Section 11.11.

     "Base Rate" means, for any period, a fluctuating interest rate per
      ---------
annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

          (i) the rate of interest announced publicly by the Reference Bank in New York, New York, from time to time, as the Reference Bank's base rate; or

          (ii) 1/2 of 1% per annum above the latest three- week moving average of secondary market morning offering rates in the United States for one-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by the Reference Bank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by the Reference Bank from three New York certificate of deposit dealers of recognized standing selected by the Reference Bank, in either case adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%; or

           (iii)  for any day, 1/2 of 1% per annum above the Federal Funds Rate.

          "Base Rate Advance" means a Revolving Facility Advance or a Swing Line
           -----------------
Advance denominated in Dollars which bears interest with reference to the Base Rate.

          "Bid Advance" means an advance by a Lender to a Borrower as part of a
           -----------
Bid Borrowing resulting from the auction bidding procedure described in Section 2.07(a).

          "Bid Borrowing" means a borrowing consisting of simultaneous Bid
           -------------
Advances of the same Type from each of the Lenders whose offer to make one or more Bid Advances as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.07(a).

           "Bid Fee" has the meaning specified in Section 2.07(j).
            -------

           "Bid Note" means a promissory note of the Borrowers payable to the
           --------
order of a Lender, in substantially the form of Exhibit A-3, evidencing the indebtedness of the Borrowers to such Lender resulting from the Bid Advances of such Lender.

           "Bid Reduction" has the meaning specified in Section 2.01(a).
            -------------

           "Borrower" and "Borrowers" each has the meaning specified in the
            --------       ---------
Introduction to this Agreement.

           "Borrowing" means a Revolving Facility Borrowing, a Swing Line
            ---------
 Borrowing or a Bid Borrowing.

          "Business Day" means a day of the year on which banks in New York City
           ------------
or the City of Los Angeles are not authorized or required to close and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "Capital Lease" means a lease of property (whether real, personal or
           -------------
mixed) which should, in accordance with GAAP, be recorded as a capital lease.

          "Cash Equivalents" means readily marketable short term direct
           ----------------
obligations of the United States of America and certificates of deposit issued by commercial banks of recognized standing operating in the United States of America rated A or higher and prime commercial paper.

          "Closing Date" means the date on which all of the closing conditions
           ------------
in Section 5.01 are satisfied, which shall occur on or before December 23, 1993 or such later date as the Borrowers and the Agent may agree in writing.

          "Commercial Letter of Credit" means any letter of credit issued for
           ---------------------------
the account of a Borrower for the purpose of providing the principal payment mechanism in connection with the purchase of goods by that Borrower in the ordinary course of business.

          "Commission" means, with respect to the acceptance for discounting of
           ----------
a Draft, the applicable percentage (being a percentage per annum) indicated beside the reference to "Commission" in the definition of "Applicable Margin".

          "Commitment" means, for any Lender, its Revolving Facility Commitment,
           ----------
and, in the case of the Swing Line Lender, its Swing Line Commitment.

          "Commitment Fee" means, with respect to the commitment fee payable
           --------------
under clause (A) of Section 4.05(a), the applicable percentage (being a percentage per annum) indicated beside the reference to "Commitment Fee" in the definition of "Applicable Margin".

          "ComputerLand" means ComputerLand Corporation, a Delaware corporation.
           ------------

          "ComputerLand Acquisition" means the acquisition by Merisel Parent
           ------------------------
(acting through ComputerLand Acquisition Subsidiary) of the assets comprising the franchise and distribution division of ComputerLand.

          "ComputerLand Acquisition Subsidiary" means Merisel FAB, Inc., a
           -----------------------------------
Delaware corporation, a wholly-owned Subsidiary of Merisel Parent created to hold assets acquired in the ComputerLand Acquisition.

          "Consolidated" or "consolidated" shall be a reference to a particular
           ------------      ------------
Borrower or Merisel Parent, as indicated by the context, and that entity's Subsidiaries as if, in the case of either Merisel Americas or Merisel Europe, it were the ultimate parent or holding company for that group.

          "Consolidated Debt" means Debt (other than intercompany Debt) of a
           -----------------
particular Borrower or Merisel Parent (as indicated by the context) and its consolidated Subsidiaries.

          "Consolidated Debt Equivalents" means, as of any date of
           -----------------------------
determination, the aggregate of Consolidated Debt plus, with respect to a
                                                  ----
particular Borrower or Merisel Parent (as indicated by the context) and its consolidated Subsidiaries, the aggregate amount of liability assumed or net cash proceeds received in an accounts receivable securitization, transfer or sale (without duplication).

          "Consolidated EBITDA" means, for any period, with respect to a
           -------------------
particular Borrower or Merisel Parent (as indicated by the context) and its consolidated Subsidiaries, the sum of the amounts for such period of (i) Consolidated Net Income, (ii)
provisions for taxes based on income, (iii) Consolidated Interest Charges, (iv) total depreciation expense, (v) total amortization expense and (vi) other non-cash items reducing Consolidated Net Income less other non-cash items increasing
                                            ----
Consolidated Net Income and (without duplication) items described in clauses (a) through (g) of the proviso to the definition of Consolidated Net Income, all of the foregoing as determined in accordance with GAAP.

          "Consolidated Interest Charges" means, for any period, the sum of (i)
           -----------------------------
total interest expense during such period of a particular Borrower or Merisel Parent (as indicated by the context) and its consolidated Subsidiaries with respect to all Debt (including, without limitation, the interest component of Capital Leases), plus (ii) the discount expense on sales of commercial paper and
                 ----
fees associated with the sales of accounts receivable permitted under Section 7.02(f), all determined in accordance with GAAP.

          "Consolidated Net Income" means, for any period, the net income of a
           -----------------------
particular Borrower or Merisel Parent (as indicated by the context) and its consolidated Subsidiaries for such period, after (i) eliminating all intercompany items and (ii) deducting portions of income properly attributable to minority interests, if any, in the stock and surplus of such Subsidiaries, provided that there shall be excluded (a) the income of any Person accrued prior
- --------
to the date it became a Subsidiary of that Borrower or Merisel Parent (as the case may be) or was merged into or consolidated with that Borrower or Merisel Parent (as the case may be) or any of its Subsidiaries or such Person's assets were acquired by that Borrower or Merisel Parent (as the case may be) or any of its Subsidiaries, (b) any gains or losses on the sale or other disposition of investments permitted by Section 7.02(g) hereof or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses, (c) the proceeds of any life insurance policy, (d) earnings resulting from any reappraisal, revaluation or write-up of assets, (e) any deferred or other credit representing any excess of the equity in any Subsidiary of that Borrower or Merisel Parent (as the case may be) at the date of acquisition thereof over the amount invested in such Subsidiary, (f) any gain arising from the acquisition of any securities of that Borrower or Merisel Parent (as the case may be) or any Subsidiary of that Borrower or Merisel Parent (as the case may be) and (g) any reversal of any contingency reserve, except to the extent that provisions for such contingency reserve shall have been made from income arising during the most recently audited fiscal year.

          "Consolidated Net Worth" means, as of any date of determination, total
           ----------------------
consolidated assets of a particular Borrower or Merisel Parent (as indicated by the context) and its consolidated Subsidiaries minus total consolidated
                                               -----
liabilities of
that Borrower or Merisel Parent and its consolidated Subsidiaries, such assets and liabilities each to be determined in accordance with GAAP, including in the
                                                               ---------
determination of total consolidated liabilities Subordinated Debt.

          "Consolidated Tangible Net Worth" means, as of any date of
           -------------------------------
determination, the Consolidated Net Worth of a particular Borrower (as indicated by the context) less goodwill, patents, trademarks, organizational expense, deferred research and development costs, deferred marketing expenses and other intangible assets of such Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "Contingent Obligation" means, as applied to any Person, any direct or
           ---------------------
indirect liability, contingent or otherwise, of that Person with respect to any Debt, lease, dividend, letter of credit or other obligation of another Person, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made, or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet, income or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, in any case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

          "Debt" means (i) indebtedness for borrowed money; (ii) obligations
           ----
evidenced by bonds, debentures, notes or other similar instruments; (iii) obligations to pay the deferred purchase price of property or services (it being understood that Debt shall not include obligations both (a) classified as accounts payable, accrued liabilities or income taxes payable under GAAP and (b) incurred in the ordinary course of business); (iv) principal obligations as lessee under Capital Leases; (v) reimbursement obligations under letters of credit; (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above; (vii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA, and (viii) "Debt" as such term is defined in the Senior Note Purchase Agreement; provided that no
                                                       --------
obligation included in Debt shall be included in more than one of clauses (i) through (viii); provided further, that Debt shall not include any obligation
                -------- -------
under or resulting from any agreement for the sale, transfer or securitization of accounts receivable permitted by Section 7.02(f)(ii) and Section 7.02(a)(vii).

          "Default Rate" means, with respect to an Advance, amounts owed after a
           ------------
draw on a Letter of Credit or after discounting of a Draft, or other fees or amounts owed under this Agreement, a rate per annum equal at all times to 2% per annum in excess of the rate otherwise applicable for that particular Advance or other amount or fee.

          "Defaulting Lender" means, at any time, any of the Lenders who (i)
           -----------------
fails to pay to the Agent any amount payable by such Lender to the Agent with respect to its participation in any Existing Letter of Credit or in any Swing Line Advance, (ii) fails to make any Revolving Facility Advance to a Borrower required to be made by such Lender hereunder, (iii) fails to accept and discount any Draft required to be accepted and discounted hereunder, or (iv) fails to Issue any Letter of Credit required to be Issued hereunder; provided, however,
                                                            --------  -------
that a Lender shall not be considered a Defaulting Lender if such Lender's failure to make funds available under clauses (i) through (iv) of this paragraph resulted from a good faith dispute regarding whether payment of such funds was required under this Agreement.

          "Designated Bidder" means any affiliate of a Lender which (i) is
           -----------------
organized under the laws of the United States or any State thereof and (ii) shall have become a party hereto pursuant to Section 11.11(d).

          "Designated Issuer" means Citibank, N.A. or such other financial
           -----------------
institution that has been designated by CUSA for purposes of issuing Letters of Credit and accepting and discounting Drafts on its behalf.

          "Designation Agreement" means a designation agreement entered into by
           ---------------------
a Lender (other than a Designated Bidder) and a Designated Bidder, and accepted by the Agent, in substantially the form of Exhibit O hereto.

          "Discount Price" has the meaning specified in Section 2.06(b).
            --------------

          "Discount Rate" has the meaning specified in Section 2.06(b).
             -------------

          "Dollars" and the sign "$" each means the lawful money of the
           -------
United States.

          "Domestic Lending Office" means, with respect to any Lender, the
           -----------------------
office of such Lender specified as its "Domestic Lending Office" opposite its name on the signature pages of this Agreement, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

          "Draft" or "Drafts" means the drafts accepted and discounted by
           -----      ------
the Accepting Lenders pursuant to Section 2.06.

          "Employee Benefit Plan" means any Pension Plan, any employee welfare
           ---------------------
benefit plan, or any other employee benefit plan which is described in Section 3(3) of ERISA and which is maintained for employees of Merisel Parent or any ERISA Affiliate of Merisel Parent and that is not exempted from ERISA pursuant to regulations promulgated thereunder.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time and any successor statute.

          "ERISA Affiliate" means, as applied to any Person, any trade or
           ---------------
business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of
Section 414(b) and (c) of the Internal Revenue Code or Section 4001 of ERISA; provided, however, that no Foreign Subsidiary shall be considered an ERISA
- --------  -------
Affiliate unless at least one of such Subsidiary's employee benefit plans are subject to ERISA.

          "Eurocurrency Liabilities" has the meaning assigned to that term in
           ------------------------
Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender, the
           -------------------------
office of such Lender specified as its "Eurodollar Lending Office" opposite its name on the signature pages of this Agreement (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

          "Eurodollar Margin" means, with respect to a Eurodollar Rate Advance
           -----------------
comprising part of a Revolving Facility Borrowing, the applicable percentage (being a percentage per annum) indicated beside the reference to "Eurodollar Margin" in the definition of "Applicable Margin".

          "Eurodollar Rate" means, for any Interest Period for each Eurodollar
           ---------------
Rate Advance comprising part of the same Revolving Facility Borrowing or the same Bid Borrowing, as the case may be, an interest rate per annum equal to the rate obtained by dividing

(i) the rate per annum at which deposits in Dollars are offered by the principal office of the Reference Bank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) in an amount equal to the Reference Bank's Eurodollar Rate Advance two Business Days before the first day of such Interest Period by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

          "Eurodollar Rate Advance" means a Revolving Facility Advance which
           -----------------------
bears interest at a rate per annum determined on the basis of the Eurodollar Rate, as provided in Section 2.05(b), or a Bid Advance which bears interest at a rate per annum determined on the basis of the Eurodollar Rate, as provided in
Section 2.07(a).

          "Eurodollar Rate Reserve Percentage" for the Interest Period for any
           ----------------------------------
Eurodollar Rate Advance means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

           "Events of Default" has the meaning specified in Section 8.01.
            -----------------

           "Existing Credit Agreement" has the meaning specified in the
            -------------------------
Recitals to this Agreement.

          "Existing Letters of Credit" means the letters of credit issued under
           --------------------------
the Existing Credit Agreement that have not been drawn upon or expired as of the Closing Date and are listed on Schedule III hereto.

          "Federal Funds Rate" means, for any period, a fluctuating interest
           ------------------
rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

           "Federal Reserve Act" has the meaning specified in Section 2.06.
            -------------------

          "Fixed Rate" means, for the period for each Fixed Rate Advance
           ----------
comprising part of the same Bid Borrowing, the fixed interest rate per annum determined for such Advance, as provided in Section 2.07(a).

          "Fixed Rate Advance" means a Bid Advance which bears interest at a
           ------------------
fixed rate per annum determined as provided in Section 2.07(a).

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "Hazardous Materials" means (i) any oil, flammable substances,
           -------------------
explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other materials or pollutants which (a) pose a hazard to any property of Merisel Parent or any of its Subsidiaries or to Persons on or about such property or (b) cause such property to be in violation of any Hazardous Materials Laws; (ii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (iii) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any applicable provincial, local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sec. 1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sec. 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Sec. 1251, et seq.; applicable state statutes and (iv) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of any of the properties of Merisel Parent or any of its Subsidiaries or the owners and/or occupants of property adjacent to or surrounding any such property.

          "Hazardous Materials Claims" means any and all enforcement, clean-up,
           --------------------------
removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Hazardous Materials Laws, together with all claims made or threatened by any third party against Merisel Parent or any of its Subsidiaries or any of their respective properties relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

          "Hazardous Materials Laws" means any federal, state, provincial or
           ------------------------
local laws, ordinances, regulations, or policies now or hereafter existing or enacted relating to the environment, health and safety, any Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under or about any of the property of Merisel Parent or any of its Subsidiaries, including, without limitation, soil and groundwater conditions.

          "Incipient Default" means an event which would constitute an Event of
           -----------------
Default but for the requirement that notice be given or time elapse or both.

          "Interest Period" means, for each Advance comprising part of the same
           ---------------
Borrowing, the period commencing on the date of such Advance and ending on the last day of the period selected by a Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the day following the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be: (a) in the case of a Base Rate Advance, one month; (b) in the case of a Eurodollar Rate Advance, one, two, three or six months, as the Borrower may select in the applicable Notice of Revolving Facility Borrowing; (c) in the case of a Bid Advance bearing interest based on the Eurodollar Rate, a period of one, two, three or six months, as the Borrower may select in the applicable Notice of Bid Borrowing; (d) in the case of a Fixed Rate Advance, a period of not less than seven nor more than 180 days as the Borrower may select in the applicable Notice of Bid Borrowing; and (e) in the case of a Quoted Rate Advance, a period of not less than one nor more than thirty days as requested by the Borrower and agreed to by the Agent pursuant to
Section 2.05(c); provided, however, that:
                 --------  -------

                 (i) a Borrower may not select any Interest Period which ends after the Termination Date;

                 (ii) Interest Periods commencing on the same date for Revolving Facility Advances comprising part of the same Borrowing shall be of the same duration; and

                 (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that, in the case of any Interest Period for a Eurodollar
          --------
     Rate Advance, if
     such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

          "Interest Rate Agreement" means any interest rate swap agreement,
           -----------------------
interest rate cap agreement, interest rate collar agreement or other similar agreement.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as
           ---------------------
amended from time to time, and any successor statute.

          "Issue" means, with respect to any Letter of Credit, either issue, or
           -----
extend the expiry of, or increase the amount of, such Letter of Credit, and the terms "Issued" and "Issuance" shall have corresponding meanings.
       ------       --------

          "Issuing Lenders" means, with respect to the Letters of Credit, each
           ---------------
of the Lenders (except CUSA) and the Designated Issuer acting on behalf of CUSA, acting severally and not jointly, pursuant to the procedures and on the terms and conditions described in Article III.

          "L/C Liability" means, as of any date of determination, all then
           -------------
existing liabilities of the Borrowers to Citibank, N.A., CUSA or any Lender in respect of the Existing Letters of Credit, and all then existing liabilities of the Borrowers to the Issuing Lenders in respect of all other Letters of Credit Issued hereunder, whether or not such liability is contingent, and shall consist of the sum of (i) the maximum amount available to be drawn under the Letters of Credit and the Existing Letters of Credit (assuming compliance with all conditions for drawing) and (ii) the aggregate amount which has been paid by, and not reimbursed to, Citibank, N.A., CUSA or the other Lenders in respect of the Existing Letters of Credit or the Issuing Lenders in respect of any other Letters of Credit, plus all interest and fees thereon.

          "Lenders" means the Financial Institutions, each Eligible Assignee
           -------
becoming a party hereto pursuant to Section 11.11 and, except when used in reference to a Revolving Facility Advance, a Revolving Facility Borrowing, a Revolving Facility Commitment or a related term, each Designated Bidder.

          "Level I Period", "Level II Period" or "Level III Period" means a
           --------------    ---------------      ----------------
period of time during which the corresponding ratio set forth in the table below is applicable:

              Consolidated Debt
          Equivalents/Capital Ratio                   Period
          -------------------------                   ------

   equal to or
   less than                 .55:1.00                 Level I

   greater than              .55:1.00
   but equal to
   or less than              .60:1.00                 Level II

   greater than              .60:1.00                 Level III

For purposes of this definition, (a) the reference to "Consolidated Debt Equivalents/Capital Ratio" is a reference to the ratio more fully described in
Section 7.01(f) relating to the Borrowers (rather than to such ratio relating to Merisel Parent), (b) each change in the foregoing ratio shall be deemed to have occurred as of the date of the most recent financial statements delivered by the Borrowers pursuant to Section 7.01(m)(ii) or (iii) hereof, and (c) upon delivery of any financial statements reflecting such a change, any resulting change in the rate of any interest or fees payable hereunder shall be calculated and applied prospectively from the first day of the next month following the month in which such financial statements were delivered.

          "Letter of Credit" means (i) each Standby Letter of Credit and
           ----------------
Commercial Letter of Credit issued by the Issuing Lenders for the account of a Borrower pursuant to Article III and (ii) the Existing Letters of Credit so long as they remain outstanding or unreimbursed.

          "Lien" means any lien, mortgage, deed of trust, assignment, pledge,
           ----
security interest or other charge or encumbrance, or any preferential arrangement which has the practical effect of constituting a lien or security interest; provided, however, that any restrictions contained in any software
          --------  -------
license or any vendor repurchase right, territorial distribution or export restriction, authorized dealer requirement or any other restriction imposed by Merisel Parent's or its Subsidiaries' vendors to control the distribution channel for their products shall not constitute a "Lien" as defined herein.

          "Loan Documents" means this Agreement (including, without limitation,
           --------------
the guaranty of Merisel Parent in Article IX), the Notes, the Drafts, the Applications, the Letters of Credit, the Merisel Canada Guaranty and all other writings relating to this Agreement heretofore, now or hereafter executed by or on behalf of any Loan Party and delivered to the Agent or any Lender, together with all agreements, instruments or documents referred to therein or contemplated thereby.

          "Loan Parties" means the Borrowers, Merisel Parent and Merisel Canada.
           ------------

          "Majority Lenders" means, at any time, Lenders whose respective Total
           ----------------
Outstanding Pro Rata Shares are, in the aggregate, at least 60%; provided that
                                                                 --------
any Defaulting Lender shall have no right to vote hereunder until all amounts payable by such Defaulting Lender to the Agent have been paid, all Revolving Facility Advances required to be made by such Defaulting Lender to the Borrowers have been made and all Drafts required to be accepted and discounted by such Defaulting Lender have been accepted and discounted and the Revolving Facility Pro Rata Shares of the remaining Lenders shall be recalculated for purposes of any vote taken prior to such time on the basis of the aggregate principal amount of the Revolving Facility Advances then outstanding to each such Lender as a percentage of the total Revolving Facility Advances then outstanding to all of the Lenders other than the Defaulting Lender.

          "Merisel Americas" has the meaning specified in the Introduction to
           ----------------
this Agreement.

          "Merisel Canada" means Merisel Canada, Inc., a corporation organized
           --------------
under the laws of Ontario, Canada.

          "Merisel Canada Guaranty" means a guaranty, substantially in the form
           -----------------------
of Exhibit M hereto, executed and delivered by Merisel Canada, as it may hereafter be amended, restated or otherwise modified from time to time.

          "Merisel Europe" has the meaning specified in the Introduction to this
           --------------
Agreement.

          "Merisel Parent" has the meaning specified in the Introduction to this
           --------------
Agreement.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
           ------------------
Section 4001(a)(3) of ERISA and which is maintained for employees of Merisel Parent or any ERISA Affiliate of Merisel Parent.

          "Net Proceeds" means all cash or other proceeds received by a
           ------------
particular Borrower in connection with the issuance or sale of any common stock or preferred stock of that Borrower, net of all underwriting and other fees, including, without limitation, attorneys' and accountants' fees, original issue discount and all other costs and expenses of issuance.

          "Notes" means the Revolving Advance Facility Notes, the Swing Line
           -----
Notes and the Bid Notes.

          "Notice of Bid Borrowing" has the meaning specified in Section
           -----------------------
2.07(a).

          "Notice of Borrowing" means a Notice of Revolving Facility Borrowing,
           -------------------
Notice of Swing Line Borrowing or a Notice of Bid Borrowing, as the case may be.

          "Notice of Revolving Facility Borrowing" has the meaning specified in
           --------------------------------------
Section 2.01(b).

          "Notice of Swing Line Borrowing" has the meaning specified in Section
           ------------------------------
2.02(b).

          "Obligations" means all loans, advances, debts, liabilities,
           -----------
obligations, covenants and duties owing by the Borrowers to any Lender, the Agent, the Syndication Agent, the Designated Issuer, any Affiliate of any Lender, the Agent, the Syndication Agent or the Designated Issuer, or any Person entitled to indemnification pursuant to Section 11.03, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, acceptance and discounting of a Draft, issuance or amendment of a Letter of Credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Borrowers under this Agreement or any other Loan Document. Subject to the provisions of Section 9.01 but otherwise notwithstanding anything to the contrary in this Agreement or any other Loan Document, each Borrower shall be jointly and severally liable for the Obligations of the other Borrower.

          "Other Taxes" has the meaning specified in Section 4.05.
           -----------

          "Payment Office" means the principal office of the Reference Bank in
           --------------
New York City, located on the date hereof at 399 Park Avenue, New York, New York 10043 at which office accounts have been opened in the name of the Agent and the Borrowers.

          "Pension Plan" means any employee plan which is subject to Section 412
           ------------
of the Internal Revenue Code and which is maintained for employees of Merisel Parent or any ERISA Affiliate of Merisel Parent, other than a Multiemployer Plan.

          "Person" means an individual, partnership, corporation (including a
           ------
business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Quoted Rate" means, for any Interest Period for any Quoted Rate
           -----------
Advance, the rate per annum offered by the Agent to a

Borrower and agreed to by a Borrower for such Interest Period pursuant to
Section 2.05(c); provided, however, that if no rate per annum shall be agreed by
                 --------  -------
the Borrower and the Agent prior to 10:00 A.M. (Los Angeles time) on the first day of such Interest Period as the Quoted Rate for such Interest Period, the Quoted Rate for such Interest Period shall be equal to the Base Rate; provided
                                                                      --------
further, that in no event shall the rate be less than the one month Eurodollar
- -------
Rate plus the Eurodollar Margin plus one eighth of one percent (.125%).
     ----                       ----

          "Quoted Rate Advance" means an advance by a Lender to a Borrower which
           -------------------
bears interest at the Quoted Rate.

          "Reference Bank" means Citibank, N.A.
           --------------

          "Register" has the meaning specified in Section 11.11.
           --------

          "Restructuring" has the meaning specified in Section 5.01(d).
           -------------

          "Revolving Facility Advance" means an Advance by a Lender pursuant to
           --------------------------
Section 2.01.

          "Revolving Facility Advance Note" means a promissory note of the
           -------------------------------
Borrowers payable to a Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrowers to such Lender resulting from the Revolving Facility Advances owing to such Lender.

          "Revolving Facility Borrowing" means a borrowing consisting of
           ----------------------------
Revolving Facility Advances of the same Type made on the same day by the Lenders.

          "Revolving Facility Commitment" means, as to each of the Financial
           -----------------------------
Institutions, the amount set forth opposite its name under the heading "Revolving Facility Commitment" on the signature pages of this Agreement and as to each other Lender the amount set forth in the Register as its "Revolving Facility Commitment", as such amount may be reduced pursuant to Section 2.09. At the Closing Date, the aggregate of the Revolving Facility Commitments of all the Lenders is $150,000,000.

          "Revolving Facility Pro Rata Share" means, as to each Lender, such
           ---------------------------------
Lender's Revolving Facility Commitment divided by the aggregate of the Revolving Facility Commitments of all the Lenders, expressed as a percentage.

          "Revolving Facility Total RCA Liability" means, as of any date of
           --------------------------------------
determination, the outstanding aggregate amount of all Revolving Facility Advances, Acceptance Usage and L/C Liability.

          "Revolving Lender" means each Lender having a Revolving Facility
           ----------------
Commitment.

          "Senior Account" has the meaning specified in Section 2.01(b).
           --------------

          "Senior Note Purchase Agreement" means that certain Amended and
           ------------------------------
Restated Senior Note Purchase Agreement dated as of December 23, 1993 between Merisel Americas and the purchasers which are signatories thereto, as such Note Purchase Agreement may be amended, supplemented or otherwise modified from time to time to the extent permitted by this Agreement.

          "Senior Notes" means the 8.58% Notes Due June 30, 1997 in the
           ------------
aggregate principal amount of $100,000,000 issued by Merisel Americas pursuant to the Senior Note Purchase Agreement, as such Notes may be amended, supplemented or otherwise modified from time to time to the extent permitted under this Agreement.

          "Solvent", as applied to any Person, means, as at the date of
           -------
determination, that (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including Contingent Obligations) of such Person and (z) greater than the amount that will be required to pay the probable liabilities of such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person, (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction and (iii) such Person does not intend to incur, or does not believe or should not reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due.

          "Standby Fee" means, with respect to a Standby Letter of Credit, the
           -----------
applicable percentage (being a percentage per annum) indicated beside the reference to "Standby Fee" in the definition of "Applicable Margin".

          "Standby Letter of Credit" means a letter of credit which is not a
           ------------------------
Commercial Letter of Credit.

          "Subordinated Debt" means the Subordinated Notes and all other Debt of
           -----------------
the Borrowers subordinated in right of payment to the Obligations pursuant to documents containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to the Majority Lenders (or as set out in Section 7.02(b)).

          "Subordinated Note Purchase Agreement" means that certain Amended and
           ------------------------------------
Restated Subordinated Note Purchase Agreement dated as of December 23, 1993 among Merisel Americas and the purchasers listed on the signature pages thereof, as such Subordinated Note Purchase Agreement may be amended, supplemented or otherwise modified from time to time to the extent permitted under this Agreement.

          "Subordinated Notes" means the 11.28% Subordinated Notes Due March 10,
           ------------------
2000 in the aggregate principal amount of $22,000,000 issued by Merisel Americas pursuant to the Subordinated Note Purchase Agreement, as such Subordinated Notes may be amended, supplemented or otherwise modified from time to time to the extent permitted under this Agreement.

          "Subsidiary" means, as applied to any Person, any corporation of which
           ----------
50% or more of the outstanding voting securities of such corporation shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or by such Person and one or more of its Subsidiaries, or any similar business organization which is so owned or controlled.

          "Swing Line Advance" means an Advance by the Swing Line Lender
           ------------------
pursuant to Section 2.02.

          "Swing Line Borrowing" means a Borrowing consisting of a Swing Line
           --------------------
Advance made by the Swing Line Lender.

          "Swing Line Commitment" means the amount set forth opposite the Swing
           ---------------------
Line Lender's name on the signature pages hereof as its "Swing Line Commitment".

          "Swing Line Lender" means CUSA, in its individual capacity and not as
           -----------------
Agent hereunder.

          "Swing Line Note" means a promissory note of the Borrowers payable to
           ---------------
the order of the Swing Line Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrowers resulting from the Swing Line Advances.

          "Syndication Agent" means Citicorp Securities, Inc. in its capacity as
           -----------------
arranger of the syndicate of Lenders.

          "Taxes" has the meaning specified in Section 4.05.
           -----

          "Termination Date" means the earlier of (i) May 31, 1997 or (ii) the
           ----------------
date of termination in whole of the Revolving Facility Commitments pursuant to
Section 8.01.

          "Termination Event" means (i) a "Reportable Event" described in
           -----------------
Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under such regulations), or (ii) the withdrawal of Merisel Parent or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) or 4068(f) of ERISA, or (iii) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Pension Plan by the Pension Benefit Guaranty Corporation, or (v) any other event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (vi) the imposition of a Lien pursuant to
Section 412(n) of the Internal Revenue Code.

          "Total Capitalization" means with respect to the Borrowers or either
           --------------------
one of them, as the context requires, the aggregate of its or their Consolidated Debt Equivalents plus minority interests plus its or their Consolidated Net
                 ----                    ----
Worth, as set forth in each Borrower's consolidated balance sheet (but specifically including any letters of credit in the calculation of Consolidated Debt even if not shown on such balance sheet unless such letters of credit secure payment of an obligation which is already included in the calculation of Consolidated Debt), as determined in accordance with GAAP.

          "Total Facility Pro Rata Share" means, as to each Lender, the quotient
           -----------------------------
obtained by dividing (i) its Revolving Facility Commitment, by (ii) the aggregate of the Revolving Facility Commitments of the Lenders, expressed as a percentage.

          "Total Outstanding Pro Rata Share" means, as to each Lender, the
           --------------------------------
quotient obtained by dividing (i) the sum of the Revolving Facility Advances,
                     --------
Drafts and L/C Liability then owing to such Lender plus, in the case of a Lender other than the Swing Line Lender, such Lender's participation in all Swing Line Advances then outstanding or, in the case of the Swing Line Lender, the Swing Line Advances then outstanding (net of any participations therein purchased by other Lenders), by (ii) the sum of the Revolving Facility Advances, Drafts and
                --
L/C Liability then owing to all of the Lenders plus the outstanding Swing Line Advances, expressed as a percentage; provided that at any time when no Revolving
                                     --------
Facility Advances, Swing Line Advances, Drafts or Letters of Credit are outstanding, the Total Outstanding Pro Rata Share of each Lender shall be equal to its Total Facility Pro Rata Share.

          "Total RCA Liability" means as at any date of determination the sum of
           -------------------
(i) the aggregate principal amount of all Revolving Facility Advances outstanding at such date plus (ii) the aggregate principal amount of all Swing
                         ----
Line Advances outstanding at such date plus (iii) the L/C Liability determined
                                       ----
as of such date (it being understood that such L/C Liability shall include the amount of all Existing Letters of Credit as described in Section 3.03) plus (iv)
                                                                       ----
the Acceptance Usage determined as of such date.

          "Type" means, with reference to an Advance, a Base Rate Advance, a
           ----
Eurodollar Rate Advance, a Quoted Rate Advance or a Fixed Rate Advance.

          "UCC" means the Uniform Commercial Code as in effect from time to time
           ---
in the State of California.

          "United States" and "U.S." each means United States of America.
           -------------       ----

          SECTION 1.02.  Computation of Time Periods.  In this Agreement in the
                         ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

          SECTION 1.03.  Accounting Terms.  All accounting terms not
                         ----------------
specifically defined herein shall be construed in accordance with GAAP.


                                   ARTICLE II
               AMOUNTS AND TERMS OF THE ADVANCES AND ACCEPTANCES

          SECTION 2.01.  The Revolving Facility Advances.
                         -------------------------------

          (a)            The Revolving Facility Commitments.  Each Lender
                         ----------------------------------
severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Facility Advances to the Borrowers from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount (determined in Dollars) not to exceed at any time outstanding such Lender's Revolving Facility Commitment less such Lender's Revolving Facility Pro Rata Share of the aggregate amount of the Total RCA Liability then outstanding; provided that the aggregate amount of the Revolving Facility
             --------
Commitments of the Lenders shall be deemed used from time to time to the extent, but only to the extent, of the aggregate amount of the Bid Advances outstanding, and such deemed use of the aggregate amount of the Revolving Facility Commitments shall be applied to the Lenders ratably according to their respective Revolving Facility Commitments (such deemed use of the aggregate amount of the Revolving Facility Commitments resulting from the Bid Advances being the "Bid Reduction"). Each Revolving Facility Borrowing shall consist of
           -------------
Revolving Facility Advances of the same Type made in the same currency on the same day by the Lenders ratably according to their respective Revolving Facility Commitments. Each Revolving Facility Borrowing consisting of Base Rate Advances shall be in an aggregate amount not less than $500,000 and in integral multiples of $100,000 in excess thereof and each Revolving Facility Borrowing consisting of Eurodollar Rate Advances or Quoted Rate Advances shall be in an aggregate amount not less than $1,000,000 and in integral multiples of $100,000 in excess thereof. Within the limits of each Lender's Revolving Facility Commitment, the Borrowers may borrow, repay pursuant to Section 2.03, prepay pursuant to Section 2.08 and reborrow under this Section 2.01.

          (b)            Notice of Revolving Facility Borrowing.  Except as
                         --------------------------------------
provided in Section 2.01(g), each Revolving Facility Borrowing shall be made on notice received by the Agent from the Borrowers not later than (i) 9:00 A.M. (Los Angeles time) on the date of the proposed Borrowing in the case of a Base Rate Advance or a Quoted Rate Advance, and (ii) 9:00 A.M. (Los Angeles time) on the third Business Day before the requested date of the proposed Borrowing in the case of a Eurodollar Rate Advance. Each such notice of such a Borrowing (a "Notice of Revolving Facility Borrowing") shall be by telex, cable, telecopy or
 --------------------------------------
telephone, confirmed immediately in writing, in substantially the form of Exhibit B hereto, specifying therein (i) the requested date of such Borrowing,
(ii) the Type of Advances comprising such Borrowing, (iii) the aggregate amount of such Borrowing, (iv) in the case of a proposed Borrowing comprised of Eurodollar Rate Advances, the initial Interest Period for each such Advance and
(v) in the case of a Quoted Rate Advance, the interest rate per annum and Interest Period quoted by the Agent and agreed to by the Borrowers for such Borrowing. The Agent shall give prompt notice of such Notice of Revolving Facility Borrowing to each Lender and shall notify each Lender of the applicable interest rate under Section 2.04(a), (b) or (c). Not later than 11:30 A.M. (Los Angeles time) on the date of each Revolving Facility Borrowing, each Lender shall make available for the account of its Applicable Lending Office to the Agent at the Payment Office, such Lender's Revolving Facility Pro Rata Share of such Borrowing in Dollars and in same day funds. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in
Article V, the Agent will make such funds available to the Borrowers at the aforesaid Payment Office by depositing such funds into the Borrowers' designated account at the Payment Office (the "Senior Account").
                                    --------------

          (c)            No Liability of Agent. The Agent shall incur no
                         ---------------------
liability to any Borrower in acting upon any telephonic notice referred to above that the Agent believes in good faith to have been given by a duly authorized officer or other Person authorized to act on behalf of a Borrower or for otherwise acting in good faith under this Section 2.01.

          (d)            Notice of Revolving Facility Borrowing Irrevocable.
                         --------------------------------------------------
Each Notice of Revolving Facility Borrowing shall be irrevocable and binding on the Borrowers. In the case of any Revolving Facility Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrowers shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of

Revolving Facility Borrowing for such Revolving Facility Borrowing the applicable conditions set forth in Article V, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Facility Advance to be made by such Lender as part of such Revolving Facility Borrowing when such Revolving Facility Advance, as a result of such failure, is not made on such date.

          (e)            Reimbursement of Agent.  Unless the Agent shall have
                         ----------------------
received notice from a Lender, prior to the date of any Borrowing that such Lender is obligated to make, that such Lender will not make available to the Agent such Lender's Revolving Facility Pro Rata Share of such Revolving Facility Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with Section 2.01(b) and the Agent may, in reliance upon such assumption, make available on such date to the Borrowers a corresponding amount. If and to the extent that any Lender shall not have made available to the Agent, on the date of any Revolving Facility Borrowing referred to in Section 2.01(a), such Lender's Revolving Facility Pro Rata Share of such Revolving Facility Borrowing, such Lender and the Borrowers severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent, at (i) in the case of the Borrowers, the interest rate applicable at the time to the Revolving Facility Advances comprising such Revolving Facility Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Facility Advance as part of such Revolving Facility Borrowing for purposes of this Agreement.

          (f)            No Liability for Other Lenders.  The failure of any
                         ------------------------------
Lender to make the Revolving Facility Advance to be made by it as part of any Revolving Facility Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Facility Advance on the date of such Revolving Facility Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Facility Advance to be made by such other Lender on the date of any Revolving Facility Borrowing.

          (g)            Roll-Over Revolving Facility Advances.  If, on or
                         -------------------------------------
before the last day of any Interest Period of the Revolving Facility Advances comprising any Borrowing, the Borrowers shall fail to notify the Agent in writing that they intend to repay the principal amount of such Revolving Facility Advances (the "Roll-Over Revolving Facility Advances") on the last day
                        -------------------------------------
of such Interest Period, the Borrowers shall be deemed to have issued a

Notice of Revolving Facility Borrowing pursuant to Section 2.01(b), which Notice of Revolving Facility Borrowing shall be deemed to specify (i) that the requested date of the Borrowing shall be the last day of the Interest Period of the Roll-Over Revolving Facility Advances, (ii) that such Borrowing shall be comprised of Base Rate Advances, (iii) that such Borrowing shall be in an aggregate principal amount equal to the aggregate principal amount of the Roll-Over Revolving Facility Advances and (iv) that the Interest Period for such Revolving Facility Advances shall be one month; provided, however, that such
                                                --------  -------
Advances will not be made if the conditions set forth in Section 5.02 are not satisfied.

          SECTION 2.02.  The Swing Line Advances.
                         -----------------------

          (a)            The Swing Line Commitment.  The Swing Line Lender
                         -------------------------
agrees, on the terms and conditions hereinafter set forth, to make Swing Line Advances to the Borrowers from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed the lesser of (i) its Swing Line Commitment or (ii) the excess of the aggregate amount of the Revolving Facility Commitments of the Lenders less
                                                                          ----
the aggregate amount of the Total RCA Liability then outstanding and less the
                                                                     ----
aggregate amount of any Bid Reduction then in effect. Each Swing Line Borrowing shall be of Base Rate Advances and shall be in an aggregate amount not less than $50,000 or more than $5,000,000 and in integral multiples of $50,000. Within the limits set forth in this Section 2.02(a), the Borrowers may borrow, repay pursuant to Section 2.03, prepay pursuant to Section 2.08 and reborrow under this Section 2.02(a).

          Notwithstanding the foregoing, the Swing Line Lender's obligation to make Swing Line Loans will be subject to the following limitation: for at least one point in time in each calendar month there shall be no Swing Line Advances outstanding (with nothing in this sentence preventing the Borrowers from repaying and reborrowing all outstanding Swing Line Advances on the same day).

          (b)            Notice of Swing Line Borrowing.  Except as provided in
                         ------------------------------
Section 2.01(g), each Swing Line Borrowing shall be made on notice received by the Agent from the Borrowers not later than 12:00 noon (Los Angeles time) on the date of the proposed Borrowing. Each such notice of such a Borrowing (a "Notice
                                                                          ------
of Swing Line Borrowing") shall be by telex, cable, telecopy or telephone,
- -----------------------
confirmed immediately in writing, in substantially the form of Exhibit C hereto, specifying therein the requested date and aggregate amount of such Borrowing. The Agent shall give prompt notice of such Notice of Swing Line Borrowing to the Swing Line Lender and shall notify the Swing Line Lender of the applicable interest rate under Section 2.04(a). Upon fulfillment of the applicable conditions set forth in Article V, the Swing Line Lender will make the amount of such Borrowing available to the Borrowers at the Payment Office by depositing such funds into the Senior Account.

          (c)            No Liability of Agent.  The Agent shall incur no
                         ---------------------
liability to any Borrower in acting upon any telephonic notice referred to above that the Agent believes in good faith to have been given by a duly authorized officer or other Person authorized to act on behalf of a Borrower or for otherwise acting in good faith under this Section 2.02.

          (d)            Roll-Over Swing Line Advances.  If, on or before the
                         -----------------------------
last day of any Interest Period for any Swing Line Advance, the Borrowers shall fail to notify the Agent in writing that they intend to repay the principal amount of such Swing Line Advance (the "Roll-Over Swing Line Advance") on the
                                        ----------------------------
last day of such Interest Period, the Borrowers shall be deemed to have issued a Notice of Swing Line Borrowing pursuant to Section 2.02(b), which Notice of Swing Line Borrowing shall be deemed to specify that the requested date of the Borrowing shall be the last day of the Interest Period of the Roll-Over Swing Line Advance, and that such Borrowing shall be in a principal amount equal to the principal amount of the Roll-Over Swing Line Advance; provided, however,
                                                          --------  -------
that such Advance will not be made if the conditions set forth in Section 5.02 or the requirements of the second paragraph of Section 2.02(a) are not satisfied.

          (e)            Participation in Swing Line Advances.  Immediately upon
                         ------------------------------------
the making of each Swing Line Advance, the Swing Line Lender shall be deemed to have sold and transferred to each Revolving Lender, and each Revolving Lender shall be deemed to have purchased and received from such Swing Line Lender, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Swing Line Advance and the obligations of the Borrowers with respect thereto in an amount equal to such Revolving Lender's Revolving Facility Pro Rata Share; provided, however, that (i) no Revolving
                                   -----------------
Lender shall be required to fund its participation in any such Swing Line Advance until demand therefor is made by the Swing Line Lender pursuant to
Section 2.02(f)(ii) hereof, and (ii) no Revolving Lender shall be entitled to share in any payments of principal or interest in respect of its participation in any such Swing Line Advance except to the extent set forth in Section 2.02(f)(ii) hereof with respect to any such participation which has been funded by such Revolving Lender as provided therein.

          (f)            Settlement of Swing Line Advances.
                         ---------------------------------

                 (i) At any time when any Swing Line Advances are outstanding, upon request by the Swing Line Lender, the Agent may give to the Revolving Lenders a Notice of Borrowing for Revolving Facility Advances which are Base Rate Advances on behalf of a Borrower, in each case in an amount equal to the aggregate amount of Swing Line Advances then outstanding (or such lesser amount as the Swing Line Lender shall specify). Upon receipt of any such Notice of Borrowing, each Revolving Lender shall, on or before the time specified by the Agent (which in no event shall be earlier than 8:00 A.M. nor later than 1:00 P.M. (Los Angeles time) on the Business Day following the date on which such Notice of Borrowing is given), make available to the Agent for the account of its Applicable Lending Office such Revolving Lender's ratable portion of such Borrowing by depositing same day funds in the Payment Account. The proceeds of any such Borrowing shall be distributed by the Agent to the Swing Line Lender (subject to the provisions of Section 2.02(f)(iv) below) as a prepayment of all or a portion of the Swing Line Advances then outstanding.

                 (ii) In addition to the right of the Swing Line Lender to require a Borrowing under Section 2.02(f)(i), the Swing Line Lender may at any time and from time to time make demand on each Revolving Lender for payment of its participation in each Swing Line Advance then outstanding, and upon receipt of any such demand each Revolving Lender shall (subject to Section 2.02 (f) (iv) below) promptly fund such participation by paying to the Agent at the Payment Account, for the account of the Swing Line Lender, the amount of such participation in same day funds. With respect to each such participation in any Swing Line Advance which is funded by any Revolving Lender, the Swing Line Lender shall promptly pay to the Agent, and the Agent shall promptly pay to such Revolving Lender, in lawful money of the United States and in the kind of funds so received, an amount equal to such Revolving Lender's ratable share of all payments received by the Swing Line Lender in respect of (A) the principal of such Swing Line Advance, and (B) interest on such Swing Line Advance for the period from and after the date on which such participation was funded. If any payment received by the Swing Line Lender on account of any Swing Line Advance and distributed to any Revolving Lender as a participant under the preceding sentence is thereafter recovered from the Swing Line Lender in connection with any bankruptcy or insolvency proceeding relating to a Borrower or otherwise, each Revolving Lender which received such distribution shall, upon demand by the Swing Line Lender through the Agent, repay to the Swing Line Lender such Revolving Lender's ratable share of the amount so recovered together with such Revolving Lender's ratable share (according to the proportion of (l) the amount of such Revolving Lender's required prepayment to (2) the total amount so recovered) of any interest or other amount paid or payable by the Swing Line Lender in respect of the total amount so recovered. Each Borrower agrees that any Revolving Lender purchasing a participation in any Swing Line Advance hereunder may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of that Borrower or any other Borrower in the amount of such participation.

                 (iii) Anything contained herein to the contrary notwithstanding (but subject to Section 2.02(f)(iv) below), the obligation of each Revolving Lender to make any Revolving Advance pursuant to Section 2.02(f)(i) or to fund its participation in any Swing Line Advances pursuant to Section 2.02(f)(ii) shall be absolute and unconditional and shall not be subject to any conditions set forth in Article V hereof or otherwise affected by any circumstance including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender or any Loan Party; (B) the occurrence or continuance of an Incipient Default or Event of Default; (C) any adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party; (D) any breach of this Agreement by any Borrower, Merisel Parent or any other Lender; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                 (iv) Notwithstanding Section 2.02(f)(iii) above, if at the time that any Revolving Lender is required to make any Revolving Advance or fund any participation pursuant to Section 2.02(f)(i) or (ii) above, a Borrower would not otherwise be entitled to obtain a Borrowing as a result of the failure of any of the conditions set forth in Article V hereof, the obligation of each Revolving Lender to make any such Revolving Advance or to fund any such participation with respect to any Swing Line Advance shall be subject to the condition that at least one of the following is true: (A) the Swing Line Lender shall have believed in good faith that all conditions under Article V to the making of such Swing Line Advance were satisfied at the time such Swing Line Advance was made, or (B) such Revolving Lender shall have had actual knowledge, by receipt of the statements required pursuant to Section 7.01 or otherwise, that any such condition had not been satisfied and failed to notify the Agent in writing that such Revolving Lender had no obligation to make Revolving Advances until such condition was satisfied (which notice shall be effective as of the date of receipt by the Agent), or (C) the satisfaction of any such condition not satisfied shall have been waived by all Lenders prior to or at the time such Swing Line Advance was made. Anything contained in this Section 2.02(f) to the contrary notwithstanding, the amount to be distributed by the Agent to the Swing Line Lender under this Section 2.02(f) shall be reduced to the extent that any Revolving Lender shall refuse to fund its portion of any Revolving Advance or participation with respect to the Swing Line Lender as a result of the failure of the conditions set forth above.

                 (v) Each Borrower irrevocably authorizes (A) the Swing Line Lender to request and the Agent to give any Notice of Borrowing pursuant to
Section 2.02(f)(i), (B) the Revolving Lenders to make the Revolving Advances pursuant to such Notice of Borrowing, and (C) the Agent to distribute the proceeds thereof as provided herein.

                 (vi) If and to the extent that any Revolving Lender shall not have funded any Revolving Advance or its participation in any Swing Line Advance when required pursuant to Section 2.02(f)(i) or (ii), such Revolving Lender agrees to pay to the Agent forthwith on demand, for the account of the Swing Line Lender, in addition to the amount required to fund such Revolving Advance or participation, as the case may be, an amount equal to interest thereon at the Federal Funds Rate for each day from the date such amount became due until paid in full.

          SECTION 2.03.  Repayment.  Subject to Section 2.01(g) and 2.02(d),
                         ---------
each Borrower shall, in accordance with Article IV, repay to each Lender the principal amount of each Revolving Facility Advance and each Swing Line Advance made to it by such Lender on the last day of the Interest Period for such Advance. All Revolving Facility Advances, all Swing Line Advances and all other amounts then owed hereunder shall be paid in full no later than the Termination Date.

          SECTION 2.04.  Interest on Revolving Facility Advances and Swing Line
                         ------------------------------------------------------
Advances.  The Borrowers shall pay interest on the unpaid principal amount of
- --------
each Revolving Facility Advance and each Swing Line Advance made by each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

          (a) If a Base Rate Advance, then at a rate per annum equal at all times during the Interest Period for such Revolving Facility Advance or Swing Line Advance to the Base Rate in effect from time to time, payable in arrears on the fifth day after the end of each calendar quarter for the immediately preceding quarter and on the date such Base Rate Advance shall be paid in full and on the Termination Date;

          (b) If a Eurodollar Rate Advance, then at a rate per annum equal at all times during the Interest Period for such Revolving Facility Advance to the sum of the Eurodollar Rate for such Interest Period plus the
                                                                   ----
Eurodollar Margin, payable (i) in arrears on the last day of such Interest Period in the event the Interest Period for such Eurodollar Rate Advance is three months or less, (ii) in arrears on the fifth day following the end of each three-month period for such three-month period and on the date such Eurodollar Rate Advance shall be paid in full in the event the Interest Period for such Eurodollar Rate Advance is longer than three months and (iii) in any case, on the Termination Date; and

          (c) If a Quoted Rate Advance, then at a rate per annum equal at all times during such Interest Period for such Revolving Facility Advance to the Quoted Rate for such Interest Period, payable in arrears on the last day of such Interest Period and on the Termination Date;

provided, however, that after the occurrence and during the continuation of any
- --------  -------
Event of Default, the Revolving Facility Advances or the Swing Line Advances shall, to the extent permitted by law, bear interest (including post-petition interest in any proceeding under applicable bankruptcy laws), from the date on which such Event of Default shall have occurred until such amount is paid in full, payable on demand, at the Default Rate. For the purpose of the Interest Act (Canada), the interest rate applicable to Eurodollar Rate Advances expressed as an annual rate is equivalent to the rate specified herein multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360. Notwithstanding the payment of such late charge or additional interest or the obligation to pay such late charge or additional interest, the failure of any Borrower to pay any interest due on the unpaid principal amount of any Revolving Facility Advance or any Swing Line Advance on the date due shall be, subject to the grace periods provided in Article VIII, an Event of Default.

          SECTION 2.05.  Interest Rate Determination.
                         ---------------------------

          (a) The Agent shall give prompt notice to the relevant Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.04(a) or (c) and the applicable rate furnished by the Reference Bank for the purpose of determining the applicable interest rate under
Section 2.04(b).

          (b) If, with respect to any Eurodollar Rate Advances, the Agent or the Majority Lenders shall determine, each in their respective sole discretion, that the Eurodollar Rate, for any Interest Period for such Revolving Facility Advances, will not adequately reflect the cost to the Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrowers and the Lenders, whereupon the obligation of the Lenders to make Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

          (c) A Borrower may, by notice given to the Agent not later than 9.00 A.M. (Los Angeles time) on the day of any proposed Quoted Rate Borrowing and specifying the date, aggregate amount and Interest Period for such proposed Quoted Rate Borrowing, request a quotation of the rate per annum which would apply to such a Quoted Rate Borrowing. The Agent may, if it elects to do so, quote such rate per annum for such proposed Borrowing as it deems appropriate in its sole discretion, provided that such rate shall not be less
                                    --------
than the rate set forth in the final proviso of the definition of "Quoted Rate". In the event that the Borrower agrees to the rate quoted by the Agent, the Borrower may request a Quoted Rate Borrowing on such Business Day by delivering to the Agent a Notice of Revolving Facility Borrowing containing such rate and the other terms of such Borrowing. Promptly after its receipt of such Notice of Revolving Facility Borrowing, the Agent shall send to the Borrower a written confirmation of such Quoted Rate and Interest Period and the aggregate principal amount of Revolving Facility Advances subject thereto and, unless the Borrower shall object thereto within one Business Day after receiving such confirmation, such confirmation shall be conclusive and binding for all purposes, provided, that if the Borrower shall make a timely objection as to the
          --------
rate or term set forth in such confirmation, such Advances shall bear interest at the Base Rate for an Interest Period beginning on the date of such Borrowing.

          SECTION 2.06.  Bankers' Acceptances.
                         --------------------

          (a)            Bankers' Acceptances.  Subject to the terms and
                         --------------------
conditions of this Agreement and in reliance upon the representations and warranties of the Borrowers and Merisel Parent set forth herein, each Accepting Lender severally agrees, in accordance with the provisions of Section 2.06(b), to accept and discount Drafts in Dollars drawn by the Borrowers on such Accepting Lender in an aggregate amount not to exceed at any time outstanding such Lender's Revolving Facility Commitment less such Lender's Revolving
                                            ----
Facility Pro Rata Share of the aggregate amount of the Total RCA Liability then outstanding and less such Lender's Revolving Facility Pro Rata Share of any Bid
                ----
Reduction then in effect; provided that (i) the maturity date of each Draft
                          --------
drawn as part of the same Acceptance Borrowing shall be the same and shall not be later than the Termination Date, and (ii) the Accepting Lenders shall have no obligation to accept and discount Drafts that are not eligible for acceptance under the provisions of the Federal Reserve Act (12 U.S.C. (S) 372, the "Federal
                                                                         -------
Reserve Act").  Each Acceptance Borrowing shall consist of Drafts drawn on and
- -----------
accepted and discounted by the Accepting Lenders ratably according to their respective Revolving Facility Commitments. Each Acceptance Borrowing shall be for Drafts denominated in Dollars and in an aggregate face amount of not less than $5,000,000 and in integral multiples of $500,000 in excess thereof. Each such Acceptance Borrowing shall be given effect in the calculation of the Acceptance Usage and shall require the satisfaction of each condition relating to Drafts set forth in Sections 5.01 and 5.02.

          The obligation of the Accepting Lenders to accept and discount Drafts shall be several and not joint and the failure of any Accepting Lender to accept and discount Drafts on any date shall not relieve any other Accepting Lender of its obligation hereunder to accept and discount Drafts on such date but no Accepting Lender shall be responsible for the failure of any other Accepting Lender to accept and discount the Drafts to be accepted and discounted by such other Accepting Lender on such date.

          (b)            Provisions Relating to Acceptance of Drafts.  In order
                         -------------------------------------------
to facilitate the acceptance financing herein described, the Borrowers will from time to time deliver to each Accepting Lender, under cover of a letter in the form of Exhibit E hereto, a supply of Drafts executed on behalf of the Borrowers, but with the date, the face amount and the maturity thereof left blank, and each Accepting Lender agrees to hold such Drafts pursuant to the terms hereof and in so doing to give such Drafts the same physical care and to provide the same safeguards as are afforded similar property of such Accepting Lender. As an alternative to the procedure described in the preceding sentence, any Accepting Lender may agree, at the request of the Borrowers and subject to delivery to such Accepting Lender (with a copy to the Agent) of a power of attorney executed by the Borrowers in substantially the form of Exhibit F hereto, to sign Drafts in the name of the Borrowers for completion in accordance with this Section. On each occasion on which a Borrower desires to utilize this acceptance financing facility, it shall request an Acceptance Borrowing by telephone to the Agent (which request shall be made not later than 9:00 A.M. (Los Angeles time) one Business Day prior to the day on which the Borrower desires the Accepting Lenders to accept and discount any Drafts followed by prompt confirmation in writing by delivering to the Agent a letter in the form of Exhibit G hereto) specifying (i) the aggregate face amount at maturity (which shall be 30, 60 or 90 days sight) of Drafts to be accepted for the Borrower (which aggregate face amount shall be equal to $5,000,000 or an integral multiple of $500,000 in excess of that amount), (ii) the date (which shall be a Business Day) on which the acceptance and discount is to occur and (iii) if applicable, the type and location of shipment and of destination of goods the purchase of which is being financed. The Agent shall give prompt notice of the Borrower's request to each of the Accepting Lenders and shall notify each Accepting Lender of the face amount at maturity of the Draft to be accepted and discounted by such Accepting Lender based upon such Accepting Lender's Revolving Facility Pro Rata Share of the face amount of Drafts specified in such request. Not later than 11:30 A.M. (Los Angeles time) on the date of discount, each Accepting Lender shall, subject to the right of the Borrower to withdraw its request for acceptance of such Draft as provided in the last paragraph of this
Section 2.06(b), (i) fill in the date, the face amount at maturity of its Draft (which face amount shall be such Accepting Lender's Revolving Facility Pro Rata Share of the amount of the financing requested) and the date of maturity thereof; (ii) accept and discount such Draft drawn on it, and (iii) make available for the account of its Applicable Lending Office to the Agent, at such account maintained at the Payment Office for Dollars, in same day funds, the discount price (the "Discount Price"), being an amount equal to the face amount
                     --------------
of such Draft to be accepted less the sum of (x) the Discount Rate (as hereinafter defined) applied to such face amount for the period from the date of acceptance to maturity plus (y) the Commission applied to such face amount for
                       ----
such period.  After
the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article V, the Agent will make such funds available to the Borrowers at the aforesaid Payment Office by depositing such funds into the Senior Account.

          Unless the Agent shall have received notice from an Accepting Lender, prior to the date of any Acceptance Borrowing, that such Accepting Lender will not make available to the Agent the Discount Price of the Draft evidencing such Accepting Lender's share of such Acceptance Borrowing, the Agent may assume that such Accepting Lender has made such amount available to the Agent on the date of such Acceptance Borrowing in accordance with this Section and the Agent may, in reliance upon such assumption, make available on such date to the Borrowers a corresponding amount. If and to the extent that any Accepting Lender shall not have made available to the Agent, on the date of any Acceptance Borrowing, the Discount Price of such Accepting Lender's Draft, such Accepting Lender and the Borrowers severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent, at (i) in the case of the Borrowers the Discount Rate (as hereinafter defined) and (ii) in the case of such Accepting Lender, the Federal Funds Rate. If such Accepting Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute the amount of such Accepting Lender's Draft for purposes of this Agreement.

          As used herein, the "Discount Rate" in respect of any Draft or Drafts
                               -------------
being discounted shall mean a rate per annum equal to the applicable discount rate of the Designated Issuer determined by the Designated Issuer one Business Day prior to the date of discount prior to 10:00 A.M. (Los Angeles time) for bankers' acceptances eligible for discounting having maturities comparable to the maturities of such Drafts and with a face amount equal to the aggregate amount thereof and denominated in Dollars. The Agent shall notify the Borrowers and each Accepting Lender by telephone of the Discount Rate applicable to such Drafts no later than 11:00 A.M. (Los Angeles time) one Business Day prior to the date of discount thereof. The Borrowers shall have the right not to accept such Discount Rate concurrently upon being so notified, and any such refusal or failure by the Borrowers to accept such Discount Rate shall be deemed to be a withdrawal by the Borrowers of their request for acceptance of such Drafts. The Discount Rate and the Commission in respect of any Draft shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

          (c)            The Borrowers' Representations and Warranties.  Each
                         ---------------------------------------------
Borrower represents and warrants, with respect to each Draft accepted and discounted at its request, that prior to any request that the Accepting Lenders accept and discount Drafts under Section 2.06(b) the Borrowers shall have entered into one or more bona fide contracts specifically providing for the transactions to which such Drafts relate having an aggregate value not less than the face amount of such Drafts; that completion of such transactions is anticipated to occur on or before the maturity date of such Drafts; that the maturity of such Drafts will be consistent with the period usually and reasonably necessary to finance transactions of such kind; and that the Borrowers will not have outstanding any other financing of such transactions. In the event that the Accepting Lenders shall notify the Borrowers in writing as to the addition or modification of any requirements for eligibility for discount of Drafts under the Federal Reserve Act, each Borrower shall represent and warrant, with respect to each Draft accepted and discounted at its request, that such Drafts satisfy such additional or modified requirements for eligibility for discount under the Federal Reserve Act.

          (d)            Indemnification; Increased Costs.  In the event that
                         --------------------------------
any Draft for any reason whatsoever is deemed by any Accepting Lender not to be eligible for discount under the Federal Reserve Act, the Borrowers agree to indemnify such Accepting Lender, on demand, for any and all additional costs, expenses or damages incurred by it, directly or indirectly, arising out of such ineligibility, including, without limitation, any costs of maintaining reserves in respect of any such Draft and any costs or expenses arising in any manner from the illiquidity of the market for ineligible bankers' acceptances. A certificate as to such additional amounts submitted to the Borrowers by such Accepting Lender shall be final, conclusive and binding, absent manifest error.

          If at any time after the date hereof the introduction of or any change in any applicable law, rule or regulation or in the interpretation or the administration thereof by any governmental authority charged with the interpretation or administration thereof, or the compliance by any Accepting Lender with any requests made after the date hereof directed by any such authority (whether or not having the force of law) shall, with respect to any Draft accepted and discounted by any Accepting Lender hereunder, subject such Accepting Lender to any tax, duty or other charge or impose, modify or deem applicable any reserve, special deposit or similar requirements against assets of, deposits with or for the account of, or credit extended by such Accepting Lender, or shall impose on such Accepting Lender any other conditions affecting Drafts accepted hereunder, and the result of any of the foregoing is to increase the cost to such Accepting Lender of accepting and discounting Drafts or to reduce the amount of any sum received or receivable by such Accepting Lender hereunder with respect to Drafts by an amount deemed by such Accepting Lender to be material, then, upon demand by such Accepting Lender, the Borrowers shall pay to such Accepting Lender such additional amount or amounts as will compensate such Accepting Lender for such increased cost or reduction with respect to Drafts discounted and accepted at the request of the Borrowers. A certificate submitted to the Borrowers by such Accepting Lender setting forth the basis for the determination of such additional amount or amounts necessary to compensate such Accepting Lender as aforesaid shall be final, conclusive and binding, absent manifest error.

          In consideration of the Accepting Lenders' accepting and discounting Drafts hereunder, the Borrowers agree to indemnify and hold the Accepting Lenders harmless from and against any and all (i) stamp taxes, recording taxes and fees, and filing taxes and other fees payable in connection with Drafts accepted and discounted at the request of the Borrowers or the provisions of this Agreement relating to the acceptance and discounting of Drafts, and (ii) actions, claims (groundless or otherwise), damages, losses, liabilities, fines, penalties, costs and expenses of every nature, including reasonable fees and disbursements of counsel, (x) suffered or incurred by an Accepting Lender by reason of its having accepted and discounted Drafts at the request of the Borrowers as provided herein, or (y) suffered or incurred by an Accepting Lender in exercising or preserving any of its respective rights hereunder, or (z) otherwise arising out of or relating to this Section 2.06 or any Drafts accepted and discounted by an Accepting Lender at the request of the Borrowers; provided,
                                                                       --------
however, that said indemnification of an Accepting Lender shall not apply to the
- -------
extent that any such action, claim, damage, loss, liability, fine, penalty, cost or expense arises out of or is based upon the willful misconduct or gross negligence of such Accepting Lender. In no event, however, shall an Accepting Lender be liable to any Borrower except for its willful misconduct or gross negligence.

          The Agent shall incur no liability to the Borrowers by relying upon any telephonic instructions with respect to any Draft received from any Person that the Agent believes in good faith to have been given by a duly authorized officer or other Person authorized to give such instructions on behalf of any Borrower or for otherwise acting in good faith under this Section 2.06 and the Agent shall not be liable for any errors, omissions, delays or interruptions in the transmission of such instructions.

          (e)            Increased Capital.  If any Accepting Lender determines
                         -----------------
that the introduction of or any change, at any time after the date hereof, in or in the interpretation of any law or regulation or any guideline or any request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Accepting Lender or any corporation controlling such Accepting Lender and that the amount of such capital is increased by or based upon the existence of such Accepting Lender's commitment to accept and discount Drafts, then, upon demand by such Accepting Lender (with a copy of such demand to the Agent), the Borrowers shall immediately pay to the

Agent for the account of such Accepting Lender, from time to time as specified by such Accepting Lender, additional amounts sufficient to compensate such Accepting Lender in the light of such circumstances, to the extent that such Accepting Lender reasonably determines such increase in capital to be allocable to the existence of such Accepting Lender's commitment to accept and discount Drafts. A certificate as to such amounts, showing in reasonable detail the basis for calculation thereof, submitted to the Borrowers by such Accepting Lender, shall be conclusive and binding for all purposes, absent manifest error. Such Accepting Lender may use any reasonable basis and may make any reasonable assumptions (including, without limitation, assumptions regarding the method of accepting and discounting Drafts) for the calculation of such amounts.

          (f)            Payment of Drafts by the Borrowers.  The Borrowers
                         ----------------------------------
agree to pay to the Agent the face amount of each Draft accepted and discounted at the Borrowers' request by each Accepting Lender, in same day funds on or before such Draft's maturity date; provided that, in the event the maturity of
                                   --------
the Obligations is accelerated pursuant to Section 8.01, the face amount of such Draft shall thereupon become immediately due and payable. Thereafter, the Agent will promptly cause to be distributed to such Accepting Lender for the account of its Applicable Lending Office like funds relating to the payment by the Borrowers of the amount of such Draft. Each Borrower's obligation under this clause (f) shall be unconditional and irrevocable and not subject to any qualification or exception whatsoever. In the event that the Borrowers fail to pay the face amount of any Draft accepted and discounted by the Designated Issuer at its maturity, CUSA shall promptly pay to the Designated Issuer the face amount of such Draft, and thereafter, the Borrowers shall be obligated to pay the face amount of such Draft to CUSA. In addition, in the event that the Borrowers fail to pay the face amount of any Draft, the Borrowers agree to pay to the Agent for the benefit of the applicable Accepting Lender on demand interest, to the extent permitted by law, at the sum of the Base Rate plus 2%
                                                                      ----
per annum on the face amount of such Draft from the maturity date of such Draft (or such earlier date as the face amount of such Draft may become due and payable as provided above) until payment in full by the Borrowers of the face amount of such Draft, such interest to be computed on the basis of a 365-day year and the actual number of days elapsed. Promptly following the receipt thereof, the Agent will cause to be distributed to the applicable Accepting Lender for the account of its Applicable Lending Office like funds relating to the payment by the Borrowers of the amount of such Draft and the interest thereon.

          (g)            Designated Issuer.  The Designated Issuer shall be
                         -----------------
fully protected for its actions under this Section 2.06 and shall have all of the benefits and immunities provided to an Accepting Lender hereunder.

          SECTION 2.07.  The Bid Advances.
                         ----------------

          (a) Each Lender (including each Designated Bidder that becomes a Lender) severally agrees that the Borrowers may make Bid Borrowings under this Section 2.07 from time to time on any Business Day during the period from the date hereof until the date occurring one month prior to the Termination Date, in the case of a Bid Borrowing consisting of Eurodollar Rate Advances, or 30 days prior to the Termination Date, in the case of a Bid Borrowing consisting of Fixed Rate Advances, in the manner set forth below; provided that, after
                                                       --------
giving effect to the making of each Bid Borrowing, the Total RCA Liability plus
                                                                           ----
the aggregate amount of the Bid Advances of all Lenders then outstanding shall not exceed the aggregate Revolving Facility Commitments then in effect.

                 (i)  The Borrowers may request a Bid Borrowing under this
Section 2.07 by delivering to the Agent, by telecopier, telex or cable, confirmed immediately in writing, a notice of a Bid Borrowing (a "Notice of Bid
                                                                  -------------
Borrowing"), in substantially the form of Exhibit D hereto, specifying the date
- ---------
and aggregate amount of the proposed Bid Borrowing, the maturity date for repayment of each Bid Advance to be made as part of such Bid Borrowing (which maturity date may not be (A) earlier than the date occurring one month after the date of such Bid Borrowing in the case of Eurodollar Rate Advances, or seven days after the date of such Bid Borrowing in the case of Fixed Rate Advances, or
(B) later than the date occurring six months after the date of such Bid Borrowing in the case of Eurodollar Rate Advances, or 180 days after the date of such Bid Borrowing in the case of Fixed Rate Advances, or in any case later than the Termination Date), whether the Lenders should offer to make Fixed Rate Advances or Eurodollar Rate Advances, if such proposed Bid Borrowing is to be comprised of Eurodollar Rate Advances the interest payment date or dates relating thereto, and any other terms to be applicable to such Bid Borrowing, not later than 10:00 A.M. (New York City time) (A) at least two Business Days prior to the date of a proposed Bid Borrowing consisting of Fixed Rate Advances, and (B) at least four Business Days prior to the date of a proposed Bid Borrowing consisting of Eurodollar Rate Advances. The Agent shall in turn promptly notify each Lender of each request for a Bid Borrowing received by it from the Borrowers by sending such Lender a copy of the related Notice of Bid Borrowing.

               (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Bid Advances to the Borrowers as part of such proposed Bid Borrowing at a Fixed Rate or Rates or a margin or margins relative to the Eurodollar Rate, as requested by the Borrowers. Each Lender electing to make such an offer shall do so by notifying the Agent (which shall give prompt notice thereof to the Borrowers), before 10:00 A.M. (New York City time) (A) one Business Day before the date of such proposed Bid Borrowing, in the case of a Notice of Bid Borrowing delivered pursuant to the second clause (A) of paragraph (i) above, and (B) three Business Days before the date of such proposed Bid Borrowing, in the case of a Notice of Bid Borrowing delivered pursuant to the second clause (B) of paragraph (i) above, of the amount of each Bid Advance which such Lender would be willing to make as part of such proposed Bid Borrowing (which amount may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Revolving Facility Commitment, if any), the Fixed Rate or Rates or margin or margins relative to the Eurodollar Rate, as requested by the Borrowers, which such Lender would be willing to accept for such Bid Advance and such Lender's Applicable Lending Office with respect to such Bid Advance; provided that if the Agent in its capacity as a Lender, or any affiliate of the
- --------
Agent in its capacity as a Lender, shall, in its sole discretion, elect to make any such offer, it shall notify the Borrowers of such offer before 9:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Lenders.

               (iii) The Borrowers shall, in turn, (A) before 12:00 Noon (New York City time) one Business Day before the date of such proposed Bid Borrowing, in the case of a Notice of Bid Borrowing delivered pursuant to the second clause
(A) of paragraph (i) above, and (B) before 12:00 Noon (New York City time) three Business Days before the date of such proposed Bid Borrowing, in the case of a Notice of Bid Borrowing delivered pursuant to the second clause (B) of paragraph
(i) above, either (x) cancel such Bid Borrowing by giving the Agent notice to that effect, or (y) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above, in their respective sole discretions, by giving notice to the Agent of the amount and currency of each Bid Advance to be made by each Lender as part of such Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Agent notice to that effect; provided that acceptance of offers may only be made on
                       --------
the basis of ascending rates, such that no offer of a Fixed Rate Advance or a Eurodollar Advance may be accepted by the Borrowers unless all offers of Eurodollar Advances or Fixed Rate Advances to be made as part of such proposed Bid Borrowing at a lower Fixed Rate or a lower margin over the Eurodollar Rate, as the case may be, have been accepted.

               (iv) If the Borrowers notify the Agent that such Bid Borrowing is canceled pursuant to paragraph (iii)(x) above, the Agent shall give prompt notice thereof to the Lenders and such Bid Borrowing shall not be made.

               (v) If the Borrowers accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrowers, (B) each Lender that is to make a Bid Advance as part of such Bid Borrowing, of the amount of each Bid Advance to be made by such Lender as part of such Bid Borrowing, and (C) each Lender that is to make a Bid Advance as part of such Bid Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in
Article V.

          (b) Each Lender that is to make a Bid Advance as part of a Bid Borrowing shall, before 12:00 Noon (New York City time) on the date of such Bid Borrowing specified in the Notice of Bid Borrowing relating thereto, make available for the account of its Applicable Lending Office to the Agent at the Payment Office and in same day funds, such Lender's portion of such Bid Borrowing in the currency of such Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article V and after receipt by the Agent of such funds, the Agent will make such funds available to the Borrowers at such Payment Office. Promptly after each Bid Borrowing the Agent will notify each Lender of the amount of the Bid Borrowing, the consequent Bid Reduction and the dates upon which such Bid Reduction commenced and will terminate.

          (c) Each Bid Borrowing shall be in an aggregate principal amount of not less than $10,000,000 and in integral multiples of $1,000,000 in excess thereof and, following the making of each Bid Borrowing, the Borrowers and each Lender shall be in compliance with the limitations set forth in the proviso to the first sentence of subsection (a) above.

          (d) Within the limits and on the conditions set forth in this Section 2.07, the Borrowers may from time to time borrow under this Section 2.07, repay or prepay pursuant to subsection (e) below, and reborrow under this
Section 2.07, provided that a Notice of Bid Borrowing shall not be given within
              --------
ten Business Days of the date of any other Notice of Bid Borrowing.

          (e) The Borrowers shall repay to the Agent for the account of each Lender which has made, or holds the right to repayment of, a Bid Advance on the maturity date of each Bid Advance (such maturity date being that specified by the Borrowers for repayment of such Bid Advance in the related Notice of Bid Borrowing delivered pursuant to subsection (a)(i) above) the then unpaid principal amount of such Bid Advance. The Borrowers shall have no right to prepay any principal amount of any Bid Advance unless, and then only on the terms, specified by the Borrowers for such Bid Advance in the related Notice of Bid Borrowing delivered pursuant to subsection (a)(i) above.

          (f) The Borrowers shall pay interest on the unpaid principal amount of each Bid Advance from the date of such Bid Advance to the date the principal amount of such Bid Advance is repaid in full, at the rate of interest for such Bid Advance specified by the Lender making such Bid Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrowers for such Bid Advance in the related Notice of Bid Borrowing delivered pursuant to subsection (a)(i) above; provided, however,
                                                             --------  -------
after the occurrence and during the continuation of any Event of Default, any Bid Advance shall, to the extent permitted by law, bear interest (including post-petition interest in any proceeding under applicable bankruptcy laws), from the date on which such Event of Default shall have occurred until such amount is paid in full, payable on demand, at the Default Rate. For the purpose of the Interest Act (Canada), the interest rate applicable to Eurodollar Rate Advances expressed as an annual rate is equivalent to the rate specified herein multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360. Notwithstanding the payment of such late charge or additional interest or the obligation to pay such late charge or additional interest, the failure of the Borrowers to pay any interest due on the unpaid principal amount of any Bid Advance on the date due shall be, subject to the grace periods provided in Article VIII, an Event of Default.

          (g) Each acceptance of an offer under Section 2.07(a)(iii) shall be irrevocable and binding on the Borrowers. The Borrowers shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Bid Borrowing for such Bid Borrowing the applicable conditions set forth in Article V, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Bid Advance to be made by such Lender as part of such Bid Borrowing when such Bid Advance, as a result of such failure, is not made on such date.

          (h) Unless the Agent shall have received notice from a Lender, prior to the date of any Bid Advance that such Lender has agreed to make, that such Lender will not make available to the Agent the amount of such Bid Advance, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Bid Advance in accordance with
Section 2.07(b) and the Agent may, in reliance upon such assumption, make available on such date to the Borrowers a corresponding amount. If and to the extent that any Lender shall not have made available to the Agent, on the date of any Bid Borrowing, the amount of any Bid Advance to be made by such Lender as part of such Bid Borrowing, such Lender and the Borrowers severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent, at (i) in the case of the Borrowers, the interest rate applicable at the time to such Bid Advance and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Bid Advance as part of such Bid Borrowing for purposes of this Agreement.

          (i) The failure of any Lender to make any Bid Advance to be made by it as part of any Bid Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make any Bid Advance on the date of such Bid Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Bid Advance to be made by such other Lender on the date of any Bid Borrowing.

          (j) The Borrowers agree to pay the Agent for its own account a handling fee of $1,500 (the "Bid Fee") in connection with each request
                                       -------
for a Bid Borrowing pursuant to this Section 2.07.

          SECTION 2.08.  Prepayments.
                         -----------

          (a)            Mandatory Prepayments.
                         ---------------------

                 (i) The Borrowers shall prepay the outstanding aggregate principal amount of the Revolving Facility Advances in accordance with the provisions of Sections 7.02(f)(ii) and 7.02(f)(iii);

                 (ii) if any Revolving Lender shall for any reason fail to pay any amount payable by it for the account of the Swing Line Lender (including the funding of any participation in any Swing Line Advance) or shall fail to make any Revolving Advance to be made by it pursuant to Section 2.02(f), the Borrowers shall, on demand by the Swing Line Lender through the Agent, prepay the outstanding Swing Line Advances in an amount equal to the amount not paid by such Revolving Lender; and

                 (iii) the Borrowers shall prepay Advances at such times and in such amount as necessary to give effect to the limitations set forth in Sections 2.01(a), 2.02(a), 2.07(a) and 2.09(a).

          (b)            Voluntary Prepayments.  The Borrowers may, upon notice
                         ---------------------
to the Agent stating the proposed date (which, in the case of Eurodollar Rate Advances, shall be at least three Business Days after the date of the notice, but in any other case may be the date of the proposed prepayment) and aggregate principal amount of the prepayment, and if such notice is given the Borrowers shall, prepay the outstanding principal amount of any Revolving Facility Advances or Swing Line Advances comprising part of the same Borrowing in whole or in part, and with accrued interest to the date of such prepayment on the principal amount prepaid (except in the case of Base Rate Advances, when accrued interest shall be paid on the dates specified in Section 2.04(a) unless the Agent elects to have such accrued interest paid on the date of such prepayment); provided, however, that if any such prepayment would result in
             --------  -------
payment of principal of a Eurodollar Rate Advance other than on the last day of the Interest Period for such Advance, the Borrowers shall be deemed to have received a demand under Section 11.03(b) for the costs and expenses described therein, and they shall be paid together with the prepayment of the Advance; provided, further, that (i) each partial prepayment of Swing Line Advances shall
- --------  -------
be in an aggregate principal amount of not less than $50,000 and (ii) each partial prepayment of Revolving Facility Advances shall be in an aggregate principal amount of not less than $500,000 in the case of Base Rate Advances or Quoted Rate Advances (or if the outstanding principal is less than $500,000, the Borrowers may prepay in full such amount) or $1,000,000 in the case of Eurodollar Rate Advances (or if the outstanding principal is less than $1,000,000, the Borrowers may prepay in full such amount), and shall be applied in accordance with Section 4.01. The Borrowers shall have no right to prepay Bid Advances except as specified in the Notice of Bid Borrowing relating thereto.

          (c) The Borrowers may reborrow any amounts prepaid under this Section 2.08, provided that such borrowing is otherwise in accordance with
Article II hereof.

          SECTION 2.09.  Reduction of Commitments.
                         ------------------------

          (a) With the consent of the Agent, which consent shall not be unreasonably withheld, the Borrowers shall have the right, upon at least three Business Days' notice to the Agent, to reduce ratably in part or in full the unused portion of the Revolving Facility Commitments of the Lenders; provided, however, that (i) each partial reduction shall be in the aggregate
- --------  -------
amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof,
(ii) the aggregate of the Revolving Facility Commitments (after giving effect to any Bid Reduction) shall not be reduced to an amount which is less than the Total RCA Liability, and (iii) any reduction of the aggregate of the Revolving Facility Commitments to an amount which is less than the amount of the Swing Line Commitment then in effect shall result in an automatic corresponding reduction of the amount of the Swing Line Commitment to the aggregate amount of the Revolving Facility Commitments as so reduced.

          (b) With the consent of the Agent, which consent shall not be unreasonably withheld, the Borrowers shall have the right, upon at least three Business Days' notice to the Agent, to reduce ratably in part or in full the unused portion of the Swing Line Commitment; provided, however, that each
                                                 --------  -------
partial reduction shall be in the aggregate amount of $500,000 or an integral multiple of $500,000 in excess thereof.

          SECTION 2.10.  Increased Capital.  If any Lender (other than a
                         -----------------
Designated Bidder) determines that the introduction of or any change, at any time after the date hereof, in or in the interpretation of any law or regulation or any guideline or any request made after the date hereof from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's Commitments hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrowers shall immediately pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's Commitments. A certificate as to such amounts, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrowers by such Lender, shall be conclusive and binding for all purposes, absent manifest error. Such Lender may use any reasonable basis and may make any reasonable assumptions (including, without limitation, assumptions regarding the method of funding of any Advances) for the calculation of such amounts.

          SECTION 2.11.  Increased Costs.  If, due to either (a) the
                         ---------------
introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurodollar Rate Advances, included in the Eurodollar Rate Reserve Percentage), at any time after the date hereof, in or in the interpretation of any law or regulation or (b) the compliance with any guideline or request issued after the date hereof from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, showing in reasonable detail the basis for calculation thereof, submitted to the Borrowers and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. Such Lender may use any reasonable basis and may make any reasonable assumptions (including, without limitation, assumptions regarding the method of funding of Revolving Facility Advances) for the calculation of such amounts.

          SECTION 2.12.  Illegality.  Notwithstanding any other provision of
                         ----------
this Agreement, if any Lender shall notify the Agent that the introduction of or any change, at any time after the date hereof, in or in the interpretation of any law or regulation makes it unlawful, or, at any time after the date hereof, any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances, (a) the obligation of the Lenders to make Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist and (b) the Borrowers shall forthwith prepay in full all Eurodollar Rate Advances of all Lenders then outstanding, together with interest accrued thereon.

          SECTION 2.13.  Removal of a Lender.  In the event that any Lender (an
                         -------------------
"Affected Lender") shall give notice to the Borrowers that such Lender is
 ---------------
entitled to compensation under the second paragraph of Section 2.06(d) or under
Section 2.06(e), Section 2.10, Section 2.11 or Section 3.06 and unless the change or circumstance giving rise to such compensation is no longer in effect, the Borrowers may elect (upon 30 days' prior written notice to the Agent and such Affected Lender, but, in any event such election shall be made no more than 90 days after receipt by the Borrowers of the notice from the Affected Lender) either:

          (a) to terminate the Commitment of such Affected Lender and prepay on the date of such termination (i) any outstanding Revolving Facility Advances made by such Affected Lender, together with accrued interest on any such Revolving Facility Advances, (ii) a portion of any outstanding Swing Line Advances equal to such Affected Lender's participation interest therein, (iii) any Drafts accepted and discounted by such Affected Lender outstanding at the time of termination and (iv) any amounts payable pursuant to Article II or
Section 3.06 or otherwise hereunder; provided that (A) if there are Advances of
                                     --------
such Affected Lender or Letters of Credit Issued, or Drafts accepted and discounted by such Affected Lender outstanding at the time of such termination, the written consent of the Agent, the Designated Issuer and the Majority Lenders, which consent shall not be unreasonably withheld, shall be required in order for the Borrowers to make the foregoing election and (B) no Bid Advances of such Affected Lender shall be outstanding and unpaid at the time of termination; or

          (b) to cause such Affected Lender to assign its Advances and Commitment in full to an assignee bank (so long as such Lender receives payment in full of the principal amount of all of its Advances outstanding, together with all interest on such Advances and other amounts payable to such Affected Lender hereunder to the date of such assignment (including, without limitation, any amounts owed under Article II or Section 3.06), and such assignee bank agrees pursuant to Section 11.11 to assume all of the obligations of such Affected Lender hereunder and to release such Affected Lender from all such obligations); provided, that (i) the assignee bank shall be either a Lender or
              --------
reasonably
satisfactory to the Majority Lenders, the Agent and the Designated Issuer; (ii) all Bid Advances of such Affected Lender shall have matured and been paid in full; (ii) all Drafts accepted and discounted by the Affected Lender hereunder have matured and been repaid in full, and (iii) all Letters of Credit Issued by the Affected Lender shall have expired or been terminated.

          SECTION 2.14.  Use of Proceeds.
                         ---------------

          (a) The proceeds of any Borrowing of Advances made to the Borrowers shall be used by the Borrowers solely to refund and/or refinance indebtedness under the Existing Credit Agreement and for their own respective working capital and general corporate purposes.

          (b) The proceeds of any Drafts shall be used by the Borrowers solely for financing transactions of the type described in Section 2.06(c).

          (c) The Letters of Credit shall be issued to the Borrowers solely for the purposes specified in the definition of Commercial Letter of Credit and/or in Section 3.01(a)(ii) with respect to a Standby Letter of Credit.

          (d) No portion of the proceeds of any Borrowing under this Agreement shall be used by any Borrower in any manner which might cause the Borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T, or Regulation X of the Board of Governors of the Federal Reserve System (the "Board) or any other regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, in each case as in effect on the date or dates of such Borrowing and such use of proceeds.


                                  ARTICLE III
                   AMOUNTS AND TERMS OF THE LETTERS OF CREDIT

          SECTION 3.01.  The Letters of Credit.
                         ---------------------

          (a) The Issuing Lenders agree, on the terms and conditions hereinafter set forth and subject to the satisfaction of such policy standards and conditions as may be generally established by any Issuing Lender from time to time, to Issue for the account of the Borrowers from time to time on any Business Day during the period from the date hereof until the date which occurs 30 days before the Termination Date either Commercial Letters of Credit or Standby Letters of Credit (each a "Letter of Credit") in an aggregate face
                                   ----------------
amount not to exceed $15,000,000 at any one time outstanding, each such Letter of Credit to expire on or before the earlier of (i) the date which occurs one year from its Issuance and (ii) the date which occurs 30 days before the

Termination Date; provided, however, that no Issuing Lender shall have any
                  --------  -------
obligation:

                 (i) to Issue any Letter of Credit if after giving effect to the Issuance of such Letter of Credit, such Lender's Revolving Facility Pro Rata Share of the aggregate amount of the Total RCA Liability then outstanding would exceed its Revolving Facility Commitment less such Lender's Revolving Facility
                                         ----
Pro Rata Share of any Bid Reduction then in effect; or

                 (ii) to Issue any Standby Letter of Credit if such Standby Letter of Credit is not issued for the purpose of (A) supporting a trade related transaction, (B) obtaining bonds in the ordinary course of business, or (C) maintaining credit of the Borrowers or their Subsidiaries with local lenders; or

                 (iii) to Issue any Letter of Credit if giving effect to the Issuance of such Letter of Credit the L/C Liability in respect of all Letters of Credit in the aggregate shall exceed $15,000,000.

Within the limits of the obligations of the Issuing Lenders set forth above, the Borrowers may request the Issuing Lenders to Issue one or more Letters of Credit, reimburse the Issuing Lenders for payments made thereunder pursuant to
Section 3.04, and request the Issuing Lenders to Issue one or more other Letters of Credit under this Section 3.01.

          (b) The obligation of the Issuing Lenders to issue each Letter of Credit shall be several and not joint and the failure by any Issuing Lender to issue such Letter of Credit shall not relieve the other Issuing Lenders from their obligations to issue such letters of Credit.

          (c) In order to facilitate the prompt issuance of all Letters of Credit, each Issuing Lender shall deliver to the Agent on the Closing Date a power of attorney in substantially the form of Exhibit H hereto irrevocably appointing the Agent and its Designated Issuer as attorney-in-fact for such Issuing Lender with power to execute Letters of Credit as provided
Section 3.02 in accordance with this Agreement in the name and on behalf of such Lender.

          SECTION 3.02.  Issuing the Letters of Credit.
                         -----------------------------

          (a) Each Letter of Credit shall be Issued on notice received by the Agent from the Borrowers not later than 10:00 A.M. (Los Angeles time) on the second Business Day prior to the date of the proposed Issuance. Each such notice of a requested Letter of Credit shall be in writing and consist of an application (an "Application") for Issuance in substantially the form
                       -----------
attached hereto as Exhibit I or such other standard form as may hereafter be in use by the Designated Issuer; provided,
                              --------
however, that the Majority Lenders shall have approved any material change to
- -------
such standard form. The Agent shall promptly notify the Issuing Lenders of the Borrowers' request. The form of each such Letter of Credit shall be as specified in such Application, provided that (i) such form shall be in form and substance satisfactory to the Agent in its sole and absolute discretion and (ii) unless otherwise agreed by the Agent and the Designated Issuer, such Letter of Credit shall contain the terms set forth in Exhibit J hereto.

          (b) Upon receipt by the Agent of such notice and such other documents from the Borrowers requesting the issuance of a Letter of Credit, if the request for the Letters of Credit satisfy the requirements set forth above, the Agent shall authorize the Issuing Lenders to issue the Letters of Credit.
If any of the Issuing Lenders, in its sole discretion, elects not to issue such Letter of Credit because issuance of such Letter of Credit may violate any applicable laws or any applicable policies of the Issuing Lender relating to the issuance of Letters of Credit, such Issuing Lender shall promptly, and in any event within one Business Day after its receipt of the request for a Letter of Credit, so notify the Borrowers and the Agent and no Letter of Credit will be issued. If no Issuing Lender notifies the Agent of its inability to issue the Letter of Credit, the Agent shall cause the Designated Issuer to prepare the requested Letter of Credit with signature pages prepared for the Designated Issuer to execute the Letter of Credit as attorney-in-fact for each Issuing Lender. Following such authorization, but subject in any event to the terms and conditions of this Article III and the applicable conditions of Article V, the requested Letter of Credit shall be executed by the Designated Issuer on behalf of the Issuing Lenders and shall be delivered to the Borrowers (or their designee) by the Designated Issuer on the date of issuance specified by the Borrowers, which Letter of Credit shall have been issued by each Issuing Lender, severally and ratably, in accordance with its Revolving Facility Pro Rata Share.

          SECTION 3.03.  Participation in Existing Letters of Credit.
                         -------------------------------------------

          (a) Notwithstanding anything to the contrary in this Agreement, subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of the Borrowers and Merisel Parent set forth herein, as of the Closing Date all Existing Letters of Credit shall be continued as Letters of Credit under this Agreement and shall be deemed for all purposes (other than as described below) to have been issued under and pursuant to the terms of this Agreement and the Borrowers shall assume all obligations previously owed by Merisel Parent in connection therewith.

          (b) On the Closing Date, the issuers of the Existing Letters of Credit shall be deemed to have sold and transferred irrevocably and unconditionally to each Lender, without recourse or warranty, and each Lender shall be deemed to have purchased and received irrevocably and unconditionally, an undivided interest and participation to the extent of such Lender's Revolving Facility Pro Rata Share in each Existing Letter of Credit and all L/C Liability in respect of such Existing Letter of Credit; and the issuers of the Existing Letters of Credit under the Existing Credit Agreement, shall be deemed to have sold and transferred irrevocably and unconditionally to each Lender, without recourse or warranty, and each Lender shall be deemed to have purchased and received irrevocably and unconditionally, an undivided interest and participation to the extent of such Lender's Revolving Facility Pro Rata Share in each Existing Letter of Credit and all L/C Liability in respect of such Existing Letter of Credit. In the event any reimbursement obligation in respect of an Existing Letter of Credit is not paid by the Borrowers to the issuers thereof when due, such issuers shall promptly notify the Agent to that effect, and the Agent shall promptly pay to such issuers the amount of such unpaid Existing Letter of Credit, and, thereafter, the Borrowers shall be obligated to reimburse the Agent in respect of such Letter of Credit. The Agent shall also promptly notify the Lenders of the amount of such reimbursement obligation and each such Lender shall promptly pay to the Agent, in same day funds, an amount equal to such Lender's Revolving Facility Pro Rata Share of the amount of such unpaid reimbursement obligation.

          (c) Promptly after the issuers thereof or the Agent, as the case may be, receives a payment from the Borrowers on account of a reimbursement obligation in respect of an Existing Letter of Credit as to which the issuer or the Agent, as the case may be, has received all payments from any Lender pursuant to this Section 3.03, the issuer shall promptly pay to the Agent, and the Agent shall promptly pay to those Lenders which paid funds to the issuer or the Agent pursuant to the reimbursement obligations of this Section, in same day funds, an amount equal to such Lender's Revolving Facility Pro Rata Share thereof.

          (d) The obligations of each Lender to fund its participation interest under this Section 3.03 shall be unconditional and irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including without limitation any of the following circumstances:

                 (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                 (ii) the existence of any claim, setoff, defense or other right which a Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Designated Issuer, any issuer of an

Existing Letter of Credit, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

                 (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                 (iv) the surrender or impairment of any collateral for the performance or observance of any of the terms of any of the Loan Documents;

                 (v) the occurrence of any Event of Default or Incipient Default; or

                 (vi) payment against any draft, document or other demand for payment that does not comply with the terms of the Letter of Credit, provided that such payment does not constitute gross negligence or willful misconduct on the part of the issuer of that Letter of Credit.

          (e) If any payment received on account of any reimbursement obligation in respect of an Existing Letter of Credit and distributed to a Lender as a participant under this Section 3.03 is thereafter set aside, avoided or recovered from an issuer or the Agent, as the case may be, in connection with any receivership, liquidation, reorganization or bankruptcy proceeding relating to a Borrower, each Lender which received a distribution in respect of such payment shall, upon demand by the Agent, pay to the issuer or the Agent, as the case may be, the amount of such distribution received by such Lender.

          (f) Subject to the provisions of Section 10.04, no Lender shall have any right to look to or rely upon the Agent or the Designated Issuer or any other Lender for any determination or verification as to whether any condition set forth in Article III or V has been met.

          SECTION 3.04.  Reimbursement Obligations.
                         -------------------------

          In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Agent shall immediately notify the Borrowers and the Issuing Lenders, and the Borrowers shall pay to the Agent, for account of the Issuing Lenders, an amount equal to the amount necessary to reimburse the Issuing Lenders on the earlier of (i) the time specified therefore on any letter of credit reimbursement agreement applicable to such Letter of Credit or (ii) the date which occurs two Business Days after written demand (which may be by telecopy) for reimbursement by the Designated Issuer in an amount in same day funds equal to the amount which the Issuing Lenders paid as a result of such drawing. If the Borrowers shall fail to reimburse the Issuing Lenders on the date of any drawing under a Letter of Credit in an amount equal to the amount of such drawing paid by such Issuing Lenders, (i) the Borrowers shall be deemed to have given a Notice of Borrowing to the Agent requesting the Lenders to make Revolving Facility Advances that are Base Rate Advances on the date on which such drawing is honored in an amount equal to the amount of such drawing, and
(ii) subject to satisfaction or waiver of the applicable conditions specified in
Article V, the Lenders shall, on the Business Day next following the date of such drawing, make Revolving Facility Advances that are Base Rate Advances in the amount of such drawing together with accrued interest thereon at the Base Rate from the date of drawing to the date of such Advances, the proceeds of which shall be applied directly by the Agent to reimburse the Issuing Lenders for the amount of such drawing together with such accrued interest thereon; provided, that, if for any reason (other than the wrongful failure of the
- --------
Lenders to make Advances) proceeds of Advances are not received by any Issuing Lender on such date in an amount equal to the amount of such drawing paid by such Issuing Lender, together with accrued interest thereon, the Borrowers shall reimburse such Issuing Lender, within three Business Days of the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Advances, if any, that are so received, plus accrued interest thereon. Interest on all amounts not reimbursed to the
- ----
Issuing Lenders on the date of such drawing shall accrue at the Default Rate.

          SECTION 3.05.  Indemnification; Nature of Designated Issuer's Duties.
                         -----------------------------------------------------

          (a) The Borrowers agree to protect, indemnify, pay and save harmless the Designated Issuer, the Issuing Lenders, the Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Designated Issuer, the Issuing Lenders, the Agent or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the Issuance of any Letter of Credit, other than as a result of the gross negligence or willful misconduct of such Person as determined in a final determination by a court of competent jurisdiction or (ii) the failure of the Designated Issuer or any Issuing Lender to honor a drawing under such Letter of Credit as a result of any act or omission of any present or future de jure or de facto government or governmental authority, whether rightful or wrongful.

          (b) As between the Borrowers on the one hand, and the Designated Issuer and the Issuing Lenders on the other, the Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, the Designated Issuer and the Issuing Lenders shall not be responsible for, and the obligations of the Borrowers under this Agreement shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                 (i) any circumstance referred to in clauses (i) through (vi) of Section 3.03(d);

                 (ii) any lack of validity, effectiveness, or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part;

                 (iii) any failure of the beneficiary of a Letter of Credit to comply with the conditions required in order to draw upon any Letter of Credit;

                 (iv) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not it is in cipher;

                 (v)  any error in interpretation of technical terms;

                 (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

                 (vii) any misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

                 (viii) any other circumstance or happening whatsoever, whether or not similar to the foregoing;

provided that neither the Designated Issuer nor any Issuing Lender shall be
- --------
relieved of any liability it may otherwise have as a result of its gross negligence or willful misconduct.

          (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Designated Issuer or any Issuing Lender under or in connection with the Letters of Credit or the related Applications, agreements or certificates, if taken or omitted in good faith, shall not put the Designated Issuer under any resulting liability to the Borrowers, unless such action constitutes gross negligence or willful misconduct.

          (d) The Designated Issuer, on behalf of the Issuing Lenders, shall be responsible only to determine that the documents and certificates required to be delivered under each

Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. The Designated Issuer shall be fully protected for its actions hereunder to the same extent as the Issuing Lenders and shall have all of the benefits and immunities provided to an Issuing Lender hereunder and to the Agent in Article X with respect to any acts taken or omissions suffered in connection with this Article III, and for such purposes the Designated Issuer shall be deemed to be the "Agent" in Article X.

          SECTION 3.06.  Increased Costs.
                         ---------------

          (a)            Change in Law Generally.  If, at any time after the
                         -----------------------
date hereof, any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit Issued by, or assets held by, or deposits in or for the account of, the Designated Issuer, any Issuing Lender or any Lender or (ii) impose on the Designated Issuer, any Issuing Lender or any Lender any other condition regarding this Agreement or Letters of Credit or, in the case of any Lender, its participation hereunder in Letters of Credit, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the Designated Issuer or any Issuing Lender of Issuing or maintaining or, in the case of any Lender, having a participation in, Letters of Credit (which increase in cost shall be determined by the Designated Issuer's or such Issuing Lender's or Lender's reasonable allocation of the aggregate of such cost increases resulting from such event), then, upon demand by the Designated Issuer, such Issuing Lender or such Lender (with a copy to the Agent), the Borrowers shall immediately pay to the Designated Issuer, such Issuing Lender or such Lender from time to time as specified by the Designated Issuer, such Issuing Lender or such Lender (with a copy to the Agent), additional amounts which shall be sufficient to compensate the Designated Issuer, such Issuing Lender or such Lender for such increased cost. A certificate as to such increased cost, and amount thereof, incurred by the Designated Issuer, such Issuing Lender or any Lender as a result of any event mentioned in clause (i) or (ii) above, showing in reasonable detail the basis for the calculation thereof, submitted by the Designated Issuer, such Issuing Lender or such Lender to the Borrowers, shall, in the absence of manifest error, be conclusive and binding for all purposes. The Designated Issuer, such Issuing Lender or such Lender may use any reasonable basis and may make any reasonable assumptions (including, without limitation, assumptions regarding the method of funding of Revolving Facility Advances) for the calculation of such amounts.

          (b)            Capital Requirements.  If the Designated Issuer, any
                         --------------------
Issuing Lender or any Lender determines that the introduction of or any change, at any time after the date hereof, in or in the interpretation of any law or regulation or any guideline or any request made after the date hereof from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Designated Issuer, such Issuing Lender or such Lender or any corporation controlling the Designated Issuer, such Issuing Lender or such Lender and that the amount of such capital is increased by or based upon the existence of letters of credit (or similar contingent obligations), then, upon demand by the Designated Issuer, such Issuing Lender or such Lender, the Borrowers shall immediately pay to the Designated Issuer, such Issuing Lender or such Lender, from time to time as specified by the Designated Issuer, such Issuing Lender or such Lender, additional amounts sufficient to compensate the Designated Issuer, such Issuing Lender or such Lender in the light of such circumstances, to the extent that the Designated Issuer, such Issuing Lender or such Lender reasonably determines such increase in capital to be allocable to the issuance or maintenance of the Letters of Credit or, in the case of such Lender, its participation therein. A certificate as to such amounts, showing in reasonable detail the basis for calculation thereof, submitted to the Borrowers by the Designated Issuer, such Issuing Lender or such Lender, shall, in the absence of manifest error, be conclusive and binding for all purposes. The Designated Issuer, such Issuing Lender or such Lender may use any reasonable basis and may make any reasonable assumptions (including, without limitation, assumptions regarding the method of funding of Revolving Facility Advances) for the calculation of such amounts.


                                   ARTICLE IV
                           TERMS OF PAYMENTS AND FEES

          SECTION 4.01.  Payments and Computations.
                         -------------------------

          (a) The Borrowers shall make each payment hereunder and under each other Loan Document not later than 12:00 Noon (Los Angeles time) on the day when due in Dollars to the Agent in same day funds by deposit of such funds to the Agent's account maintained at the Payment Office for Dollars in New York City. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal of any Advances, the face amount of any Drafts, reimbursement obligations under Section 3.04, interest, including interest payable at the Default Rate and interest on interest payable under
Section 2.04, or fees (other than amounts payable under Sections 2.06(d), 2.06(e), 2.10, 2.11, 2.13, 3.06, the processing fee referred to in 4.05(b)(ii),
4.05(c) and 11.03) ratably to the Lenders, for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending

Office, with such payments being apportioned as set forth in Sections 4.01(f) and 4.01(g).

          (b) If and to the extent payment owed to any Lender is not made when due under any Loan Document (after giving effect to any applicable grace period), the Borrowers hereby authorize such Lender or any bank affiliate of such Lender to charge from time to time against any account of any Borrower with such Lender or such affiliate any amount so due. The Borrowers hereby authorize the Agent or any bank affiliate of the Agent to charge against the account of any Borrower with the Agent or such affiliate all interest payments when due hereunder (after giving effect to any applicable grace period), and the Agent shall notify the Borrowers of such charge by written confirmation thereof.

          (c) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate, the Fixed Rate or the Quoted Rate and of the Discount Rate, commitment fees and the Standby Fee shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (d) Whenever any payment hereunder or under any of the other Loan Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fees, as the case may be; provided, however, if such
                                                    --------  -------
extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (e) Except as otherwise provided in Sections 2.01(g) and 2.02(d) hereof, unless the Agent shall have received notice from the Borrowers prior to the date on which any payment is due to any of the Lenders, the Accepting Lenders or the Issuing Lenders (each a "Receiving Lender") hereunder
                                                  ----------------
that the Borrowers will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Receiving Lender on such due date an amount equal to the amount then due such Receiving Lender. If and to the extent the Borrowers shall not have so made such payment in full to the Agent, each Receiving Lender shall repay to the Agent forthwith on demand such amount distributed to such Receiving Lender together with interest thereon, for each day from the date such amount is distributed to such Receiving Lender until the date such Receiving Lender repays such amount to the Agent, at the Federal Funds Rate.

          (f) (i) Subject to Section 4.01(f)(ii), (y) all principal and interest payments in respect of any Bid Advances shall be apportioned ratably among the Lenders making such Advances in accordance with their respective outstanding principal amount of such Advances, and (z) any amount received by the Agent for application to the principal of any Revolving Facility Advances or Swing Line Advances shall be applied, first to the payment of the
                                                  -----
outstanding Swing Line Advances, second to the ratable payment of the
                                 ------
outstanding Revolving Facility Advances which are Base Rate Advances, third to
                                                                      -----
the ratable payment of the outstanding Revolving Facility Advances which are Quoted Rate Advances, and fourth to the ratable payment of the outstanding
                          ------
Revolving Facility Advances which are Eurodollar Rate Advances, together with, in the case of any payment of Quoted Rate Advances or Eurodollar Rate Advances, any additional amount for which the Borrowers shall be obligated in respect of the payment of such Advances pursuant to Section 11.03(b). Payments relating to interest on the Revolving Facility Advances or the Swing Line Advances shall be applied, first to interest owing to the Swing Line Lender in respect of Swing
         -----
Line Advances and second to interest owing to the Revolving Lenders on a ratable
                  ------
basis. Notwithstanding the foregoing, the Agent may, in its discretion, apply any amounts received for application to the payment of the principal of the Revolving Facility Advances to the ratable payment of the outstanding Revolving Facility Advances (in the order set forth above) prior to the ratable payment of the Swing Line Advances.

                         (ii)    Anything contained in this Agreement to the
contrary notwithstanding (other than as set forth in Section 4.01(g)), upon the occurrence and during the continuance of any Event of Default specified in
Section 8.01 or after the acceleration of the maturity of the Advances and the other amounts referred to in Article VIII or termination of the Commitments, all payments relating to the Advances and the other Obligations shall be made to the Agent for the account of the Lenders and all amounts received by the Agent which are to be applied to the payment of the Obligations shall be distributed first
                                                                         -----
to payment of outstanding Swing Line Advances and thereafter to the Lenders in
                                                  ----------
such a manner that each Lender receives its proportionate share of such amounts based on the outstanding principal amounts of all other Advances then outstanding and the amount of all other Obligations then payable.

          (g) Notwithstanding anything to the contrary herein, any Defaulting Lender's Revolving Facility Pro Rata Share of any payments of principal by the Borrowers and any other funds distributed to the Lenders with respect to principal shall be applied (i) first, to all Lenders other than the
                                          -----
Defaulting Lender in accordance with their respective Revolving Facility Pro

Rata Shares until the aggregate principal amount of all Revolving Facility Advances then outstanding to each Lender, all outstanding Drafts accepted and discounted by each Accepting Lender and all Letters of Credit Issued by each Issuing Lender as a percentage of the Total RCA Liability is, in each case, equal to such Lender's Revolving Facility Pro Rata Share and (ii) second, to
                                                                  ------
such Defaulting Lender.

          SECTION 4.02.  Evidence of Debt.
                         ----------------

          (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (b)            The Register maintained by the Agent pursuant to
Section 11.11 shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Advances comprising each Borrowing and any Interest Period applicable thereto, (ii) the Letters of Credit Issued by each Issuing Lender, (iii) the participation of each Lender in any Existing Letters of Credit, (iv) the amount of unmatured Drafts owing to each Accepting Lender, (v) the terms of each Assignment and Acceptance delivered to and accepted by it, (vi) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, and (vii) the amount of any sum received by the Agent from the Borrowers hereunder and each Lender's share thereof. The entries made in the Register shall be conclusive and binding for all purposes, absent manifest error.

          (c) The Borrowers agree that if, in the opinion of any Lender, a promissory note or other evidence of debt is required, appropriate or desirable to reflect or enforce the indebtedness of the Borrowers resulting from the Revolving Facility Advances, Swing Line Advances or Bid Advances made, or to be made, by such Lender, then upon request of such Lender the Borrowers shall promptly execute and deliver to such Lender a promissory note substantially in the form of Exhibit A-1 for Revolving Facility Advances, Exhibit A-2 for Swing Line Advances and Exhibit A-3 for Bid Advances, each payable to the order of such Lender in an amount equal to the maximum amount of Revolving Facility Advances, Swing Line Advances or Bid Advances, as the case may be, payable or to be payable to such Lender from time to time hereunder.

          SECTION 4.03.  Taxes.
                         -----

          (a) Any and all payments by the Borrowers hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, Accepting Lenders, the Issuing Lenders,
- ---------
the Designated Issuer and the Agent (each a "Taxpayer"), taxes imposed on its
                                             --------
income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Taxpayer is organized or any political subdivision thereof and, in the case of each Taxpayer other than the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Taxpayer's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law
                            -----
to deduct any Taxes from or in respect of any sum payable hereunder to any Taxpayer, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.03) such Taxpayer receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by the Borrowers hereunder or under any of the other Loan Documents or from the execution or delivery by the Borrowers of, or the registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "Other
                                                                   -----
Taxes").

          (c) The Borrowers will indemnify each Lender, each Issuing Lender, each Accepting Lender, the Designated Issuer and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.03) paid by such Person (as the case may be) that relate to any payment made by the Borrowers, the execution or delivery of this Agreement by the Borrowers or the registration of or otherwise with respect to this Agreement or the other Loan Documents and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Person (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, the Borrowers will furnish to the Agent, at its address set forth under its name on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof. The Agent shall, upon request of the Designated Issuer or any Lender,

Issuing Lender or Accepting Lender, promptly deliver a copy of such receipt to such Person. If no Taxes are payable in respect of any payment hereunder or under the other Loan Documents, the Borrowers will furnish to the Agent, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Agent, in either case stating that such payment is exempt from or not subject to Taxes.

          (e) Without prejudice to the survival of any other agreement of any Borrower hereunder, the agreements and obligations of the Borrowers contained in this Section 4.03 shall survive the payment in full of principal and interest hereunder and under the other Loan Documents.

          SECTION 4.04.  Sharing of Payments, Etc.  If any Lender, Issuing
                         ------------------------
Lender or Accepting Lender (a "Benefitted Lender") shall obtain any payment
                               -----------------
(whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Revolving Facility Advances made by it, Drafts accepted and discounted by it, Letters of Credit Issued by it (including Existing Letters of Credit) or its participation in any Existing Letter of Credit or Swing Line Advance, in each case in excess of its Revolving Facility Pro Rata Share of payments on account of such Advances, Drafts or Letters of Credit obtained by all the Lenders, Issuing Lenders or Accepting Lenders, as the case may be, such Benefitted Lender shall forthwith purchase from the other Lenders such participations in the Obligations as shall be necessary to cause such Benefitted Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is
- --------  -------
thereafter recovered from such Benefitted Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the Benefitted Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's Revolving Facility Pro Rata Share (according to the proportion of
(i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the Benefitted Lender) of any interest or other amount paid or payable by the Benefitted Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 4.04 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of any Borrower in the amount of such participation.

          SECTION 4.05.  Fees.
                         ----

          (a)            Revolving Facility Commitment Fee and Closing Fee.  The
                         -------------------------------------------------
Borrowers agree to pay to the Agent for the account of each Lender (other than the Designated Bidders) (A) a commitment fee on the average daily portion of such Lender's Revolving Facility Commitment (after giving effect to any Bid Reduction) minus the
           -----
sum of (i) all outstanding Advances (other than Bid Advances) owing to such Lender plus (ii) the L/C Liability owing to such Lender (or, in the case of the
       ----
Existing Letters of Credit, to the issuers thereof for the account of such Lender) plus (iii) the liability of the Borrowers in respect of Drafts owing to
        ----
such Lender, at a rate per annum equal to the Commitment Fee, payable, from the date hereof until the Termination Date, on the fifth day after the end of each calendar quarter during the term of such Lender's Revolving Facility Commitment, commencing with the first fiscal quarter of fiscal year 1994 and ending on the Termination Date, and on the Termination Date; and (B) a one-time only closing fee on such Lender's allocated Revolving Facility Commitment on the Closing Date (and as shown on the signature pages hereof) in an amount equal to 0.20% of that allocated amount in the case of Revolving Facility Commitments of less than $25,000,000 or 0.25% of that allocated amount in the case of Revolving Facility Commitments of $25,000,000 or more, payable in each case, on the Closing Date.

          In the event that any Lender assigns all or a portion of its rights and obligations under this Agreement, it shall pay to the assignee thereof a pro rata portion of any commitment, amendment, waiver or other fee received by such Lender in respect of any period during which such Lender will not have a Revolving Facility Commitment under this Agreement as a result of the assignment.

          (b)            Letter of Credit Fees.
                         ---------------------

                 (i) The Borrowers agree to pay to the Agent for the account of each Issuing Lender (and allocated between the Issuing Lenders based on their respective Total Facility Pro Rata Shares) the following fees with respect to each Commercial Letter of Credit issued or increased in amount pursuant to
Article III: (A) a nonrefundable issuance fee in an aggregate amount equal to 0.125% (but, in any event, a minimum amount equal to at least $1,000) of the face amount of such Letter of Credit (in the case of an issuance) or of the increase in such face amount (in the case of an increase), payable on or before the date of such issuance or increase and (B) a nonrefundable negotiation fee in an aggregate amount equal to 0.125% of each amount drawn under such Letter of Credit, payable on the date of presentation of the applicable draft for payment of such amount under such Letter of Credit.

                 (ii) The Borrowers agree to pay to the Agent for the account of each Issuing Lender (and allocated between the Issuing Lenders based on their respective Total Facility Pro Rata Shares) a nonrefundable fee equal to, for each Issuance of each Standby Letter of Credit, an aggregate amount equal to the Standby Fee on the face amount of such Standby Letter of Credit for the period from such Issuance to its expiration date, plus a processing fee of $100 (which shall be for the account of the Agent only), payable quarterly in advance.

          (c)            Agency Fees.  The Borrowers agree to pay to the Agent,
                         -----------
for its sole account and benefit, agency and documentation fees as separately agreed between the Borrowers or Merisel Parent and the Agent.


                                   ARTICLE V
                             CONDITIONS OF LENDING

          SECTION 5.01.  Initial Conditions Precedent.  The obligation of each
                         ----------------------------
Lender (other than any Designated Bidder) to make its initial Advance, Issue its initial Letter of Credit, or accept its initial Draft is subject to the conditions precedent that:

          (a) the Borrowers shall have paid, or simultaneously with and with the proceeds of the initial Advance of any Lender shall pay, all fees and other amounts payable by the Borrowers on the Closing Date (including, without limitation, the fees referred to in clause (B) of Section 4.05(a) and those referred to in Section 4.05(c));

          (b) the Agent shall have received the following, each dated the Closing Date, in form and substance satisfactory to the Agent, and in sufficient copies for each Lender:

                 (i) Executed originals of this Agreement (executed by each Borrower and Merisel Parent);

                 (ii) For each Borrower and Merisel Parent, certified copies of the Certificate of Incorporation of that Borrower and Merisel Parent, good standing certificates from the Secretary of State of the States of Delaware and California, and copies of that Borrower's and Merisel Parent's bylaws certified by its respective Secretary or an Assistant Secretary;

                 (iii) For each Borrower and Merisel Parent, copies of the resolutions of the Board of Directors of that Borrower and Merisel Parent approving each Loan Document executed by that Borrower or Merisel Parent, as the case may be, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each such Loan Document, in each case certified by its respective Secretary or an Assistant Secretary;

                 (iv) For each Borrower and Merisel Parent, a certificate of the Secretary or an Assistant Secretary of that Borrower and Merisel Parent certifying the names and true signatures of the officers of that Borrower or Merisel Parent, as the case may be, authorized to sign each Loan

     Document executed by that Borrower or Merisel Parent and the other documents to be delivered by it hereunder;

                 (v) A favorable opinion of Riordan & McKinzie, special counsel for the Borrowers and Merisel Parent, in substantially the form of Exhibit L-1 hereto and as to such other matters as any Lender through the Agent may reasonably request;

                 (vi)  Executed originals of the Merisel Canada Guaranty;

                 (vii) For Merisel Canada, certified copies of its charter documents;

                 (viii) For Merisel Canada, copies of the resolutions of its Board of Directors approving each Loan Document executed by it, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each such Loan Document, in each case certified by its Secretary or an Assistant Secretary; and

                 (ix) For Merisel Canada, a certificate of its Secretary or an Assistant Secretary certifying the names and true signatures of its officers authorized to sign each Loan Document executed by it and the other documents to be delivered by it hereunder;


     (c) the commitments of the lenders under the Existing Credit Agreement shall have been terminated, and all obligations of Merisel Parent under the Existing Credit Agreement (including all commitment fees accrued through the date of such termination) shall have been paid in full, but nothing in this
Section 5.01(c) will require the termination of the Existing Letters of Credit (which will continue as provided in Section 3.03);

     (d) (i) Merisel Parent and its related group companies shall have completed the corporate restructuring (the "Restructuring") pursuant to which
                                            -------------
Merisel Parent will have contributed substantially all of its operating assets (including, without limitation, all vendor distribution agreements) to the Borrowers in accordance with the terms of those certain Assignment and Assumption Agreements between Merisel Parent and Merisel Americas and Merisel Europe, respectively; (ii) the Restructuring shall have been carried out in compliance with all applicable laws; (iii) the Borrowers and Merisel Parent shall have received all material consents required from any Persons in connection with the Restructuring and the execution, delivery and performance of this Agreement and any of the other Loan Documents (including, without limitation, any consents required from the holders of the Senior Notes or any other Debt of any of the Borrowers, Merisel Parent, ComputerLand Acquisition Subsidiary or Merisel Canada or any of their respective Subsidiaries); (iv) the

Agent shall have received a certificate of an officer of Merisel Parent to the effect of the foregoing, together with copies of any of such consents which the Agent might reasonably request; and (v) all of the foregoing shall be in form and substance satisfactory to the Agent;

     (e) (i) the Agent shall have received, in sufficient copies for the Lenders (y) such information as the Agent may have reasonably requested in connection with either the Restructuring or the ComputerLand Acquisition, including, without limitation, pro forma financial statements giving effect to the foregoing and the effectiveness of this Agreement, and all of the foregoing shall be in form and substance satisfactory to the Agent and the Lenders, and
(z) certificates of appropriate officers of each of the Borrowers (in substantially the form of Exhibit P hereto) to the effect that each such entity is or will be Solvent after giving effect to the Restructuring, the ComputerLand Acquisition and the transactions contemplated by this Agreement and (ii) the material terms, conditions and documentation for the "Acquisition Debt" (as defined in Section 9.03) for the ComputerLand Acquisition shall be in form and substance satisfactory to the Lenders; and

     (f) all of the representations and warranties of Merisel Parent contained in Section 6.01 of this Agreement shall be true and correct.

     SECTION 5.02.  Conditions Precedent to Each Borrowing, Each Acceptance and
                    -----------------------------------------------------------
Discounting of Drafts and Each Issuance.  The obligation of each Lender to make
- ---------------------------------------
a Revolving Facility Advance, Swing Line Advance or Bid Advance on the occasion of each Borrowing (including the initial Borrowing), each Accepting Lender to accept and discount any Draft or any Issuing Lender to Issue any Letter of Credit shall be subject to the further conditions precedent that:

     (a) on the date of such Borrowing, such acceptance and discounting or such Issuance, the following statements shall be true (and the giving of a Notice of Revolving Facility Borrowing, Notice of Swing Line Borrowing or Notice of Bid Borrowing and a Borrower's acceptance of the proceeds of such Borrowing, the giving of a request for acceptance and discounting of a Draft or the delivery to the Agent of an Application or other request for Issuance of a Letter of Credit and the Issuing Lenders' Issuance thereof (as the case may be) shall constitute a representation and warranty by the Borrowers and Merisel Parent that on the date of such Borrowing, such acceptance and discounting or such Issuance such statements are true):

          (i)  the representations and warranties of the Borrowers contained in
     Article VI of this Agreement, the representations and warranties of Merisel Parent contained in Sections 6.01(a)-(f), (j), (m), (q)-(s), (u) and (x), and
     the representations and warranties in the Merisel Canada Guaranty are correct on and as of the date of such Borrowing, such acceptance and discounting or such Issuance before and after giving effect to such Borrowing, such acceptance and discounting or such Issuance as though made on and as of such date; provided, however, that the representations and
                             --------  -------
     warranties which by their terms speak as of an earlier date shall be correct on and as of such earlier date;

          (ii) no event has occurred and is continuing, or would result from such Borrowing or the application of the proceeds therefrom, such acceptance and discounting or the application of the proceeds therefrom or such Issuance, which constitutes an Event of Default or an Incipient Default;

          (iii) no event has occurred and is continuing, or would result from such Borrowing or the application of the proceeds therefrom, such acceptance and discounting or the application of the proceeds therefrom or such Issuance, which constitutes a default under the Subordinated Note Purchase Agreement or the Senior Note Purchase Agreement; and

          (iv) such Borrowing does, the Obligations arising in connection with such acceptance and discounting do or will or the Obligations arising in connection with such Issuance do or will, constitute Senior Debt (as defined in the Subordinated Note Purchase Agreement) under the Subordinated Note Purchase Agreement;

     (b) in the case of a Bid Borrowing, the Agent shall have received, by telecopier, telex or cable, the written Notice of Bid Borrowing with respect thereto and the Agent shall have received payment of the Bid Fee for such Bid Borrowing;

     (c) in the case of Drafts, each of the conditions to the acceptance and discounting of such Draft set forth in Section 2.06 shall have been satisfied;

     (d) in the case of Letters of Credit, (i) no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain any Issuing Lender from issuing such Letter of Credit or any law, rule or regulation applicable to any Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over any Issuing Lender shall prohibit or request that such Issuing Lender refrain from the issuance of letters of credit generally or such Letter of Credit and (ii) each of the conditions to Issuance of such Letter of Credit set forth in Section 3.02 shall have been satisfied; and

     (e) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

     SECTION 6.01.  Representations and Warranties.  Each Borrower and Merisel
                    ------------------------------
Parent represents and warrants as follows (which representations and warranties made by a Borrower shall be limited to such Borrower and its Subsidiaries and other facts and circumstances known to such Borrower and such Subsidiaries):

     (a) Each Borrower and Merisel Parent and each of their respective Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted and is duly licensed or qualified and in good standing as a foreign corporation in each other jurisdiction in which its properties are located or the nature of its activities makes such qualification necessary, except in jurisdictions where the failure to obtain such authority or to qualify could not have a material adverse impact on the business or financial condition of that Borrower, Merisel Parent or any such Subsidiary, as the case may be.

     (b) The execution, delivery and performance by each Borrower and Merisel Parent and each of their respective Subsidiaries of the Loan Documents are within their respective corporate powers, have been duly authorized by all necessary corporate action, do not (i) violate any provision of their respective charters or by-laws, (ii) violate any provision of any law or any order, judgment or decree of any court or other governmental agency binding on or affecting any Borrower or Merisel Parent or any of their respective Subsidiaries, (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of any Borrower or Merisel Parent or any of their respective Subsidiaries where such conflict, breach or default could have a material adverse impact on any Borrower, Merisel Parent or any such Subsidiary or on the ability of any Borrower or Merisel Parent to perform its Obligations hereunder or on the ability of any of their respective Subsidiaries to perform its obligations under any Loan Document to which it is a party, (iv) result in or require the creation of any Lien upon or with respect to any of the properties of any Borrower or Merisel Parent or any of their respective Subsidiaries or (v) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of any Borrower or Merisel Parent or any of their respective Subsidiaries or of any trustee or creditor of or any investor in any Borrower or Merisel Parent or any of their respective Subsidiaries, other than approvals or consents that have been previously obtained and disclosed in writing to the Agent.

     (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any Borrower or Merisel Parent or any of their respective Subsidiaries of any Loan Document to which it is or will be a party.

     (d) This Agreement is, and each other Loan Document when delivered hereunder to which the Borrower or Merisel Parent or any of their respective Subsidiaries is a party, will be, legal, valid and binding obligations of that Borrower or Merisel Parent or that Subsidiary, enforceable against that Borrower or Merisel Parent or that Subsidiary, in accordance with their respective terms.

     (e) The consolidated balance sheet of Merisel Parent and its consolidated Subsidiaries as at January 2, 1993, and the related consolidated statement of income and retained earnings of Merisel Parent and its consolidated Subsidiaries for the fiscal year then ended certified by Deloitte & Touche, independent certified public accountants, and the consolidated balance sheet of Merisel Parent and its consolidated Subsidiaries as at October 2, 1993, and the related consolidated statement of income and retained earnings for the nine months then ended, copies of which have been furnished to each Lender, fairly present the financial condition of Merisel Parent and its consolidated Subsidiaries as at such dates and the results of the operations of Merisel Parent and its consolidated Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Except as set forth in Schedule IV, on the date hereof, neither Borrower or Merisel Parent nor any of their respective Subsidiaries has any material contingent obligation, contingent liability or liability for any lease, long-term lease or forward or long-term commitment out of the ordinary course of business that is not reflected in the foregoing statements or the notes thereto.

     (f) Since January 2, 1993, there has been no material adverse change in the business, earnings, prospects, properties, condition (financial or otherwise) or operations of any Borrower or Merisel Parent or any of their respective Subsidiaries.

     (g) Other than as set forth on Schedule II hereto, there is no pending or, to the knowledge of any of the officers of any Borrower or Merisel Parent or any of their respective Subsidiaries, threatened action or proceeding affecting any Borrower or Merisel Parent or any such Subsidiary before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of any

Borrower or Merisel Parent or any of their respective Subsidiaries or the ability of any Borrower to make payment of or perform the Obligations or the ability of Merisel Parent or any such Subsidiary to perform its obligations under any Loan Document to which it is a party. None of the Borrower or Merisel Parent or any of their respective Subsidiaries is in default with respect to any order, writ, injunction, judgment or decree of any court or other governmental or public authority or agency or arbitration or arbitration panel binding on such Person.

     (h) No proceeds of any Advance will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934.

     (i) None of the Borrowers or their respective Subsidiaries is principally engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and none of the Borrowers or their respective Subsidiaries owns any margin stock. Margin stock owned by Merisel Parent represents less than 25% in value of the total value of all assets owned by Merisel Parent.

     (j) Each Borrower and Merisel Parent and their respective Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by that Borrower, Merisel Parent or any such Subsidiary, except such taxes, if any, as are being contested in good faith and as to which reasonably adequate reserves have been provided. The charges, accruals and reserves on the books of each Borrower and Merisel Parent and their respective Subsidiaries in respect of any taxes or other governmental charges are reasonably adequate.

     (k) Set forth on Schedule I hereto is a complete and accurate list of all of Merisel Parent's and each Borrower's Subsidiaries, showing as of the date hereof (as to each Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, and the number outstanding, and the percentage of each class of capital stock owned by Merisel Parent, that Borrower or any other Subsidiary, which capital stock is owned free and clear of all Liens; all of the issued and outstanding shares of capital stock of the Borrowers and such Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable.

     (l) None of the Borrowers or Merisel Parent or any of their respective Subsidiaries is a party to or is subject to any contracts, long term commitments, or other agreements or any charter or other restriction that materially and adversely affects the business, earnings, prospects, properties, financial condition or operations of any Borrower or Merisel Parent or any of their respective Subsidiaries and no event of default or any event that with notice or the passage of time could become an event of default has occurred and is continuing under any agreement to which any Borrower or Merisel Parent or any of their respective Subsidiaries is subject or is a party or by which any of their respective assets are bound where such default could have a material adverse impact on any Borrower or Merisel Parent or any such Subsidiary or on the ability of any Borrower to perform its Obligations hereunder or the ability of Merisel Parent or any such Subsidiary to perform its obligations under any Loan Document to which it is a party.

     (m) No information, exhibit or report furnished by any Borrower or Merisel Parent or any of their respective Subsidiaries to the Agent or to any Lender in connection with the negotiation of the Loan Documents contained as of the time delivered any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading. With respect to all projections furnished by or on behalf of any Borrower or Merisel Parent or any of their respective Subsidiaries and made available to the Agent or any Lender relating to the business, prospects, properties, financial condition or operations of any Borrower or Merisel Parent or any of their respective Subsidiaries: (i) all facts stated as such therein were true and complete in all material respects as of the date of such projections, (ii) all facts upon which the projections therein contained are based were true and complete in all material respects as of the date of such projections and no material fact was omitted from that basis, and (iii) all estimates and assumptions made on that basis are made in good faith and believed to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered thereby may differ from such projections.

     (n) Each Borrower and Merisel Parent and each of their respective Subsidiaries has good and marketable title to their respective properties and all property reflected in the most recent balance sheet referred to in Section 6.01(e) (other than assets disposed of in the ordinary course of business since the date of such balance sheet) or, in the case of property in which any Borrower or Merisel Parent or any such Subsidiary has a right pursuant to a license or other agreement, the Borrower and Merisel Parent or any such Subsidiary has the ability to distribute such property, subject only to customary restrictions, and in each case the same are not subject to any Liens (including Liens of conditional vendors) of any nature whatsoever other than the Liens as permitted by this Agreement. Each Borrower and Merisel Parent and each of their respective Subsidiaries has the right to, and does, enjoy peaceful and undisturbed possession under all material leases under which it is leasing property. All such material leases are valid, subsisting and in full force and effect. None of the Borrower or Merisel Parent or any such Subsidiary has personal property stored in a self-service storage facility.

     (o) Each Borrower and Merisel Parent and each of their respective Subsidiaries possess all necessary trademarks, tradenames, service marks, franchises copyrights, patents, patent rights, permits and licenses to conduct their respective businesses as now operated, without any burdensome restrictions or any known conflict with the rights of others.

     (p) At the date of this Agreement, there are no outstanding letters of credit for which any Borrower or any of its Subsidiaries is the account party other than the Existing Letters of Credit.

     (q) (i) Merisel Parent and each of its ERISA Affiliates is in compliance in all material respects with any applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans.

          (ii) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan.

          (iii) The excess of the actuarial present value of all benefit liabilities under all Pension Plans (excluding in such computation Pension Plans with assets greater than benefit liabilities) over the fair market value of the assets allocable to such benefit liabilities are not greater than $250,000. For purposes of the preceding sentence, the terms "actuarial present value" and "benefit liabilities" shall have the meanings specified in Section 4001 of ERISA.

     (r) Each Borrower and Merisel Parent each of their respective Subsidiaries is in compliance with all statutes, laws and ordinances and governmental rules and regulations to which it is subject, the violation of which, either individually or in the aggregate, could materially adversely affect the business, earnings, prospects, properties or condition (financial or otherwise) of any Borrower, Merisel Parent or any such Subsidiary.

     (s) Each Borrower and Merisel Parent and each of their respective Subsidiaries has insurance, with financially sound and reputable insurers, against such casualties and contingencies of such types and in such amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated.

     (t) None of the Borrowers or Merisel Parent or any of their respective Subsidiaries has received any written notice from any governmental authority or any third party regarding the violation of any Hazardous Materials Laws which could reasonably be expected to have a material adverse effect on the business, earnings, prospects, properties or condition (financial or otherwise) of any Borrower, Merisel Parent or any such Subsidiary. To the best of each Borrower's and Merisel Parent's respective knowledge, none of the properties of any Borrower or Merisel Parent or any of their respective Subsidiaries is in violation of any Hazardous Materials Laws, where such violation could reasonably be expected to have a material adverse effect on the business, earnings, prospects, properties or condition (financial or otherwise) of any Borrower, Merisel Parent or any such Subsidiary. To the best of each Borrower's and Merisel Parent's respective knowledge, there is no emission, discharge, release or threatened release, generation, storage, transportation, disposal, or presence of Hazardous Materials on any property owned or leased by any Borrower, Merisel Parent or any such Subsidiary which is reasonably likely to materially adversely affect the business or credit of any Borrower or its ability to perform under the Loan Documents or the ability of Merisel Parent or any such Subsidiary to perform its obligations under any Loan Document to which it is a party.

     (u) None of the Borrowers or Merisel Parent or any of their respective Subsidiaries is a "public utility company" or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; or a "public utility" within the meaning of the Federal Power Act, as amended. None of the Borrowers or Merisel Parent or any of their respective Subsidiaries is an "investment company" or an "affiliated person" of an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended. None of the Borrowers or Merisel Parent or any of their respective Subsidiaries is an "investment adviser" or an "affiliated person" of an "investment adviser" as such terms are defined in the Investment Advisers Act of 1940, as amended. None of the Borrowers or Merisel Parent or any of their respective Subsidiaries is subject to any statute, law or ordinance or governmental rule or regulation which prohibits or otherwise limits its ability to incur Debt or guarantee the payment of Debt incurred by other Persons.

     (v) All amounts outstanding under this Agreement constitute "Designated Senior Debt" for purposes of the Subordinated Note Purchase Agreement.

     (w)  Each Borrower and each of their respective Subsidiaries is Solvent.

     (x) As a result of the Restructuring, substantially all of the operating assets (including, without limitation, all vendor distribution agreements) and related rights of Merisel Parent shall have been effectively transferred to the Borrowers with all material consents required from any Persons in connection with the Restructuring having been obtained.

     SECTION 6.02.  Incorporation of Senior Note Purchase Agreement
                    -----------------------------------------------
Representations and Warranties.  The representations and warranties set forth in
- ------------------------------
Section 4 of the Senior Note Purchase Agreement are hereby incorporated by reference into this Agreement as if set forth herein in full. For purposes of this Section 6.02, all definitions set forth in Section 2.1 of the Senior Note Purchase Agreement are also herein incorporated by reference.


                                  ARTICLE VII
                 COVENANTS OF THE BORROWERS AND MERISEL PARENT

     SECTION 7.01.  Affirmative Covenants.  So long as any Advance, Acceptance
                    ---------------------
Usage or L/C Liability shall remain unpaid or any Lender shall have any Commitment hereunder, each of the Borrowers and Merisel Parent will (in the case of the Borrowers, so far as such covenants are within the control and discretion of or apply to that particular Borrower), unless the Majority Lenders shall otherwise consent in writing:

     (a)  Compliance with Laws, Etc.  Comply, and cause each of its Subsidiaries
          -------------------------
to comply with all applicable laws, rules, regulations and orders (including, without limitation, any Hazardous Materials Laws) noncompliance with which could materially adversely affect the business or credit of any Borrower or Merisel Parent or its ability to perform under the Loan Documents or the ability of any of such Subsidiaries to perform its obligations under any Loan Document to which it is a party.

     (b)  Corporate Existence.  Take and fulfill, and cause each of its
          -------------------
Subsidiaries to take and fulfill, all actions and conditions necessary to preserve and keep in full force and effect its existence, rights and privileges as a corporation and will not liquidate or dissolve (except as permitted in Section 7.02(e)), and will take and fulfill, and cause each of its Subsidiaries to take and fulfill, all actions and conditions necessary to qualify to do business as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification except where failure to do so could not have a material adverse effect on any Borrower or Merisel Parent or any such Subsidiary or on any Borrower's, Merisel Parent's or any such Subsidiary's ability to perform its obligations under any Loan Document to which it is a party.

     (c)  General Maintenance of Properties and Business, etc.  Maintain and
          ----------------------------------------------------
cause each of its Subsidiaries to maintain its property in good condition (ordinary wear and tear excepted) and make all reasonable and necessary renewals, replacements, additions and improvements thereof and thereto, so that the business carried on in connection therewith may be conducted properly at all times; and maintain and cause each of its Subsidiaries to maintain, with financially sound insurers of nationally recognized stature and responsibility, insurance with respect to its property and business of such a nature, with such terms and in such amounts, as is customary in the case of corporations engaged in the same or similar businesses similarly situated against loss or damage of the kinds and in the amounts customarily insured against and for by such corporations, and carry or cause to be carried, with such insurers in customary amounts, such other insurance, including public liability insurance, as is usually carried by such corporations.

     (d)  Inspection.  Permit any Lender, by its representatives, agents or
          ----------
attorneys, (i) to examine books of account, records, reports and other papers of any Borrower or Merisel Parent or their respective Subsidiaries, to make copies and take extracts from any thereof, (ii) with the consent of, in the case of the Borrowers or their Subsidiaries, the Borrowers and, in the case of Merisel Parent and any of its Subsidiaries other than the Borrowers and their Subsidiaries, Merisel Parent, not to be unreasonably withheld, to discuss the affairs, finances and accounts of the Borrowers and Merisel Parent and their respective Subsidiaries with its independent certified public accountants (and by this provision the Borrowers and Merisel Parent each hereby authorizes said accountants to discuss with any such Lender the finances and accounts of the Borrowers and Merisel Parent and their respective Subsidiaries) and (iii) to visit and inspect, all upon reasonable notice, at reasonable times during normal business hours the properties of the Borrowers and Merisel Parent or any Subsidiary. Each such inspection shall be at the expense of the Person making the inspection, unless such inspection shall be made during the continuance of an Event of Default (in which event, the expense of such inspection shall be borne by the Borrowers). Notwithstanding the foregoing sentence, it is understood and agreed by the Borrowers that all expenses incurred by any Borrower or Merisel Parent or any of their respective Subsidiaries, any officers and employees thereof and the independent certified public accountants thereof in connection with any such inspection shall be expenses payable by the Borrowers and shall not be expenses of the Person making the inspection.

     (e)  Keeping of Books, Separate Records, etc.  (i) Keep, and cause each of
          ----------------------------------------
its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of each Borrower or Merisel Parent and each of its respective

Subsidiaries in accordance with generally accepted accounting principles consistently applied and consistent with prudent business practices; provided,
                                                                     --------
however, that (y) each Borrower and its respective Subsidiaries shall maintain
- -------
its assets and transactions separately from those of both Merisel Parent and its other Subsidiaries (including, without limitation, ComputerLand Acquisition Subsidiary) and the other Borrower and its Subsidiaries (collectively, the "Other Corporations") and shall reflect such assets and transactions in financial statements separate and distinct from those of the Other Corporations and shall evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Corporations; and (z) except as otherwise expressly permitted by this Agreement, each Borrower and its respective Subsidiaries shall at all times provide for their own operating expenses and liabilities from their own funds other than certain expenses and liabilities relating to basic corporate overhead which may be allocated between the Borrowers and their Subsidiaries and the Other Corporations; and (ii) except as permitted by Section 7.02(f), collect its accounts receivable and sell its inventory only in the ordinary course of its business.

     (f)  Maintenance of Borrowers' Debt Equivalents/Capital Ratio.  Maintain a
          --------------------------------------------------------
ratio of (i) the aggregate Consolidated Debt Equivalents of both of the Borrowers to (ii) the sum of (y) the aggregate Consolidated Debt Equivalents of both of the Borrowers plus (z) the aggregate Consolidated Net Worth of both of
                      ----
the Borrowers at any time, of not more than 0.625 to 1.0.

     (g)  Maintenance of Merisel Parent's Debt Equivalents/Capital Ratio.
          --------------------------------------------------------------
Maintain a ratio of (i) Consolidated Debt Equivalents of Merisel Parent to (ii) the sum of (y) Consolidated Debt Equivalents of Merisel Parent plus (z)
                                                               ----
Consolidated Net Worth of Merisel Parent, of not more than 0.70 to 1.00 at any time to and including July 1, 1994 and of not more than 0.625 to 1.00 at any time thereafter.

     (h)  Maintenance of Merisel Americas' Consolidated Tangible Net Worth.
          ----------------------------------------------------------------
Maintain Consolidated Tangible Net Worth of Merisel Americas at all times of not less than (i) $140,000,000 plus (ii) 75% of Consolidated Net Income for Merisel
                           ----
Americas for each fiscal quarter commencing after the quarter ending December 31, 1993; provided, however, that in the event that on or after the Closing Date
          --------  -------
Merisel Americas issues common stock or preferred stock, the Consolidated Tangible Net Worth required to be maintained following any such issuance shall be increased by an amount equal to 75% of the Net Proceeds of such issuance.
For the purposes of this calculation, in the event Consolidated Net Income for any period is less than zero, Consolidated Net Income for such period will be deemed to be zero.

     (i)  Maintenance of Merisel Europe's Consolidated Tangible Net Worth.
          ---------------------------------------------------------------
Maintain Consolidated Tangible Net Worth of Merisel

Europe at all times of not less than (i) $10,000,000 plus (ii) 75% of
                                                     ----
Consolidated Net Income for Merisel Europe for each fiscal quarter commencing after the quarter ending December 31, 1993; provided, however, that in the event
                                            --------  -------
that on or after the Closing Date Merisel Europe issues common stock or preferred stock, the Consolidated Tangible Net Worth required to be maintained following any such issuance shall be increased by an amount equal to 75% of the Net Proceeds of such issuance except only to the extent that such issuance was made and its proceeds were used to cure any shortfall in the level of Consolidated Tangible Net Worth required by this Section 7.01(i). For the purposes of this calculation, in the event Consolidated Net Income for any period is less than zero, Consolidated Net Income for such period will be deemed to be zero.

     (j)  Maintenance of Borrowers' Interest Coverage Ratio.  Maintain, for each
          -------------------------------------------------
period of four consecutive fiscal quarters, a ratio of the aggregate Consolidated EBITDA of both of the Borrowers to the aggregate Consolidated Interest Charges (excluding, in the case of Merisel Europe only, such portion of Consolidated Interest Charges as represents interest on intercompany Debt) of both of the Borrowers, of not less than 2.60 to 1.0.

     (k)  Maintenance of Merisel Parent's Interest Coverage Ratio.  Maintain,
          -------------------------------------------------------
for each period of four consecutive fiscal quarters, a ratio of Consolidated EBIDTA of Merisel Parent to Consolidated Interest Charges of Merisel Parent, of not less than 2.60 to 1.00.

     (l)  Maintenance of Inventory Turnover Ratio.  (A) Maintain, in each case
          ---------------------------------------
for each fiscal quarter as determined at the end of that particular fiscal quarter: (i) with respect to Merisel Americas and its consolidated Subsidiaries, a ratio of (y) their aggregate cost of sales multiplied by four to (z) their average consolidated net inventory, of not less than 6.00:1.00, and (ii) with respect to Merisel Europe and its consolidated Subsidiaries, a ratio of (y) their aggregate cost of sales multiplied by four to (z) their average consolidated net inventory, of not less than 6:00:1.00, and (B) continue to use the method of valuing inventory used at the Closing Date.

     (m)  Reporting Requirements.  Furnish to each Lender the following:
          ----------------------

          (i) promptly after (Y) the occurrence of each Event of Default or Incipient Default or any development (an "Adverse Development"), financial or
                                          -------------------
otherwise, including, without limitation, litigation, arbitration proceedings and regulatory proceedings, which could reasonably be expected to materially adversely affect the business, properties or affairs of any Borrower and its Subsidiaries taken as a whole or Merisel Parent and its Subsidiaries taken as a whole or the ability of any

Borrower or Merisel Parent or any of their respective Subsidiaries to make payment of or perform its obligations under the Loan Documents, or (Z) any change by any rating agency (including any insurance rating agency) in the rating of any publicly-held long-term Debt of Merisel Parent or either Borrower, a statement of the Treasurer(s) of Merisel Parent and the Borrowers setting forth details of such Event of Default or Incipient Default or Adverse Development and, in the case of clause (Y), the action which the Borrowers or Merisel Parent proposes to take with respect thereto;

          (ii) as soon as available and in any event within 50 days after the end of each of the first three fiscal quarters in each fiscal year, (Y) consolidated and consolidating balance sheets of Merisel Parent and its consolidated Subsidiaries as of the end of such fiscal quarter and consolidated and consolidating statements of income and retained earnings of Merisel Parent and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, and (Z) consolidated balance sheets of each Borrower and its respective Subsidiaries as of the end of such fiscal quarter and consolidated statements of income and retained earnings of that Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, in the case of clauses (Y) and (Z), all in reasonable detail and duly certified (subject to year-end audit adjustments) by the Treasurer(s) of Merisel Parent and the Borrowers as having been prepared in accordance with generally accepted accounting principles consistently applied (other than the absence of footnotes), together with (A) a certificate of each such officer stating that no Event of Default or Incipient Default or Adverse Development has occurred and is continuing or, if an Event of Default or Incipient Default or Adverse Development has occurred and is continuing, a statement as to the nature thereof and the action which Merisel Parent or the Borrowers propose to take with respect thereto; and (B) a schedule in form and substance satisfactory to the Agent, substantially in the form of Exhibit K hereto, of the computations used in determining, as of the end of such fiscal quarter, compliance with the covenants contained in Sections 7.01(f), (g), (h),
(i), (j), (k) and (l) and Sections 7.02(c), (d), (f) (after utilization of the 3% basket contained therein exceeds $5,000,000)) and (g) of this Agreement and Sections 9.10, 9.11, 9.12, 9.13 and 9.14 of the Subordinated Note Purchase Agreement and Sections 6.6, 6.7, 6.9, 6.10, 6.11, 6.12, 6.13, 6.14, and 6.15 of
the Senior Note Purchase Agreement;

          (iii) as soon as available and in any event within 95 days after the end of each fiscal year of Merisel Parent, a copy of the annual audit report for such year for Merisel Parent and its consolidated Subsidiaries, including therein consolidated balance sheets of Merisel Parent and its consolidated Subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings and of source and application of funds of Merisel Parent and its consolidated Subsidiaries for such fiscal year, together with a consolidating balance sheet of Merisel Parent and its Subsidiaries as of the end of such fiscal year and consolidating statements of income and retained earnings and of source and application of funds of Merisel Parent and its Subsidiaries for such fiscal year, which consolidated balance sheets and financial statements are certified in a manner acceptable to the Majority Lenders by independent public accountants of recognized standing acceptable to the Majority Lenders and which consolidating balance sheets and financial statements are certified in a manner acceptable to the Majority Lenders by the Treasurer of Merisel Parent, together with (A) a certificate of such accounting firm to the Agent stating that in the course of the regular audit of the business of Merisel Parent and its consolidated Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that an Event of Default or Incipient Default, has occurred and is continuing, or if, in the opinion of such accounting firm, an Event of Default or Incipient Default has occurred and is continuing, a statement as to the nature thereof, and (B) a schedule in form and substance satisfactory to the Agent, substantially in the form of Exhibit K hereto, of the computations used in determining, as of the end of such fiscal quarter, compliance with the covenants contained in Sections 7.01(f), (g), (h), (i), (j), (k) and (l) and Sections 7.02(c), (d), (f) (after utilization of the 3% basket contained therein exceeds $5,000,000) and (g) of this Agreement and Sections 9.10, 9.11, 9.12, 9.13 and 9.14 of the Subordinated Note Purchase Agreement and Sections 6.6, 6.7, 6.9, 6.10, 6.11, 6.12, 6.13, 6.14, and 6.15 of the Senior Note Purchase Agreement;

          (iv) as soon as available and in any event within 95 days after the end of each fiscal year of each Borrower, consolidated balance sheets of that Borrower and its respective Subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings and of source and application of funds of that Borrower and its Subsidiaries for such fiscal year, which consolidated balance sheets and financial statements are certified in a manner acceptable to the Majority Lenders by the Treasurer of that Borrower; provided, however, that if any of the foregoing have been the subject of an
- --------  -------
audit separate to the audit described in Section 7.01(m)(iii)) by independent public accountants (provided that such accountants shall be the same accounting
                    --------
firm as referred to in Section 7.01(m)(iii), unless otherwise agreed by the Majority Lenders), then the same shall be delivered with a certification of such accountants in a manner acceptable to the Majority Lenders;

          (v) within 180 days after the close of each fiscal year, a statement of the unfunded liabilities of each Pension

Plan, if any, certified as correct by an actuary enrolled under ERISA;

          (vi) promptly after the filing or receiving thereof, copies of all reports and notices with respect to any "Reportable Event" as defined in Title IV of ERISA which Merisel Parent or any of its Subsidiaries files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which Merisel Parent or any of its Subsidiaries receives from such Corporation;

          (vii) as soon as practicable, copies of all financial statements, reports, notices and proxy statements sent or made available generally by any Borrower or Merisel Parent to its security holders or by any Subsidiary of any Borrower or Merisel Parent to its security holders (other than the Borrowers), of all regular and periodic reports and all registration statements, proxy statements and prospectuses, if any, filed by any Borrower or Merisel Parent or any of their respective Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions; and of all press releases and other statements made available generally by any Borrower or Merisel Parent or any such Subsidiary to the public concerning material developments in the business of any Borrower or Merisel Parent or any such Subsidiary;

          (viii) promptly upon becoming aware of the occurrence of or forthcoming occurrence of any (a) Termination Event, or (b) "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA, in connection with any Employee Benefit Plan or any trust created thereunder, a written notice specifying the nature thereof, what action Merisel Parent or any Borrower has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, or the Pension Benefit Guaranty Corporation with respect thereto;

          (ix) with reasonable promptness copies of (a) all notices received by Merisel Parent or any of its ERISA Affiliates of the Pension Benefit Guaranty Corporation's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (b) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Merisel Parent or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; and (c) all notices received by Merisel Parent or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

          (x) with reasonable promptness, notice to the Agent in writing of (a) any release, spill, discharge or emission by any

Borrower or Merisel Parent or any of their respective Subsidiaries or on or from its properties of any Hazardous Materials into the environment that must be reported to any federal, state, provincial or local government or regulatory agency under any applicable Hazardous Materials Laws, (b) any remedial action taken by any Borrower or Merisel Parent or their respective Subsidiaries in response to (x) the presence of Hazardous Materials on, under or about any of its properties that could be reasonably likely to materially adversely affect the business or credit of any Borrower or Merisel Parent or the ability of any Borrower or Merisel Parent or any of their respective Subsidiaries to perform under the Loan Documents or (y) Hazardous Materials Claims, and (c) the discovery by any Borrower or Merisel Parent or any of their respective Subsidiaries of any occurrence or condition on any real property adjoining or in the vicinity of property owned or leased by any Borrower or Merisel Parent or such Subsidiaries that could reasonably be expected to cause such property or any part thereof to be classified as "border zone property", or to otherwise be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Hazardous Materials Laws;

          (xi) with reasonable promptness, copies of all communications to or from any Borrower or Merisel Parent or any of their respective Subsidiaries with federal, state and local governments or agencies relating to Hazardous Materials Laws and all communications to or from any Borrower or Merisel Parent or any of their respective Subsidiaries relating to Hazardous Materials Claims;

          (xii) within 60 days after the beginning of each fiscal year, commencing with the fiscal year commencing in January 1995, projected consolidated balance sheets, consolidated statements of income and consolidated cash flows from operations for each Borrower and its respective Subsidiaries, for such fiscal year on a fiscal quarter by fiscal quarter basis;

          (xiii) promptly upon any officer of any Borrower or Merisel Parent obtaining knowledge that any Person has given any notice to any Borrower or Merisel Parent or any of their respective Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.01(d), a written notice specifying the notice given or action taken by such Person and the nature and period of existence of such claimed default, event or condition, and what action the Borrower or Merisel Parent has taken, is taking and proposes to take with respect thereto;

          (xiv) not less than three Business Days prior to the delivery to any holder of a Subordinated Note by Merisel Americas or any of its Subsidiaries of any notice, communication or other information pursuant to Section 7.03, 10 or 11.03 of the

Subordinated Note Purchase Agreement or of any other material notice or communication under the Subordinated Note Purchase Agreement, copies of such notice, communication or other information, and contemporaneously with the delivery to any holder of a Senior Note by Merisel Americas or any of its Subsidiaries of any notice, communication or other information pursuant to Sections 6.17 or 7.2 of the Senior Note Purchase Agreement, or any other material notice of communication made under the Senior Note Purchase Agreement, copies of such notice, communication or other information;

          (xv) immediately upon receipt by Merisel Americas or any of its Subsidiaries of any notice or communication from any holder of a Subordinated Note pursuant to Section 7.01(b), 11.01 or 11.04 of the Subordinated Note Purchase Agreement or from any holder of a Senior Note pursuant to Sections 7.3 or 7.4 of the Senior Note Purchase Agreement, or of any other material notice or communication from any holder of a Subordinated Note or from any holder of Senior Note or any trustee therefor, copies of such notice or communication, or if such notice or communication was made orally, a written notice describing such oral notice or communication;

          (xvi) immediately upon delivery by any Borrower or Merisel Parent or any of their respective Subsidiaries of any notice or communication to any holder of a Subordinated Note, or to any holder of a Senior Note, copies of such communication, or if such notice or communication was made orally, a written notice describing such oral notice or communication;

          (xvii) immediately upon receipt by any Borrower or Merisel Parent or any of their respective Subsidiaries of any notice or communication relating to a default or termination of any real property lease with respect to which the landlord has not agreed in writing to provide the Agent with notice of any such default or termination, copies of such communication, or if such notice or communication was made orally, a written notice describing such oral notice or communication; and

          (xviii) such other information respecting the business, properties or the condition or operations, financial or otherwise, of any Borrower or Merisel Parent or any of their respective Subsidiaries as any Lender through the Agent may from time to time reasonably request.

     (n)  Payment of Taxes.  Pay and discharge, and cause its respective
          ----------------
Subsidiaries to pay and discharge, promptly when due all taxes, assessments and governmental charges and levies payable by it which are imposed upon it, its income or profits or any of its properties, before the same shall become delinquent; provided, however, that none of the foregoing need be paid while the
            --------  -------
same is being contested in good faith by appropriate proceedings diligently conducted so long as adequate reserves shall have been established in accordance with generally accepted accounting principles with respect thereto, title of the Borrower or Merisel Parent or its Subsidiary, as the case may be, to the particular property shall not be divested thereby and its right to use the particular property shall not be materially adversely affected thereby.

     (o)  Further Assurances.  (i) On or before January 14, 1994, deliver to the
          ------------------
Agent, in form and substance satisfactory to the Agent, and in sufficient copies for each Lender, a favorable opinion of McCarthy Tetrault, counsel to Merisel Canada, in substantially the form of Exhibit L-2 hereto and as to such other matters as any Lender through the Agent may reasonably request.

          (ii) If the ComputerLand Acquisition takes place after the Closing Date then, in addition to the condition precedent described in Section 5.01(e), deliver to the Agent such additional information as the Agent may reasonably request in connection with the ComputerLand Acquisition including, without limitation, details as to any changes to the documentation for the "Acquisition Debt" (as defined in Section 9.03), and any changes to the material terms, conditions and documentation for the Acquisition Debt shall be in form and substance satisfactory to the Lenders and any other changes related to the ComputerLand Acquisition which might have a material adverse impact on the Lenders shall be satisfactory to the Lenders.

          (iii) In addition, at any time or from time to time upon the request of the Agent, execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order to effect fully the purposes of this Agreement and the other Loan Documents and to provide for payment of the Revolving Facility Advances made hereunder and other Obligations and interest thereon in accordance with the terms of this Agreement.

     SECTION 7.02.  Negative Covenants.  So long as any Advance, Acceptance
                    ------------------
Usage or L/C Liability shall remain unpaid or any Lender shall have any Commitment hereunder, each of the Borrowers will not (so far as such covenants are within the control and discretion of or apply to that particular Borrower) and, in the case of Sections 7.02(d), (e), (g), (j), (k), (m), (o) and (p) only, Merisel Parent will not, without the written consent of the Majority Lenders:

     (a)  Liens, Etc.  Create, incur, assume or suffer to exist, or permit any
          -----------
of its Subsidiaries to create, incur, assume or suffer to exist, any Lien (including the Lien of a conditional vendor) of any kind upon or with respect to any of its properties of any character whether now owned or hereafter acquired, or sign or file, or permit any of its Subsidiaries to sign or file, under the Uniform Commercial Code or similar law of any jurisdiction a financing statement or other registration which names either

Borrower or any of its Subsidiaries as debtor, or sign, or permit any of its Subsidiaries to sign, any security agreement authorizing any secured party thereunder to file such financing statement or other registration, or assign, or permit any Subsidiary to assign, any accounts receivable, or enter into or permit any of its Subsidiaries to enter into any agreement prohibiting the creation or assumption of any Lien upon its respective properties or assets, whether now owned or hereafter acquired, excluding, however, from the operation
                                         ---------  -------
of the foregoing restrictions the following:

          (i) Liens for taxes, assessments or governmental charges or levies to the extent not required to be paid by Section 7.01(n);

          (ii) Liens imposed by law such as materialmen's, mechanics', carriers', workmen's, and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 60 days;

          (iii) pledges or deposits to secure obligations under workmen's compensation laws or similar legislation or to secure public or statutory obligations of the Borrowers or any of their respective Subsidiaries;

          (iv) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrowers or Merisel Parent or any of their respective Subsidiaries;

          (v) Liens caused by any judgment if such judgment has not resulted in an Event of Default pursuant to Section 8.01(g);

          (vi) Liens in connection with Debt of the Borrowers incurred hereunder and Liens consisting of security interests in accounts receivable (and in property securing or otherwise supporting accounts receivable) in connection with agreements for sales, transfers or securitizations of accounts receivable (or interests therein) referred to in Section 7.02(f)(ii);

          (vii) Liens in favor of a Borrower on the assets of any of the Borrowers' respective Subsidiaries; and

          (viii) Liens in favor of customs and revenue authorities arising by operation of law to secure payment of customs duties in connection with the importation of goods which are not overdue for a period of more than 60 days.

     (b)  Debt.  Create or suffer to exist, or permit any of its Subsidiaries to
          ----
create or suffer to exist, any Debt except Debt incurred for the corporate
                                    ------
purposes of the particular Borrower or its Subsidiary incurring such Debt; provided that in the case of any intercompany Debt, the same shall be
- --------
subordinated (both as to payment and remedies) to the Obligations in form and substance satisfactory to the Agent.

     (c)  Contingent Obligations.  Create, incur, assume or suffer to exist, or
          ----------------------
permit any of its Subsidiaries to create incur, assume or suffer to exist, any Contingent Obligations, except:
                        ------

          (i) by reason of indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

          (ii) the Merisel Canada Guaranty and guaranties by Merisel Canada and Merisel Europe of obligations arising under the Senior Notes;

          (iii) guaranties by the Borrowers, in an aggregate amount not exceeding at any time 15% of the aggregate Total Capitalization of the Borrowers, in connection with credit extended to any of the Borrowers' respective Subsidiaries;

          (iv) guaranties by the Borrowers of accounts payable incurred in the ordinary course of business of any of their respective Subsidiaries or of leases entered into by such Subsidiaries in each case in the ordinary course of business, in each case consistent with Merisel Parent's past practice;

          (v) obligations of the Borrowers or their respective Subsidiaries under flooring arrangements, under their return policies, or under arrangements providing for rebates to purchasers of inventory or other arrangements of a similar nature, in each case in the ordinary course of business and consistent with Merisel Parent's past practice; and

          (vi) Contingent Obligations relating to letters of credit issued for the account of the Borrowers or their respective Subsidiaries.

     (d)  Dividends, Etc.  Declare or pay any dividends, purchase, redeem,
          ---------------
retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any of its Subsidiaries to purchase, redeem, retire or otherwise acquire for value any stock of the Borrower, except that:
                       ------

          (i) any Borrower may declare and deliver dividends and distributions payable only in common stock of that Borrower;

          (ii) wholly-owned Subsidiaries of the Borrowers may declare and deliver dividends and distributions payable in cash, common stock or other assets to their respective parent Borrower;

          (iii) the Borrowers may declare and deliver dividends and other distributions payable in cash, common stock or other assets to Merisel Parent, provided that (w) the cumulative aggregate amount of such dividends
             --------
     and distributions by the Borrowers from and including December 23, 1993 to and including any date of determination shall not exceed an amount equal to 25% of the Consolidated Net Income of Merisel Americas plus 25% of the
                                                            ----
     Consolidated Net Income of Merisel Europe for that same period of time, (x) the cumulative aggregate amount of such dividends and distributions made during any fiscal quarter shall not exceed the aggregate Consolidated Net Income of both of the Borrowers for that fiscal quarter, (y) such dividends and distributions shall be paid only from net income of the Borrowers and
     (z) immediately after giving effect to any such declaration or deliverance, no event shall occur and be continuing which constitutes an Event of Default or an Incipient Default; and

          (iv) ComputerLand Acquisition Subsidiary may declare and deliver dividends and other distributions payable in cash, common stock or other assets to Merisel Parent.

     (e)  Mergers, Etc.  Merge with or into or consolidate with or into, or
          -------------
convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, or permit any Subsidiary to do so, except that (i) any
                                                          ------
Subsidiary of a Borrower may merge or amalgamate or consolidate with, or transfer all or substantially all of its assets to, any other Subsidiary of that Borrower; (ii) any Subsidiary of a Borrower may merge into, amalgamate with, or transfer all or substantially all of its assets to, that Borrower (so long as that Borrower is the surviving entity); (iii) any Borrower may merge with any other Person other than Merisel Parent or any Subsidiary of Merisel Parent which is not also a subsidiary of either Borrower, so long as that Borrower is the surviving entity and (iv) the Borrowers and their Subsidiaries may acquire all or substantially all of the assets of any Person which is in the same line of business of that Borrower or Subsidiary; provided in each case in this Section
                                         --------
7.02(e) that, immediately after giving effect thereto, no event shall occur and be continuing which constitutes an Event of Default or an Incipient Default.

     (f)  Sales, Etc. of Assets.  Sell, lease, transfer or otherwise dispose of,
          ---------------------
or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of any of its assets other than the sale of: (i) inventory to customers in the ordinary course of its business provided the consideration therefor adequately reflects the fair value of the property disposed of; (ii) accounts receivable (or interests therein), and including transfers or securitizations thereof, provided that (y) the consideration received therefor shall be cash and (z) an
- --------
amount equal to the aggregate amount paid for such accounts receivable (or interests therein) to be recovered from such accounts receivable (or interests therein) shall be used to prepay the then outstanding Revolving Facility Advances or Swing Line Advances, to the extent of such Advances then outstanding; (iii) other assets having an aggregate net book value of not more than 3% of aggregate consolidated total assets of the Borrowers and their Subsidiaries in any calendar year, provided that the net cash proceeds from such
                                   --------
sale, lease, transfer or disposition, as and when received, shall be used to prepay the then outstanding Revolving Facility Advances or Swing Line Advances, to the extent of such Advances then outstanding, or (iv) transfers of assets permitted under Section 7.02(e).

     (g)  Investments in Other Persons.  Make, or permit any of its Subsidiaries
          ----------------------------
to make, any loan or advance to any Person or purchase or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any capital stock, obligations or other securities of, make any capital contribution to, or otherwise invest in, any Person, except:
                                 ------

          (i)  Cash Equivalents;

          (ii) loans and advances by Merisel Americas to its wholly-owned Subsidiaries not exceeding in the aggregate at any time 15% of the Total Capitalization of Merisel Americas;

          (iii) loans, advances and investments not exceeding in the aggregate at any time one percent of the aggregate consolidated total assets of the Borrowers;

          (iv) with the consent of the Majority Lenders pursuant to a waiver and consent letter substantially in the form of Exhibit Q hereto, investments in a wholly-owned Subsidiary of a Borrower in connection with the recapitalization of such Subsidiary;

          (v)  loans and advances by Merisel Americas, provided that, at any
                                                       --------
     date of determination, (A) the aggregate amount of such loans and advances plus (B) the aggregate amount of all Debt incurred by Merisel Europe and
     ----
     its Subsidiaries which is guaranteed by Merisel Americas (including so much of the Obligations as have been allocated to Merisel Europe as indicated on compliance certificates delivered under Sections 7.01(m)(ii) and (iii)) plus (C) the aggregate amount of intercompany loans
                            ----
     and advances made by Merisel Americas or its Subsidiaries to Merisel Europe or its Subsidiaries, shall not exceed an amount equal to 35% of the sum of
     (y) the Consolidated Debt Equivalents of Merisel Americas plus (z) the
                                                               ----
     Consolidated Tangible Net Worth of Merisel Americas at that date of determination;

          (vi) loans and advances by Merisel Europe to its wholly-owned Subsidiaries so long as no violation of Section 7.02(g)(v) exists or would exist before or after the making of such loan or advance;

          (vii) investments consisting of mergers, consolidations and acquisitions permitted by Section 7.02(e); and

          (viii) both Merisel Parent and ComputerLand Acquisition Subsidiary may make loans, advances and investments to or in each other without restriction;

provided, however, that even if otherwise permitted by this Section 7.02(g), no
- --------  -------
loan, advance or other investment shall be made by any Borrower or any of its Subsidiaries to or in Merisel Parent or any Subsidiary of Merisel Parent which is not also a Subsidiary of either Borrower (including, without limitation, ComputerLand Acquisition Subsidiary or otherwise in connection with the ComputerLand Acquisition or the operation of the business or assets so acquired).

       (h)  Subordinated Note Payments.  Order, pay, make or set apart, or
       ---  --------------------------
permit any Subsidiary to, directly or indirectly, order, pay, make or set apart, any sum for any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to any Subordinated Note, except that Merisel Americas may make scheduled interest and principal payments in respect of the Subordinated Notes in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the Subordinated Note Purchase Agreement; provided that no Event of Default or
                                      --------
Incipient Default has occurred and is continuing or would occur as a result of such payment; provided further that no prepayment of the principal amount of the
              -------- -------
Subordinated Notes (other than the regularly scheduled payments sometimes described as "prepayments" in Section 7.1(a) of the Subordinated Note Purchase Agreement which are otherwise permitted by this Section 7.02(h)) or any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to the Subordinated Notes shall be permitted at any time prior to the indefeasible payment in full of the Obligations and the termination of the Revolving Facility Commitments.

     (i)  Amendments or Waivers of Certain Documents; Prepayments of Certain
          ------------------------------------------------------------------
Debt.  (i) Amend, waive or otherwise change the terms of, or permit any
- ----
Subsidiary to amend, waive or otherwise change the terms of, any Subordinated Debt or of the Senior Notes or the Senior Note Purchase Agreement, or make any payment consistent with an amendment or change thereto, if the effect of such amendment or change is to increase the interest rate on such Debt, change the dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect to such Debt, change the redemption provisions thereof or change the subordination provisions thereof (or any guaranty thereof) or which, together with all other amendments or changes made, increase materially the obligations of the obligor or confer additional rights on the holder of such Debt which could be adverse to any Borrower or the Lenders; or (ii) defease, or make any payments the effect of which is to defease, or permit any Subsidiary to, directly or indirectly, defease, or make any payments the effect of which is to defease, any Subordinated Debt or Senior Notes in whole or in part (whether pursuant to the defeasance provisions of such Subordinated Debt or otherwise) or (iii) designate any Person other than the holders of the Senior Notes as being a holder of Designated Senior Debt (as defined in the Subordinated Note Purchase Agreement) under the Subordinated Note Purchase Agreement.

     (j)  Compliance with Law, etc.  (i) Violate any laws, ordinances,
          ------------------------
governmental rules or regulations to which it is or may become subject or (ii) fail to obtain or maintain any patents, trademarks, service marks, trade names, copyrights, design patents, licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or the conduct of its business, in either case where such failure would have a material adverse effect on any Borrower or Merisel Parent or any of their respective Subsidiaries or on the ability of any Borrower or Merisel Parent or any such Subsidiaries to perform its obligations under any of the Loan Documents.

     (k)  Transactions with Shareholders and Affiliates.  (i) In the case of
          ---------------------------------------------
Merisel Parent, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity securities of Merisel Parent, or with any Affiliate of Merisel Parent (excluding the Borrowers and any other Subsidiaries of Merisel Parent) or any such holder, on terms that are not fair and reasonable in the circumstances or that are less favorable to Merisel Parent than those which might be obtained at the time from Persons who are not such a holder or Affiliate; and

     (ii) in the case of the Borrowers, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service), with Merisel Parent or any other holder of 5% or more of any class of equity securities of any Borrower, or with any Affiliate of any Borrower (excluding any Subsidiaries of any Borrower, but not excluding ComputerLand
                                                 ---
Acquisition Subsidiary or any other Subsidiary of Merisel Parent which is not also a Subsidiary of a Borrower) or any such holder, on terms that are not fair and reasonable in the circumstances or that are less favorable to that Borrower or that Subsidiary, as the case may be, than those which might be obtained at the time from Persons who are not such a holder or Affiliate.

     (l)  Material Agreements.  Permit any Subsidiary to enter into any material
          -------------------
contractual obligation without its particular parent Borrower's consent.

     (m)  Mifinco, Inc.  Permit Mifinco, Inc., a Delaware corporation and wholly
          ------------
owned Subsidiary of Merisel Europe, to incur any Debt other than intercompany Debt permitted under Section 7.02(b) or to take or be the subject of any action or proceeding of the type described in Section 8.01(f).

     (n)  Interest Rate Agreements.  Enter into or permit any of its
          ------------------------
Subsidiaries to enter into any Interest Rate Agreements except those entered into for non-speculative purposes to protect any Borrower or Merisel Parent or any of their respective Subsidiaries against fluctuations in interest rates.

     (o)  Change in Business.  Engage, or permit any Subsidiary to engage, in
          ------------------
any business other than the business engaged in by each such particular Person at the Closing Date or other businesses directly related to the distribution or marketing of computer products, services and information (it being acknowledged that, in the case of Merisel Parent, such business is limited to the owning of stock in its Subsidiaries and activities necessarily incidental thereto).

     (p)  Fiscal Year.  Change its fiscal year end from the Saturday closest to
          -----------
December 31 and, unless otherwise agreed by the Majority Lenders, the fiscal year end date shall be the same for each of the Borrowers and Merisel Parent.

     SECTION 7.03.  Incorporation of Certain Covenants.
                    ----------------------------------

     (a)  Subordinated Note Purchase Agreement.  The covenants set forth in
          ------------------------------------
Section 9 of the Subordinated Note Purchase Agreement, as the same may be amended from time to time in accordance with Section 7.02(i) hereof, are hereby incorporated by reference into this Agreement as if set forth herein in full except that references to any Noteholder (as defined in the Subordinated Note Purchase Agreement) in such Section 9 shall be construed as references to any Lender. For purposes of this Section 7.03, all definitions set forth in Sections 12.1 and 13.2 of the Subordinated Note Purchase Agreement, as the same may be amended from time to time in accordance with Section 7.02(i) hereof, necessary to the construction or understanding of any covenant set forth in Section 9 of the Subordinated Note Purchase Agreement incorporated herein by reference pursuant to the preceding sentence are also hereby incorporated by reference.

     (b)  Senior Note Purchase Agreement.  The covenants set forth in Section 6
          ------------------------------
of the Senior Note Purchase Agreement, as the same may be amended from time to time in accordance with Section 7.02(i) hereof, are hereby incorporated by reference into this Agreement as if set forth herein in full except that references to any Noteholder (as defined in the Senior Note Purchase Agreement) in such Section 6 shall be construed as references to any Lender. For purposes of this Section 7.03, all definitions set forth in Section 2.1 of the Senior Note Purchase Agreement, as the same may be amended from time to time in accordance with Section 7.02(i) hereof, necessary to the construction or understanding of any covenant set forth in Section 6 of the Senior Note Purchase Agreement incorporated herein by reference pursuant to the preceding sentence are also hereby incorporated by reference.


                                  ARTICLE VIII
                               EVENTS OF DEFAULT

     SECTION 8.01.  Events of Default.  If any of the following events ("Events
                    -----------------                                    ------
of Default") shall occur and be continuing:
- ----------

     (a) Any Borrower shall fail to pay any installment of principal when due or shall fail to pay any interest or fee due hereunder or to make any payment or prepayment pursuant to Section 2.08(a) within three days after such interest or fee or such payment or prepayment pursuant to Section 2.08(a) shall become due, or any Borrower shall fail to pay the amount of any Draft accepted and discounted at its request prior to the date of maturity thereof or any Borrower shall fail to pay when due any amount payable in reimbursement of any drawing under any Letter of Credit issued for its account or under the Existing Letters of Credit, or any Borrower shall fail to pay any other amount due under this Agreement or any Loan Document within three days after the date due; or

     (b) Any representation or warranty or certification made by any Borrower, Merisel Parent or Merisel Canada (or any of their respective officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

     (c) Any Borrower or Merisel Parent shall fail to perform or observe any of the covenants found in Section 2.14 or Section

7.01(b), (f), (g), (h), (i), (j), (k), (l) or (o) or Section 7.02 (excluding
Section 7.02(j)) applicable to it; or

     (d) Any Borrower or Merisel Parent or Merisel Canada shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed and such default shall not have been remedied within 10 days of notice from the Agent or any Lender of any such default; or

     (e) Any Borrower or Merisel Parent or any of their respective Subsidiaries (including, without limitation, Merisel Canada) shall fail to pay any Debt outstanding under the Senior Notes or the Subordinated Notes or any other Debt (excluding Debt incurred hereunder) of that Borrower, Merisel Parent or such Subsidiary (as the case may be) exceeding in the aggregate $5,000,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to the Senior Notes, the Subordinated Notes or such other Debt; or any other default under any agreement or instrument relating to the Senior Notes, the Subordinated Notes or any such other Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of the Senior Notes, the Subordinated Notes or such other Debt; or the Senior Notes, the Subordinated Notes or any such other Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

     (f) Any Borrower or Merisel Parent or any of their respective Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borrower or Merisel Parent or any of such Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur; or any Borrower or Merisel Parent or any of such Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this
Section 8.01(f); or

     (g) Any judgment or judgments or orders or order of money aggregating in excess of $5,000,000 shall be rendered against any Borrower or Merisel Parent or any of their respective Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order in excess of $5,000,000 or judgements or orders aggregating in excess of $5,000,000 and shall not have been stayed or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order in excess of $5,000,000 or judgments or orders aggregating in excess of $5,000,000, by reason of a pending appeal or otherwise, shall not be in effect; or

     (h) Any guaranty of or subordination with respect to the Debt of any Borrower to the Lenders (including, without limitation, the guaranty of Merisel Parent in Article IX and the Merisel Canada Guaranty) or the Subordinated Notes, at any time after the execution and delivery thereof and for any reason other than satisfaction in full of all Debt incurred hereunder, ceases to be in full force and effect or is declared to be null and void; or any guarantor (including, without limitation, Merisel Parent) or subordinator denies that it has any further liability or obligation, including, without limitation, with respect to any future advance by the Lenders, under such subordination agreement or guaranty or gives notice to such effect or any such guarantor fails to make a payment when due under its guaranty; or

     (i) (A) Merisel Parent or any of its ERISA Affiliates fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Internal Revenue Code, Merisel Parent or any of its ERISA Affiliates is required to pay as contributions thereto;

          (B) Any accumulated funding deficiency occurs or exists, whether or not waived, with respect to any Pension Plan;

          (C) The excess of the actuarial present value of all benefit liabilities under all Pension Plans over the fair market value of the assets of such Pension Plans (excluding in such computation Pension Plans with assets greater than benefit liabilities) allocable to such benefit liabilities are greater than $250,000;

          (D) Merisel Parent or any of its ERISA Affiliates enters into any transaction which has as its principal purpose the evasion of liability under Subtitle D of Title IV of ERISA;

          (E) (i) Any Pension Plan shall be terminated within the meaning of Title IV of ERISA, or (ii) a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan, or (iii) the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, or (iv) Merisel Parent or any of its ERISA Affiliates shall withdraw (under Section 4063 of ERISA) from a Pension Plan, if as of the date of the event listed in subclauses (i)-(iv) above or any subsequent date, either Merisel Parent or its ERISA Affiliates has any liability (such liability to include, without limitation, any liability to the Pension Benefit Guaranty Corporation, or any successor thereto, or to any other party under Section 4062, 4063 or 4064 of ERISA or any other provision of law) resulting from or otherwise associated with the events listed in subclauses (i)-
(iv) above;

As used in this Section 8.01(i) the term "accumulated funding deficiency" has the meaning specified in Section 412 of the Internal Revenue Code, and the terms "actuarial present value" and "benefit liabilities" have the meanings specified in Section 4001 of ERISA; or

     (j) The emission, discharge, release or threatened release, generation, storage, transportation, disposal or presence of Hazardous Materials on any property owned or leased by any Borrower or Merisel Parent or any of their respective Subsidiaries which is reasonably likely to materially adversely affect the business or credit of any Borrower or Merisel Parent or its ability, or the ability of any such Subsidiary, to perform under the Loan Documents; or

     (k) (i) Any Person (other than Merisel Parent) alone or together with its Affiliates, directly or indirectly through one or more intermediaries, gains control of more than 50% of any Borrower's outstanding capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors of that Borrower; or

          (ii) any Person alone or together with its Affiliates, directly or indirectly through one or more intermediaries, gains control of more than 50% of Merisel Parent's outstanding capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors of Merisel Parent; or

     (l) A material adverse change in the business, earnings, properties, condition (financial or otherwise) or operations of any Borrower and it Subsidiaries, taken as a whole, or of Merisel Parent and its Subsidiaries, taken as a whole, shall have occurred;

THEN, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrowers, declare the obligation of each Lender to make

Revolving Facility Advances, the obligation of the Swing Line Lender to make Swing Line Advances, the obligation of each Issuing Lender to Issue Letters of Credit and the obligation of each Accepting Lender to accept and discount Drafts to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrowers, declare (w) the Notes and the unpaid principal amount of and accrued interest on the Advances, (x) the face amount of all unmatured Drafts accepted pursuant to Section 2.06, (y) an amount equal to the maximum amount which may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts and other documents required to draw under such Letter of Credit), and (z) all other Obligations, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Obligations, all such interest and all such amounts, the Drafts and the reimbursement obligations with respect to the Letters of Credit shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that in the event
                                          --------  -------
of an actual or deemed entry of an order for relief with respect to any Borrower or any of its Subsidiaries under the Federal Bankruptcy Code or similar applicable laws in other jurisdictions, (A) the obligation of each Lender to make Revolving Facility Advances, the obligation of the Swing Line Lender to make Swing Line Advances and the obligation of the Issuing Lenders to Issue Letters of Credit and the obligation of each Accepting Lender to accept and discount Drafts shall automatically be terminated and (B) an amount equal to the amounts described in clauses (w), (x), (y) and (z) above shall automatically become and be due and payable, together with accrued interest thereon without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers; provided further that the foregoing shall not
                                   -------- -------
affect in any way the obligations of Lenders to purchase from the issuers thereof participations in the unreimbursed amount of any drawings under any Existing Letters of Credit as provided in Section 3.03; and provided further so
                                                            -------- -------
long as any Letter of Credit shall remain outstanding, any amounts described in clause (y) above with respect to Letters of Credit, when received by the Agent, shall be held in a cash collateral account to be established by the Borrowers with the Agent as cash collateral for the obligation of the Borrowers to reimburse the Issuing Lenders or the issuers of the Existing Letters of Credit, as the case may be, in the event of any drawing under such Letters of Credit, and so much of such funds shall at all times remain on deposit as cash collateral as aforesaid as shall equal the maximum amount available at any time for drawing under all Letters of Credit (the "Maximum Available Amount"); provided that in the event of cancellation or expiration of any Letter of Credit
- --------
or any reduction in the Maximum Available Amount, the

Agent shall apply the difference between the Maximum Available Amount immediately prior to such cancellation, expiration or reduction and the Maximum Available Amount immediately after such cancellation, expiration or reduction, first to the payment of any outstanding Obligations and second to whomsoever
- -----                                                   ------
shall be lawfully entitled to receive such funds.

     Notwithstanding anything contained in the foregoing paragraph, if at any time within 60 days after acceleration of the maturity of the Obligations, the Borrowers shall pay all arrears of interest and all payments on account of the principal which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Incipient Defaults (other than non-payment of principal of and accrued interest on the Advances and payments of amounts referred to in clause (y) above, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 10.01, then the Majority Lenders, by written notice to the Borrowers, may at their option rescind and annul the acceleration and its consequences and the Agent shall return to the Borrowers any amounts held as cash collateral in respect of amounts described in clause
(y) above; but such action shall not affect any subsequent Event of Default or Incipient Default or impair any right consequent thereon.


                                   ARTICLE IX
                         JOINT OBLIGATIONS AND MERISEL
                                PARENT GUARANTY

     SECTION 9.01.  Nature of Obligations of the Borrowers.
                    --------------------------------------

     (a)  Obligations Joint and Several.  Anything herein to the contrary
          -----------------------------
notwithstanding, each Borrower hereby agrees and acknowledges that the obligation of each Borrower for payment of the Obligations shall be joint and several with the obligations of the other Borrower hereunder regardless of which Borrower actually receives the proceeds of any Borrowing. Each Borrower hereby agrees and acknowledges that it has received substantial benefits from the loans and credit facilities made available to Merisel Parent under the Existing Credit Agreement.

     Each Borrower agrees that its joint and several obligation to pay all Obligations hereunder is irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than the indefeasible payment in full of the Obligations, and the liability of each Borrower with respect to the Obligations shall not be affected, reduced or impaired by (i) consideration of the amount of proceeds of the Advances received by any Borrower relative to the aggregate amount of the Advances, (ii) consideration of the face amount of Letters of Credit issued or Drafts accepted and discounted for the account of any Borrower relative to the aggregate face amount of all Letters of Credit issued or Drafts accepted and discounted hereunder, (iii) the dissolution or termination of or any increase, decrease or change in personnel of, the other Borrower, (iv) the insolvency or business failure of, or any assignment for the benefit of creditors by, or the commencement of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceedings by or against the other Borrower or (v) the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of the other Borrower. Each Borrower agrees that a separate action or actions may be brought and prosecuted against such Borrower whether or not action is brought against the other Borrower and whether or not the other Borrower is joined in any such action or actions. Any Borrower's payment of a portion, but not all, of the Obligations shall in no way limit, affect, modify or abridge such Borrower's liability for that portion of the Obligations which is not paid.

     Each Borrower hereby waives any right to require the Agent or any Lender, as a condition of payment or performance of the Obligations by such Borrower, to proceed against the other Borrower or any other Person, to exhaust any security held from any Borrower, or pursue any other remedy in the power of the Agent or any Lender. Each Borrower hereby waives any defense arising by reason of incapacity, lack of authority or any disability or other defense that may be available to the other Borrower and any defenses or benefits that may be derived or afforded by law which would limit the liability of or exonerate any guarantor or surety with respect to the Obligations, or which may conflict with the terms and provisions of this Agreement.

     Any indebtedness of a Borrower now or hereafter held by the other Borrower is hereby subordinated in right of payment to the Obligations, and any such indebtedness of a Borrower to the other Borrower collected or received by such other Borrower after an Event of Default has occurred and is continuing shall be held in trust for the Agent on behalf of the Lenders and shall forthwith be paid over to the Agent for the benefit of the Lenders to be credited and applied against the Obligations but without affecting, impairing or limiting in any manner the liability of such other Borrower under any other provisions of this Agreement.

     (b)  Contribution Among the Borrowers.  In order to provide for just and
          --------------------------------
equitable contribution among the Borrowers, each Borrower hereby agrees that if any Borrower shall make payments on the Obligations in an amount in excess of the net value of the benefits received by such Borrower and its Subsidiaries from extensions of credit hereunder (including receipt of the proceeds of Loans and any Letters of Credit or Drafts), it shall have a right of contribution against the other Borrower for such excess;

provided, however, that such right of contribution shall be subordinate to the
- --------  -------
Lenders' right to receive indefeasible payment in full of the Obligations. The parties hereto acknowledge that the right to contribution hereunder shall constitute an asset of the Borrower to which such contribution is owing.

     For the purposes of this Section 9.01(b), the "net value of the benefits" received by any Borrower from extensions of credit hereunder shall include benefits of funds constituting proceeds of Advances advanced by the Lenders to such Borrower or its Subsidiaries, benefits consisting of any drawings under Letters of Credit issued for the account or benefit of such Borrower or its Subsidiaries and benefits consisting of any proceeds of Drafts accepted and discounted for the account or benefit of such Borrower or its Subsidiaries.

     Nothing in this Section 9.01(b) shall impair the absolute and unconditional obligation of the Borrowers jointly and severally to pay all Obligations when the same shall become due in accordance with the terms of this Agreement.

     (c)  Financial Condition of the Borrowers.  Neither the Agent nor any
          ------------------------------------
Lender shall have any obligation to any Borrower to disclose or discuss with such Borrower the Agent's or any Lender's assessment of the financial condition of any Borrower, and each Borrower hereby waives any obligation of the Agent or any Lender to disclose any matter, fact or thing relating to the business, operations or conditions of any Borrower now or hereafter known by the Agent or any Lender. Each Borrower assumes the responsibility for being and keeping informed of the financial condition of each other Borrower and of all circumstances bearing upon the risk of nonpayment of the Obligations by any other Borrower. Neither the Agent nor any Lender shall have any obligation to any Borrower arising from the Agent's or any Lender's assessment of, or failure to assess, any Borrower's financial condition in connection with the making of any Advances or other extensions of credit hereunder.

     SECTION 9.02.  Merisel Parent Guaranty of the Borrowers' Obligations.  In
                    -----------------------------------------------------
order to induce Lenders to enter into this Agreement and to make the Advances to the Borrowers hereunder, to issue Letters of Credit for the account of the Borrowers hereunder and to accept and discount Drafts for the account of the Borrowers hereunder, Merisel Parent agrees as follows:

     (a)  Guaranty.  As consideration for the Lenders agreeing to enter into
          --------
this Agreement and extend the Revolving Facility Commitments hereunder, Merisel Parent hereby unconditionally and irrevocably guaranties, as primary obligor and not merely as a surety, the due and punctual payment when due (whether by required prepayment, declaration, demand or otherwise) (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11

U.S.C. (S)362(a)) of all Obligations of the Borrowers (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to the Borrowers would accrue on such Obligations). For purposes of this Article IX, the obligations of Merisel Parent under this Article IX are referred to as this "Merisel Parent Guaranty."
                     -----------------------

     (b)  Terms of Merisel Parent Guaranty.  Merisel Parent agrees that the
          --------------------------------
Obligations of the Borrowers may be extended or renewed, and the Advances repaid and reborrowed in whole or in part, without notice or further assent from it, and that it will remain bound upon this Merisel Parent Guaranty notwithstanding any extension, renewal or other alteration of any such Obligation or repayment and reborrowing of the Advances.

     Merisel Parent waives presentation of, demand of, payment from and protest of any Obligation of the Borrowers and also waives notice of protest for nonpayment. The obligations of Merisel Parent under this Merisel Parent Guaranty shall not be affected by, and Merisel Parent hereby waives its rights (to the extent permitted by law) in connection with:

          (i) the failure of the Agent or any Lender to assert any claim or demand or to enforce any right or remedy against the Borrowers or Merisel Parent under the provisions of this Agreement or any other agreement or otherwise,

          (ii)  any extension or renewal of any provision thereof,

          (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement or any instrument executed pursuant hereto,

          (iv) the release of any security held by the Agent or any Lender for the Obligations of the Borrowers,

          (v) the failure of the Agent, or any Lender to exercise any right or remedy against any other guarantor of the Obligations of the Borrowers,

          (vi) the Agent or any Lender taking and holding security or collateral for the payment of this Merisel Parent Guaranty, any other guaranties of the Obligations or other liabilities of the Borrowers and the Obligations guarantied hereby, and exchanging, enforcing, waiving and releasing any such security or collateral,

          (vii) the Agent or any Lender applying any such security or collateral and directing the order or manner of sale thereof as the Agent or such Lender in its discretion may determine, or

          (viii) the Agent or any Lender settling, releasing, compromising, collecting or otherwise liquidating the Obligations and any security or collateral therefor in any manner determined by the Agent or such Lender.

     Merisel Parent further agrees that this Merisel Parent Guaranty constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be had by any Lender or the Agent or any other Person to any security held for payment of the Obligations of the Borrowers or to any balance of any deposit or account or credit on the books of any Lender or the Agent or any other Person in favor of the Borrowers or any other Person.

     The obligations of Merisel Parent under this Merisel Parent Guaranty shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations, discharge of the Borrowers from the Obligations in a bankruptcy or similar proceeding or otherwise.
Without limiting the generality of the foregoing, the obligations of Merisel Parent under this Merisel Parent Guaranty shall not be discharged or impaired or otherwise affected by the failure of the Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement, any Loan Document or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations of the Borrowers, or by any other act of thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of Merisel Parent or would otherwise operate as a discharge of Merisel Parent as a matter of law or equity.

     The Agent and any Lender may, at their election, foreclose on any security held by the Agent or such Lender by one or more judicial or nonjudicial sales, or exercise any other right or remedy the Agent or any Lender may have against the Borrowers or any security without affecting or impairing in any way the liability of Merisel Parent hereunder except to the extent the Obligations have been indefeasibly paid. Merisel Parent waives any defense arising out of such election by the Agent or any Lender, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Merisel Parent against the Borrowers or any security, so long as the Agent, or such Lender act in a commercially reasonably manner.

     Merisel Parent further agrees that this Merisel Parent Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payments, or any part thereof, of principal of or interest on any Obligation of the Borrowers is rescinded or must otherwise be restored by the Agent or any Lender upon the bankruptcy or reorganization of the Borrowers or otherwise.

     Merisel Parent further agrees, in furtherance of the foregoing and not in limitation of any other right that the Agent or any Lender may have at law or in equity against Merisel Parent by virtue hereof, upon the failure of the Borrowers to pay any of its Obligations when and as the same shall become due (whether by required prepayment, declaration, demand or otherwise), Merisel Parent will forthwith pay, or cause to be paid, in cash, to the Agent an amount equal to the sum of the unpaid principal amount of such Obligations, accrued and unpaid interest on such Obligations and all other unpaid Obligations of the Borrowers to the Agent or any Lender.

     Merisel Parent hereby irrevocably waives any right of subrogation, contribution, indemnity or otherwise against the Borrowers that may arise out of or be caused by this Merisel Parent Guaranty, all rights and/or claims against the Borrowers which may arise against the Borrowers by reason of this Merisel Parent Guaranty, any right to enforce any remedy that the Agent or any Lender now has or may hereafter have against the Borrowers and any benefit of, and any right to participate in, any security now or hereafter held by the Agent or any Lender.

     Any Debt of the Borrowers now or hereafter held by Merisel Parent is hereby subordinated in right of payment to the Obligations and shall otherwise be subordinated as described in Section 7.02(b), and any such Debt of the Borrowers owed to Merisel Parent collected or received by Merisel Parent after an Event of Default has occurred and is continuing shall be held in trust for the Agent on behalf of the Lenders and shall forthwith be paid over to the Agent for the benefit of the Lenders to be credited and applied to the Obligations but without affecting, impairing or limiting in any manner the liability of Merisel Parent under any provision of this Merisel Parent Guaranty.

          This Merisel Parent Guaranty shall rank pari passu with the guarantee
                                                  ---- -----
by Merisel Parent of the Senior Notes given pursuant to the Senior Note Purchase Agreement.

     SECTION 9.03.  Certain Undertakings of Lenders Concerning Merisel Parent
                    ---------------------------------------------------------
Guaranty.  The Agent and each of the Lenders hereby agree for the benefit of the
- --------
Acquisition Banks (as defined below) that, notwithstanding any other provision of this Merisel Parent Guaranty or any other agreement or instrument evidencing any of the Obligations, neither the Agent nor any Lender shall (whether in any bankruptcy or other proceeding) make any demand or claim upon, accept, sue against or take any other action or exercise any right, remedy, power or privilege with respect to, or execute, foreclose or seek to execute or foreclose upon, (i) any assets of Merisel Parent acquired or otherwise obtained from ComputerLand (whether at or after the Computerland Acquisition) or assets of ComputerLand Acquisition Subsidiary or (ii) the assets of Merisel Parent consisting of the stock, Debt or other securities of ComputerLand Acquisition Subsidiary (the assets described in clauses (i) and (ii) being the "ComputerLand Assets") in respect of the Obligations or any other liability (including all fees, costs, indemnities, claims (whether in contract or tort) for breach of representation or warranties or any other like amounts) of Merisel Parent under or in connection with this Merisel Parent Guaranty or such other agreement or instrument unless and until the Acquisition Debt (as defined below) shall have indefeasibly been paid in full in cash or Cash Equivalents or the Acquisition Banks shall have consented in writing to such action, and Merisel Parent shall be entitled to defend against, and any Acquisition Bank shall be entitled to prevent, any such action or attempt to take any such action. If, notwithstanding the foregoing provisions, the Agent or any of the Lenders shall receive any ComputerLand Asset, then such ComputerLand Asset shall be transferred over to, or held in trust for the benefit of, the Acquisition Banks. Except as specifically provided in this Section 9.03, nothing is intended to impair the rights, remedies, powers or privileges of the Agent and Lenders under or in connection with the Merisel Parent Guaranty against Merisel Parent, and the Agent and the Lenders shall be fully entitled otherwise to demand payment, sue and take other action against Merisel Parent under or in connection with the Merisel Parent Guaranty so long as neither the Agent nor any Lender takes or seeks to take any action specifically referred to above relating to the ComputerLand Assets. For the purposes of this Section 9.03:

          "Acquisition Debt" shall mean any and all obligations of Merisel Parent, whether for principal, interest, fees, costs, indemnities or other like amounts, under or in connection with the Credit Agreement dated as of December 23, 1993 between Merisel Parent and NationsBank of Texas, N.A., as the same may be amended, modified, supplemented, extended or refinanced (so long as such refinancing is through Debt, other than Debt in connection with a "distribution" as such term is used in the Securities Act of 1933) from time to time; provided,
                                                                       --------
however, that the portion of such Acquisition Debt consisting of lent principal shall not in the aggregate exceed $65,000,000.

          "Acquisition Banks" shall mean NationsBank of Texas, N.A. and each other financial institution or institutions from time to time holding all or any portion of the Acquisition Debt.

                                   ARTICLE X
                                   THE AGENT

          SECTION 10.01.  Powers.
                          ------

          (a) Each Lender hereby irrevocably appoints and authorizes CUSA to act as Agent under this Agreement and the other Loan Documents. The Agent shall have and may exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth herein or in the applicable Loan Documents. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Obligations), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the instructions of the Majority Lenders or all the Lenders, as the case may be, and such instructions shall be binding upon all Lenders; provided, however, that the
                                                --------  -------
Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law. No Lender other than the Agent shall have the right to give any notice required or permitted under the Subordinated Note Purchase Agreement and the Agent shall at the request, or may with the consent, of the Majority Lenders deliver a "Blockage Notice" to Merisel Americas in accordance with the terms of the Subordinated Note Purchase Agreement.

          (b) The Designated Issuer shall act on behalf of the Lenders with respect to the Existing Letters of Credit and the documents associated therewith until such time and except for so long as the Agent may elect to act for the Designated Issuer with respect thereto from time to time in its discretion; provided, however, that the Designated Issuer shall
                           --------  -------
have all of the benefits and immunities (i) provided to the Agent in this
Article X with respect to any acts taken or omissions suffered by the Designated Issuer in connection with Letters of Credit Issued by it or proposed to be Issued by it and the Applications and reimbursement agreements pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article X, included the Designated Issuer with respect to such acts or omissions, and (ii) as otherwise provided in this Agreement with respect to the Designated Issuer.

          SECTION 10.02.  Agent in its Capacity as a Lender.  With respect to
                          ---------------------------------
its Revolving Facility Commitment and the Advances made by it, Drafts accepted and discounted by it, Letters of Credit Issued by the Designated Issuer on its behalf and its participation in the Existing Letters of Credit, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Agent in its capacity as a Lender hereunder. CUSA and its direct and indirect parents, subsidiaries and affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrowers, any of their respective Subsidiaries and any Person who may do business with or own securities of any Borrower or any such Subsidiary, all as if CUSA were not the Agent and without any duty to account therefor to the Lenders.

          SECTION 10.03.  Independent Credit Analysis.  Each Lender acknowledges
                          ---------------------------
and agrees that it has, independently and without reliance upon the Agent, any other Lender, or the directors, officers, agents, attorneys or employees of the Agent or of any other Lender, and instead in reliance upon information supplied to it by or on behalf of the Borrowers and upon such other documents and information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement, and that it shall independently and without reliance upon the Agent, any other Lender, or the directors, officers, agents, attorneys or employees of the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own independent credit analyses and decisions in acting or not acting hereunder or under the Loan Documents.

          SECTION 10.04.  General Immunity.  Neither the Agent nor any of its
                          ----------------
directors, officers, agents, attorneys or employees shall be liable to any Lender for any action taken or omitted to be taken by it or them hereunder or under the other Loan Documents or in connection therewith, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent (i) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made hereunder or under the other Loan Documents or any agreement or document relative thereto or for the financial condition of any Borrower or other Loan Party; (ii) shall not be responsible to any Lender for the authenticity, accuracy, completeness, value, validity, effectiveness, due execution, legality, genuineness, enforceability or sufficiency of this Agreement or any of the other Loan Documents or any other agreements or any assignments, certificates, requests, financial statements, projections, notices, schedules, opinions of counsel or any other document or notice furnished pursuant thereto; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or of any other Loan Document and shall have no duty to inspect the property (including the books and records) of any Borrower or other Loan Party;
(iv) shall incur no liability under or in respect of this Agreement or any other Loan Document or any other document or collateral by acting upon any notice (which may in the case of a Notice of Revolving Facility Borrowing, a Notice of Bid Borrowing or a request for Acceptance Borrowing be by telephone), consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it to be genuine and delivered, signed or sent by the proper party; (v) may consult with legal counsel (including counsel for any Borrower or other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts; (vi) may treat the holder of any Obligation as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such holder and in form satisfactory to the Agent; (vii) shall not be liable for the payment of a pro rata portion of fees by any Lender to any assignee pursuant to Section 4.05(a) and (viii) shall not be liable, so long as it has acted in good faith, for any neglect, error, or delay in giving any notices, or disseminating any information, which it may be required to give or disseminate hereunder.

          SECTION 10.05.  Right to Indemnity.  The Lenders agree to indemnify
                          ------------------
the Agent (to the extent not reimbursed by the Borrowers), ratably according to their Total Outstanding Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any of them, or the transactions contemplated hereby or thereby, or the enforcement of any of the terms hereof or thereof or of any other documents or any action taken or omitted or event occurring in connection therewith; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which proximately results from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand, ratably as aforesaid, for all expenses and other expenditures for which the Agent is entitled to receive, but has not received, reimbursement pursuant to Section 11.03(a) hereof.

          SECTION 10.06.  Agent's Resignation.  The Agent may resign any time as
                          -------------------
Agent under the Loan Documents by giving written notice of its intention to do so to each Lender and to the Borrowers. Upon any such notice, the Lenders shall have the right to appoint a successor Agent; provided that if such successor
                                             --------
shall not be signatory to this Agreement, such appointment shall be subject to the consent of the Borrowers, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed and shall have accepted such appointment within 20 days after the resigning

Agent gave such notice of resignation then the resigning Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent and the resigning Agent shall be discharged from its duties and obligations under this Agreement. In any case after the resigning Agent's resignation, the provisions of this Article X shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.


                                   ARTICLE XI
                                 MISCELLANEOUS

          SECTION 11.01.  Amendments, Etc.  No amendment or modification of any
                          ----------------
provision of this Agreement or the Loan Documents (other than the Letters of Credit), and no waiver of any provision of this Agreement or the Loan Documents (other than the Letters of Credit) and no consent to any departure by any of the Borrowers shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and the Borrowers, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no
                                              --------  -------
amendment, modification, waiver or consent shall, unless in writing and signed by all the Lenders (other than the Designated Bidder), do any of the following:
(a) waive any of the conditions specified in Section 5.01 or 5.02, (b) increase the Revolving Facility Commitments of the Lenders or the maximum amount of Letters of Credit or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Revolving Facility Advances or any fees or other amounts payable hereunder or under any other Loan Document, or change the ratable distribution of funds received by the Agent for account of the Lenders hereunder, (d) postpone any date fixed for payment of principal of, or interest on, the Revolving Facility Advances, the required maturity or expiration date of the Drafts or the Letters of Credit, or any fees or other amounts payable hereunder or under any other Loan Document, (e) increase the maximum length of the Interest Periods, (f) alter the obligations of the Lenders to accept and discount Drafts, to Issue Letters of Credit or to purchase participations in the Existing Letters of Credit, (g) change the definitions of Majority Lenders or any provision of this Agreement requiring the instruction or consent of the Majority Lenders for the Lenders or any of them to take any action under any Loan Document or (h) amend this Section 11.01; and provided,
                                                                    --------
further, that no amendment, modification, waiver or consent shall, unless in
- -------
writing and signed by the Agent in
addition to the Lenders required above to take such action, affect the rights or duties of the Agent under any Loan Document; provided, further, that any
                                             --------  -------
amendment, modification, termination or waiver of the principal amount of a Bid Advance or payments or prepayments by the Borrower in respect thereof, the scheduled maturity dates of a Bid Advance, the dates on which interest is payable and decreases in interest rates borne by the Bid Advances shall not be effective without the written concurrence of the Lender which has funded such Bid Advance; and provided, further, that no amendment, modification, waiver or
                 --------  -------
consent shall, unless in writing and signed by the Acquisition Banks holding the majority in principal amount of the Acquisition Debt (both such capitalized terms as defined in Section 9.03), in addition to the Lenders required above, amend Section 9.03.

          SECTION 11.02.  No Waiver; Remedies.  No failure on the part of the
                          -------------------
Lenders or the Agent to exercise, and no delay in exercising, any right under any Loan Document or any failure to require strict performance by any Borrower of any provision or term of this Agreement, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

          SECTION 11.03.  Costs and Expenses.
                          ------------------

          (a)                           The Borrowers agree to pay on demand,
(i) all reasonable out-of-pocket costs and expenses of the Agent and the Syndication Agent in connection with the negotiation, preparation and delivery of this Agreement and the other Loan Documents and the administration of this Agreement, the other Loan Documents and the Advances, the Drafts and Letters of Credit, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent, and local counsel who may be retained by said counsel, with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents, and (ii) all reasonable costs and expenses, if any (including reasonable counsel fees and expenses), of the Agent, the Syndication Agent and each Lender in connection with the enforcement of the Loan Documents and the other documents to be delivered under the Loan Documents (including, without limitation, any of the foregoing in connection with the bankruptcy of any Loan Party or the collection of any payments due from any Loan Party or with any refinancing or restructuring of the credit arrangements provided under this Agreement). In addition, the Borrowers agree to pay any and all stamp and other taxes, fees and expenses payable or determined to be payable in connection with the execution, delivery, filing and recording of the Loan Documents and the other documents to be delivered under the Loan Documents and agrees to save the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes, fees and expenses.

          (b) If any payment of principal of any Eurodollar Rate Advance or Fixed Rate Advance is made by a Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of acceleration of the maturity of the Obligations or the Notes pursuant to Section 8.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

          SECTION 11.04.  Right of Set-off.  Upon (i) the occurrence and during
                          ----------------
the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 8.01 to authorize the Agent to declare the Obligations due and payable pursuant to the provisions of Section 8.01, each Lender and the Designated Issuer is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits general or special, time or demand, provisional or final, at any time held and other indebtedness at any time owing by such Lender or the Designated Issuer, as the case may be, to or for the credit or the account of any Borrower against any and all of the Obligations owing to such Lender or the Designated Issuer, as the case may be, by that Borrower or any other Borrower, irrespective of whether or not such Lender or the Designated Issuer, as the case may be, shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender and the Designated Issuer agrees promptly to notify the Borrowers after any such set-off and application made by such Lender or the Designated Issuer, as the case may be; provided that the
                                                          --------
failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and the Designated Issuer under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender or the Designated Issuer, as the case may be, may have.

          SECTION 11.05.  Binding Effect; Governing Law.  This Agreement shall
                          -----------------------------
be binding upon and inure to the benefit of the Borrowers, the Agent, each Lender and the Designated Issuer and its successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

          SECTION 11.06.  Independence of Covenants.  All covenants hereunder
                          -------------------------
shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Incipient Default if such action is taken or condition exists.

          SECTION 11.07.  Severability.  In case any provision or obligation
                          ------------
under this Agreement or any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION 11.08.  Entire Agreement.  This Agreement with Exhibits and
                          ----------------
Schedules and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof (except to the extent that Section 4.05 incorporates certain arrangements relating to the payment of fees).

          SECTION 11.09.  Notices.  Except as otherwise provided herein, all
                          -------
notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, telegraphed, telecopied or delivered,if to a Borrower, the Agent or any Financial Institution, at its address set forth under its name on the signature pages hereof; and if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance or Designation Agreement pursuant to which it became a Lender; or as to any such Person, at such other address as shall be designated by such Person in a written notice to the other parties hereto. All such notices and other communications shall, when mailed, telegraphed, or telecopied respectively, be effective three days after deposited in the mails or when delivered to the telegraph company, telecopied, or delivered, respectively, addressed as aforesaid, except that notices and communications to the Agent pursuant to Articles II and III shall not be effective until received by the Agent.

          SECTION 11.10.  Change in Accounting Principles.  If any changes in
                          -------------------------------
accounting principles from those used in the preparation of the financial statements referred to in Section 6.01(e) hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in the method of calculation of financial covenants, standards or terms found in Articles I and VII hereof, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of any Borrower and its Subsidiaries shall be the same after such changes as if such changes had not been made.

          SECTION 11.11.  Assignments and Participations.
                          ------------------------------

          (a) Each Lender (other than the Designated Bidder) may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Facility Commitment, the Revolving Facility Advances owing to it, its participation in the Existing Letters of Credit and Swing Line Advances and any Drafts it has accepted and discounted, but excluding in the case of the Swing Line Lender its obligation to make Swing Line Advances hereunder); provided, however, that (i) each such assignment shall be of a
            --------  -------
constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make Bid Advances or Bid Advances owing to it, and in the case of the Swing Line Lender its Swing Line Commitment and any Swing Line Advances owing to it, and except as provided in clause (iii) below);
(ii) each such assignment (other than an assignment to an Affiliate of the assigning Lender) shall require the consent of the Borrowers, which consent shall not be unreasonably withheld, and of the Agent, which consent shall not be unreasonably withheld; (iii) if the assigning Lender shall have accepted Drafts that are unmatured at the time of the assignment or shall have Issued Letters of Credit that are available for drawing at the time of the assignment, the rights and obligations of such Lender with respect to such Drafts and such Letters of Credit shall not be assigned but such assigning Lender shall continue to be a party hereto with respect to such rights and obligations and the assigning Lender shall transfer to the assignee in accordance with Section 11.11(h) a participation interest therein equal to percentage referred to in clause (i) above; (iv) the amount of the Revolving Facility Commitments of the assigning Lender being assigned pursuant to each such assignment shall not be less than Five Million Dollars ($5,000,000), and (v) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $2,500 and any other documents specified therein. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender and Issuing Lender hereunder and under the Loan Documents, and (y) the assigning Lender thereunder shall, to the extent that rights and obligations under the Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of any Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto;
(iii) such assignee confirms that it has received a copy of this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter in such Assignment and Acceptance;
(iv) such assignee will, independently and without reliance upon the Agent, the Designated Issuer, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent and the Designated Issuer to take such action as agent on its behalf and to exercise such powers under this Agreement and the Loan Documents as are delegated to the Agent and the Designated Issuer by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of this Agreement, are to be performed by it as a Lender, Accepting Lender or Issuing Lender.

          (c) Upon receipt of an executed Assignment and Acceptance and the fee referred to above, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit N hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. If requested by the assigning Lender or the assignee, the Borrowers will, promptly upon receipt of such notice from the Agent, in exchange for the existing Revolving Facility Advance Note of the assigning Lender and, if applicable, the assignee, issue new Revolving Facility Advance Notes hereunder to such assigning Lender and the assignee in conformity with the requirements of Section 2.01 hereof in order to reflect their revised Revolving Facility Commitments and, if applicable, Revolving Facility Advances. Any Revolving Facility Advance

Notes received by the Agent from the assigning Lender or the assignee in exchange for such new Revolving Facility Advance Notes shall be marked "canceled by replacement" and returned to the Borrowers.

          (d) Each Lender (other than the Designated Bidders) may designate one or more banks or other entities to have a right to make Bid Advances as a Lender pursuant to Section 2.07; provided, however, that
                                                        --------  -------
(i) no such Lender shall be entitled to make more than two such designations,
(ii) each such Lender making one or more of such designations shall retain the right to make Bid Advances as a Lender pursuant to Section 2.07, (iii) each such designation shall be to a Designated Bidder and (iv) the parties to each such designation shall execute and deliver to the Agent, for its acceptance and recording in the Register, a Designation Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Designation Agreement, the designee thereunder shall be a party hereto with a right to make Bid Advances as a Lender pursuant to Section 2.07 and the obligations related thereto.

          (e) By executing and delivering a Designation Agreement, the Lender making the designation thereunder and its designee thereunder confirm and agree with each other and the other parties hereto as follows: (i) such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower or any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such designee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 6.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Designation Agreement; (iv) such designee will, independently and without reliance upon the Agent, such designating Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such designee confirms that it is a Designated Bidder; (vi) such designee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such designee agrees that it will perform in accordance with their terms all of the obligations

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

which by the terms of this Agreement are required to be performed by it as a Lender.

          (f) Upon its receipt of a Designation Agreement executed by a designating Lender and a designee representing that it is a Designated Bidder, the Agent shall, if such Designation Agreement has been completed and is substantially in the form of Exhibit O hereto, (i) accept such Designation Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Promptly after receiving any such notice the Borrowers will, if so requested by the designating Lender, issue a new Bid Note hereunder to such Designated Bidder in conformity with the requirements of Section 4.02(c) hereof.

          (g) The Agent shall maintain at its address listed on the signature pages hereto a register for the recordation of the names and addresses of each of the Lenders and other than Designated Bidders the Revolving Facility Commitment of, principal amount of the Revolving Facility Advances owing to, Letters of Credit Issued by and participation in Existing Letters of Credit of, Drafts on and amount of unmatured Drafts owing to, each such Lender (other than Designated Bidders) from time to time (the "Register").
                                                                    --------
The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for the purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (h) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Facility Commitment, the Advances owing to it, any Letters of Credit Issued by it, its participation in any Existing Letters of Credit and any Drafts it has accepted and discounted); provided, however, that
                                                       --------  -------
(i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Facility Commitment to the Borrowers and its obligation to Issue Letters of Credit, to participate in Existing Letters of Credit and to accept and discount Drafts hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and
(iv) a participant shall not be entitled to require the Lender to take or omit to take any action hereunder except action directly effecting a reduction of any of the aggregate principal amount of, the rate of interest payable on or the fees or other amounts

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

payable in connection with the types of Advances or other extensions of credit that are the subject of its participation, or postponement of the time for payment of any such amount.

          (i) No assignment or participation pursuant to this Section 11.11 shall, without the consent of the Borrowers, (i) require any Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify the Revolving Facility Advances under the blue sky laws of any state or (ii) require any Borrower to qualify to do business as a foreign corporation in any jurisdiction in which the Borrower is not so qualified.

          (j) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.11, disclose to the assignee or participant or proposed assignee or participant, any information relating to any Borrower or Merisel Parent furnished to such Lender by or on behalf of the Borrowers; provided that such
                                                           --------
potential assignee or participant has been identified by a Borrower to the Agent or that prior to any such disclosure, (i) such Lender shall notify the Borrowers of such proposed assignment or participation and identify the proposed assignee or participant, (ii) the Borrowers shall consent or no written objection shall be received from the Borrowers by such Lender within 10 days of the notification or, in the event any such objection is received, such objection is found to be unreasonable by Majority Lenders and (iii) the proposed assignee or proposed participant shall agree to preserve the confidentiality of any information relating to the Borrowers or Merisel Parent received by it from such Lender, subject to reasonable and customary industry standards and exceptions.

          (k) Notwithstanding anything else contained herein, each Lender may assign, as collateral or otherwise, any of its rights (including, without limitation, rights to payments of principal or interest) under this Agreement to any Federal Reserve Bank (or to any Affiliate of such Lender for purposes of assignment to any Federal Reserve Bank) without notice to or the consent of the Borrowers or the Agent and without any requirement that the assignee assume any obligations of such Lender hereunder.

          SECTION 11.12.  Execution in Counterparts.  This Agreement may be
                          -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 11.13.  WAIVER OF JURY TRIAL.  EACH BORROWER, MERISEL PARENT
                          --------------------
AND EACH OF THE AGENT, THE DESIGNATED ISSUER AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DRAFTS, OR ANY OTHER LOAN DOCUMENT OR THE

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

ADVANCES, THE ACCEPTANCE USAGE OR L/C LIABILITY OR THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF.

          SECTION 11.14.  Judgment.
                          --------

          (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the "Original Currency") into another currency (the "Other Currency")
               -----------------                               --------------
the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the Original Currency with the Other Currency at 11:00 A.M. (London time) on the second Business Day preceding that on which final judgment is given.

          (b) The obligation of a Borrower in respect of any sum due in the Original Currency from it to any Lender or the Agent hereunder shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase Dollars with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender or the Agent (as the case may be) in the Original Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender or the Agent (as the case may be) in the Original Currency, such Lender or the Agent (as the case may be) agrees to remit to the Borrowers such excess.

          SECTION 11.15.  Submission to Jurisdiction.  Each Borrower and Merisel
                          --------------------------
Parent hereby irrevocably submits to the jurisdiction of any California state or Federal court sitting in Los Angeles, California in any action or proceeding arising out of or relating to this Agreement or any other Loan Document as it may be amended from time to time, and each Borrower and Merisel Parent hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California state or Federal court. Each Borrower and Merisel Parent hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of any inconvenient forum to the maintenance of such action or proceeding. Each Borrower and Merisel Parent also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified on the signatures pages hereof. Each Borrower and Merisel Parent agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein shall affect

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

the right of the Agent, the Designated Issuer or any Lender to serve legal process in any other manner permitted by law or affect the right of the Agent, the Designated Issuer or any Lender to bring any action or proceeding against any Borrower or Merisel Parent or their respective property in the courts of any other jurisdiction.

          SECTION 11.16.  Indemnification.  Each Borrower and Merisel Parent
                          ---------------
agrees to pay, and on demand to indemnify and hold harmless the Agent, the Syndication Agent, each Lender and the Designated Issuer, and their respective affiliates, and each of their respective successors, assigns, directors, officers, employees, servants, attorneys and agents (collectively, the "Indemnitees") from and against any and all claims, including claims based on strict liability in tort, damages, losses, liabilities, demands, suits, penalties, judgments, causes of action and all legal proceedings, whether civil, criminal, administrative or in arbitration, whether or not such Indemnitee is a party thereto, penalties, fines and other sanctions and expenses, including, without limitation fees and disbursements of counsel, which may be imposed on incurred by or asserted against any Indemnitee:

          (a) by reason of or in connection with the execution, delivery, performance, administration or enforcement of this Agreement or any proposal, fee, or commitment letter relating thereto, or any transaction contemplated by this Agreement; or

          (b) arising under or pursuant to activities of any Borrower that violate Hazardous Materials Laws; or

          (c) arising out of or relating to the use of proceeds of the Advances, the Letters of Credit or the Drafts; provided,
                                                               --------
however, that neither any Borrower nor Merisel Parent shall be liable to any
- -------
Indemnitee for any portion of such claims, damages, liabilities and expenses that a court of competent jurisdiction shall have determined to have directly resulted from such Indemnitee's gross negligence or willful misconduct. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the immediately preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower and Merisel Parent shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

          SECTION 11.17.  Survival of Warranties and Certain Agreements.
                          ---------------------------------------------

          (a) All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Revolving Facility Advances

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

hereunder, the Issuance of the Letters of Credit and the acceptance and discounting of the Drafts.

          (b) Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrowers and Merisel Parent set forth in Sections 2.06(d), 2.06(e), 2.10, 2.11, 2.12, 3.05,
3.06, 4.03, 11.03 and 11.16 and the agreements of Lenders and the Designated Issuer set forth in Sections 4.04, 10.05 and 11.04 shall survive the payment of the Revolving Facility Advances and the Drafts, the cancellation or expiration of the Letters of Credit and the termination of this Agreement.

          SECTION 11.18.  Headings.  Section and subsection headings in this
                          --------
Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.


             [the balance of this page is intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its officers thereunto duly authorized, as of the date first above written.

          Addresses for notices, Domestic Lending Offices, Eurodollar Lending Offices and Commitment amounts are listed on Schedule V.


                         THE BORROWERS
                         -------------

                              MERISEL AMERICAS, INC.


                              By:      /s/ TIMOTHY N. JENSON
                                  _______________________________
                                    Name:      TIMOTHY N. JENSON
                                    Title: Vice President & Treasurer


                              MERISEL EUROPE, INC.


                              By:      /s/ TIMOTHY N. JENSON
                                  _______________________________
                                    Name:      TIMOTHY N. JENSON
                                    Title: Vice President & Treasurer


                         THE PARENT GUARANTOR
                         --------------------

                              MERISEL, INC.


                              By:      /s/ TIMOTHY N. JENSON
                                  _______________________________
                                    Name:      TIMOTHY N. JENSON
                                    Title: Vice President & Treasurer


                         THE AGENT
                         ---------

                              CITICORP USA, INC., as Agent


                              By:       /s/ BARBARA A. COHEN
                                  _______________________________
                                    Name:    BARBARA A. COHEN
                                    Title:    Vice President

                         THE CO-AGENT
                         ------------

                              NATIONSBANK OF TEXAS, N.A., as Co-Agent


                              By:       /s/ JANET E. SOCKWELL
                                  _______________________________
                                    Name:     JANET E. SOCKWELL
                                    Title: Assistant Vice President

                         THE DESIGNATED ISSUER
                         ---------------------

                              CITIBANK, N.A., as Designated Issuer


                              By:       /s/ EDWARD LETTIERI
                                  _______________________________
                                    Name:     EDWARD LETTIERI
                                    Title:    Vice President


                         THE LENDERS
                         -----------

                              CITICORP USA, INC.


                              By:      /s/ BARBARA A. COHEN
                                  _______________________________
                                    Name:   BARBARA A. COHEN
                                    Title:   Vice President


                              NATIONSBANK OF TEXAS, N.A.


                              By:      /s/ JANET E. SOCKWELL
                                  _______________________________
                                    Name:     JANET E. SOCKWELL
                                    Title: Assistant Vice President


                              UNION BANK


                              By:       /s/ BRET A. MARTIN
                                  _______________________________
                                    Name:    BRET A. MARTIN
                                    Title:    Vice President


                              By:      /s/ ROBERT C. PETERSEN
                                  _______________________________
                                    Name:   ROBERT C. PETERSEN
                                    Title:    Vice President


                              THE LONG-TERM CREDIT BANK OF JAPAN, LTD.,
                              LOS ANGELES AGENCY


                              By:       /s/ CURT BIREN
                                  _______________________________
                                    Name:      CURT BIREN
                                    Title:   Vice President

                              THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                              LOS ANGELES AGENCY


                              By:       /s/ KAZUTAKA KIYOTO
                                  _______________________________
                                    Name:     KAZUTAKA KIYOTO
                                    Title: Senior Vice President


                              FIRST UNION NATIONAL BANK OF NORTH
                              CAROLINA


                              By:         /s/ IAN MACLEOD
                                  _______________________________
                                    Name:   IAN MACLEOD
                                    Title: Vice President


                              THE FIRST NATIONAL BANK OF CHICAGO


                              By:        /s/ L. GENE BEUBE
                                  _______________________________
                                    Name:     L. GENE BEUBE
                                    Title: Senior Vice President


                              WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                              NEW YORK AND CAYMAN ISLANDS BRANCHES


                              By:    /s/ MICHAEL F. McWALTERS
                                  _______________________________
                                    Name:  MICHAEL F. McWALTERS
                                    Title:   Managing Director


                              By:   /s/ R.W. CHALONGS BROWNE
                                  _______________________________
                                    Name:  R.W. CHALONGS BROWNE
                                    Title:  Managing Director


                              DAIWA BANK


                              By:   /s/ WILLIAM A. TYRER
                                  _______________________________
                                    Name:  WILLIAM A. TYRER
                                    Title:  Vice President


                              By:    /s/ YVONNE K. TSO
                                   _______________________________
                                    Name:    YVONNE K. TSO
                                    Title:  Vice President